UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 28, 2012

AMERICAN CORDILLERA MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50738	91-1959986
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

1314 South Grand Blvd., Suite 2

Spokane, Washington 99202

(Address of principal executive offices)

509-744-8590

(Registrant's telephone number, including area code)

Copy of all Communications to:

Michael R. Espey, Esq.

318 18th Avenue East

Seattle, Washington 98112

(206) 329-8072

Frank H. Blair

1314 Grand Blvd., Suite 2

Spokane, Washington

(509) 744-8590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

SPECIAL NOTE REGARDING

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements which reflect the views of American Cordillera Mining Corporation and the members of its management team with respect to future events and financial performance.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements.  From time to time, our management or persons acting on our behalf may make forward-looking statements to inform existing and potential security holders about our company.  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “expects”, “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may,” “targets” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.  We undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect us and to take advantage of the “safe harbor” protection for forward-looking statements that applicable federal securities law affords.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following:  general economic or industry conditions, nationally and/or in the communities in which we conduct business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services, and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.  Accordingly, results actually achieved may differ materially from expected results in these statements.  Forward-looking statements speak only as of the date they are made.  You should consider carefully the statements in the section below entitled “Risk Factors” and other sections of this report, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.  We do not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.  If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” and “AMCOR” refer to American Cordillera Mining Corporation

FORM 10 DISCLOSURES

As disclosed elsewhere in this report, on December 28, 2012, we acquired certain assets of Northern Adventures, LLC (“NALLC”) and Northern Adventures, Inc. (“NAI”) for exchange of debts and restricted common stock.  Item 2.01(f) of Form 8-K states that: if the registrant was a shell company, as we were immediately before the asset acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing the information that would be included and required in a Form 10 filing beginning on page 10, if we were to file a Form 10.  Please note that the information provided relates to the combined enterprises after the acquisition of certain NAI assets and forgiving loans made to NALLC, except that information relating to periods prior to the date of the Asset Purchase, unless otherwise specifically indicated.

ITEMS TO BE INCLUDED IN THIS FORM 8-K REPORT

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	5

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS	5

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES	7

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT	8

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.	8

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.	8

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS	8

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.	9

FORM 10	GENERAL DESCRIPTION OF BUSINESS	10
	ACQUISITION OF ASSETS	14
	RISK FACTORS	30
	FINANCIAL INFORMATION	42
	PROPERTIES	42
	MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	43
	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	50
	DIRECTORS AND EXECUTIVE OFFICERS	51
	EXECUTIVE COMPENSATION	54
	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	55
	LEGAL PROCEEDINGS	57
	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	57
	RECENT SALES OF UNREGISTERED SECURITIES	59
	DESCRIPTION OF REGISTRANT’S SECURITIES	61
	INDEMNIFICATION OF DIRECTORS AND OFFICERS	61
	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA	62
	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	62

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS	62

	SIGNATURES	88

ITEM 1.01 -ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosures set forth under Item 2.01 hereof are hereby incorporated by reference in this Items1.01

On December 31, 2012, AMCOR issued a promissory note to an existing shareholder of the company in the amount of $10,000. The promissory note bears interest at 8% with a maturity date in 30 days.

ITEM 2.01 -COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Description of Assets Acquired by American Cordillera Mining Corporation

American Cordillera Mining Corporation (“AMCOR”) is an exploration and development stage Nevada corporation formed on July 23, 1996.  Partial implementation of AMCOR’s objectives to obtain high-quality mineral exploration properties was initiated through the execution of an Option to Purchase Mineral Assets dated July 3, 2012 and the exercise of the option on December 28, 2012 and the execution of a Asset Purchase Agreement on December 28, 2012, by and among AMCOR, AMCOR Exploration, Inc. (a wholly owned subsidiary of AMCOR), Northern Adventures, Inc. (“NAI”), and Northern Adventures, LLC (“NALLC”).  In consideration for the acquisition of the mining assets, AMCOR exchanged debt owed by NALLC in the amount of $382,500 and accrued interest in the amount of $30,564 through November 30, 2012, and the issuance of 71,500,000 shares of AMCOR restricted common stock to NAI, which will be broken down and subsequently transferred to its shareholders.  Pursuant to the execution of the Asset Purchase Agreement on December 28, 2012, we acquired certain mineral assets made up of the following nine projects which will be owned outright by our company or controlled pursuant to mineral lease agreements or options to acquire leases: 1) an agreement to explore and acquire the Bayhorse silver mine consisting of 3 patented and 21 unpatented claims located in Baker County, Oregon; 2) a lease agreement pertaining to 37 unpatented mining claims located on Quartz Creek, in Mineral County, Montana; 3) a lease agreement pertaining to 58 unpatented mining claims located Trout Creek, in Mineral County, Montana; 4) a lease agreement pertaining to 18 unpatented mining claims referred to as the Vienna prospect locate in Shoshone County, Idaho; 5) a lease agreement pertaining to the Monitor-Richmond and Copper Age mines consisting of a total of 20 unpatented mining claims located in Shoshone County, Idaho; 6) the option to acquire ten leases granted by the State of Washington covering 4,664 acres of state mineral leases and 27 unpatented mining claims known as the Torada Creek Project in the Bodie Mining District in Okanogan County, Washington; 7) acquisition agreements pertaining to 15 unpatented mining claims located in Stevens County, Washington referred to as the Box Group; 8) acquisition agreements pertaining to 15 unpatented mining claims located in Stevens County, Washington referred to as the McKinley-McNally Property; and 9) directly owned all right, title, and claim to 26 unpatented claims commonly known as the North Moccasin Project or Plum Claims located in Fergus County, Montana.  In addition to these nine properties, we also seek to find, develop, produce and sell other precious metal and mine assets.

125°0'0"W
120°0'0"W
115°0'0"W
110°0'0"W
45°0'0"N
Bodie Project
McKinley & Box Properties
Phil Sheridan Mine
Copper Age Mine
Monitor & Richmond Mines
Vienna Mine
Trout Creek
Quartz Creek
North Mocassin Property
Bayhorse Mine
1
2
3
4
5
6
SEATTLE
SPOKANE
PORTLAND
MISSOULA
GREAT FALLS
Washington
Montana
Oregon
Idaho
California
15
90
82
5
84
MINING DISTRICT or PROVINCE:
1. Toroda Creek & Republic - gold-silver
2. Kootenay Arc - silver-copper-lead-zinc
3. Coeur d'Alene - silver-lead-zinc-gold
4. Quartz Creek - gold, placer gold
5. Conner Creek - silver-lead-zinc
6. Montana Alkalic Province - gold-silver
0 55 110 220 Kilometers
0 40 80 160 Miles

4 Mining District or Province Boundary

Bodie Property Holding

AMERICAN CORDILLERA MINING CORPORATION
Holdings - Mines and Prospects
December 2012

All right, title and interest to the following 83 claims were transferred to American Cordillera Mining Corporation on December 28, 2012.

PROJECT NAME	NUMBER OF UNPATENTED MINING CLAIMS	COUNTY	STATE

Torada Creek/Bodie	27 unpatented claims	Okanogan	WA
Box Canyon	15 unpatented claims	Stevens	WA
McKinley-McNalley	15 unpatented claims	Stevens	WA
North Moccasin	26 unpatented claims	Fergus	MT

Leases on the following properties, consisting of 154 unpatented claims and three patented claims, were transferred to American Cordillera Mining Corporation on December 28, 2012.

PROJECT NAME	NUMBER AND TYPE OF MINING CLAIMS	COUNTY	STATE

Bayhorse Silver	21 unpatented and 3 patented claims	Baker	OR
Quartz Creek	20 unpatented claim 9 unpatented 8 unpatented	Mineral	MT
Trout Creek	10 unpatented 48 unpatented	Mineral	MT
Vienna	18 unpatented	Shoshone	ID
Monitor-Richmond- Copper Age	20 unpatented	Shoshone	ID

As of the date of this Current Report, our only assets are the ownership of 83 unpatented mining claims and the rights available to 154 unpatented and three patented mining claims under certain mineral lease agreements.  Furthermore, we neither possess or own any mining or exploration equipment and have no employees and insufficient numbers of private contractor personnel necessary to actually conduct exploration and/or mine for or minerals, we therefore remain substantially dependent on third party contractors to perform such operations.  As of the date of this Current Report, we do not claim to have any mineral reserves at any of the nine properties.  No exploration activities will be conducted on any of the nine properties until such time as funds become available.

With regard to our acquisition of certain assets of the mining claims from NAI pursuant to the Asset Purchase Agreement, the acquisition was accounted for as a recapitalization effected by the issuance of restricted common stock pursuant to an Asset Purchase Agreement.  The assets acquired have been brought forward based on their historical cost basis and no goodwill has been recognized.

For more information, see Item 1.01 - Entry Into a Material Definitive Agreement, Item 3.02 – Issuance and Sales of Unregistered Sales of Equity Securities, and Item 5.01 - Changes in Control of Registrant in the Business section under “Acquisition of Assets”, which are incorporated herein by reference.

ITEM 3.02 - ISSUANCE AND SALES OF UNREGISTERED SALES OF EQUITY SECURITIES

On December 28, 2012, AMCOR issued a total of 10,603,332 shares of restricted common stock in exchange for the conversion of debt in the amount of $486,000 and accrued interest in the amount of $44,167 as of November 30, 2012, to sixteen promissory note holders who agreed to the conversion of their notes to take place before December 31, 2012.  This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act, as amended.  The purchasers of the shares were provided with copies of our Form 10-K for the year ending December 31, 2011 and filed on March 30, 2012, our Form 10-Q for the quarter ended March 31, 2012, our Form 10-Q for the quarter ended June 30, 2012, and our Form 10-Q for the quarter ended September 30, 2012.  We reasonably believe that the recipients, immediately prior to issuing the shares in exchange of loans made to us, had knowledge and experience in financial and business matters and were sophisticated and capable of evaluating the merits and risks of the investment.  The recipients had the opportunity to speak with our officers and directors prior to their investment decisions.

After the closing of the Asset Purchase Agreement on December 28, 2012 which involved, in part, the exchange of debt in the amount of $382,500 and accrued interest in the amount of $30,564 through November 30, 2012, which was applied as partial consideration for the purchase of the mining asset.  In addition, we issued 71,500,000 shares of our common stock to NAI, which will be broken down and subsequently transferred to the shareholders of NAI at their discretion.  Please see Item 1.01 - Entry into a Material Agreement above, which is incorporated herein by reference.  The shareholders of NAI will hold in aggregate approximately 80.5% of the outstanding shares of common stock of AMCOR after the issuance of 10,603,332 shares to 16 promissory note holders who converted notes in the aggregate principal amount of $486,000 of loans and accrued interest in the amount of $44,167 into restricted common stock at $0.05 per share.  The pre-acquisition stockholders of AMCOR, who held 6,701,111 shares of common stock, experienced very substantial dilution as a result of the issuance of the shares by us to NAI, and became minority shareholders in AMCOR.

ITEM 5.01 - CHANGE IN CONROL OF REGISTRANT

After the closing of the Asset Purchase Agreement on December 28, 2012 which involved the issuance of 71,500,000 shares of AMCOR restricted common stock to Northern Adventures, Inc., which will be broken down and subsequently transferred to its shareholders at their discretion.  Please see Item 1.01 - Entry into a Material Agreement above, which is incorporated herein by reference.  NAI and its beneficial shareholders will hold in aggregate approximately 80.5% of the total outstanding 88,804,443 shares of common stock after the issuance of an aggregate of 10,603,332 shares to 16 AMCOR promissory note holders pursuant to the conversion of promissory note of debt as of November 30, 2012, for shares on December 28, 2012.  The existing stockholders of AMCOR, who held 6,701,111 shares of common stock, experienced very substantial dilution as a result of the issuance of the shares by AMCOR to convert certain debts to stock and the issuance of shares of stock to NAI in exchange for certain mining assets.  The existing shareholders, as a result of these two transactions became minority shareholders in AMCOR.  After the closing of the transaction, based on an understanding between all parties, the current two directors of AMCOR appointed the six nominees designated by Northern Adventures, Inc. as members of the Board of Directors of AMCOR on December 28, 2012.  The two pre-closing directors of AMCOR resigned their positions as members of the AMCOR Board of Directors and officers of AMCOR, and they have appointed new directors as described below in Section 5.02.

See Item 5.02 - Departure of Directors or Principal Officer; Election of Directors; Appointment of principal Officer below, which is incorporated herein by reference.

ITEM 5.02- DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On December 28, 2012, after the closing of the Asset Purchase Agreement transaction with Northern Adventures, LLC and Northern Adventures, Inc. and based on an understanding between AMCOR and NALLC with regard to that transaction, our Board of Directors elected the following six persons who were nominees designated by NAI as members of the Board of Directors of AMCOR on December 28, 2012: Frank H. Blair, Dwight Weigelt CPA, Gerald Frankovich, Manuel Graiwer, Louis Cornacchia Sr. and David Boleneus.  The biographical information concerning these elected directors is included below in this report on Form 8-K under the Directors and Executive Officers section.

On December 28, 2012, the new Board of Directors appointed the following Executive Officers:  Frank H. Blair, President and Chief Executive Officer; Gerald Frankovich, Vice President; Dwight Weigelt, Chief Financial Officer, Secretary/Treasurer.  The biographical information concerning these board appointed Executive Officers are included in this report on Form 8-K under the Directors and Executive Officers section.

ITEM 5.03 - AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL ACCOUNTING YEAR

On December 17, 2012, AMCOR, formerly APD Antiquities, Inc., filed a Certificate of Amendment with the Secretary of State of Nevada pursuant to which its Articles of Incorporation were amended to change the name of the Corporation from APD Antiquities, Inc. to “American Cordillera Mining Corporation”, effective December 28, 2012.

ITEM 5.06 - CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosures set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.  As a result of the acquisition of certain mineral assets from Northern Adventures, Inc. pursuant to the Asset Purchase Agreement entered into on December 28, 2012, we are no longer considered a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), as American Cordillera Mining Corporation now has significant non-cash assets.  See Item 2.01 – Completion of Acquisition or Disposition of Assets, above, which is incorporated herein by reference.

ITEM 5.07 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 17, 2011, as disclosed in our Definitive 14-C Information Statement filed on November 29, 2011, stockholders holding an aggregate of 2,425,869 shares out of 4,431,111 of our common stock, constituting 54.7% of our issued and outstanding common stock, the sole class of our voting securities, adopted and approved by written consent in lieu of a meeting an amendment to our Articles of Incorporation to change our name to “American Cordillera Mining Corporation”, increase the number of authorized shares of $.001 par value common stock from 70,000,000 to 200,000,000, increase the number of authorized shares of $.001 par value preferred stock from 5,000,000 to 10,000,000 and to undertake a 20 to 1 reverse split of the common stock.  The authorized reverse split was not implemented by the Board of Directors.

On June 30, 2012, as disclosed in our Definitive 14-C Information Statement filed on November 5, 2012, stockholders holding an aggregate of 3,766,369 shares out of 6,151,111 of our common stock, constituting 61.23% of our issued and outstanding our common stock, the sole class of our voting securities, adopted and approved by written consent in lieu of a meeting authorizing the execution of an option to purchase certain mining assets from Northern Adventures, Inc. and Northern Adventures LLC, and authorizing the exercise of the option to purchase the mining assets through the signing of an Asset Purchase Agreement pursuant to which AMCOR would issue the number of shares of common stock of AMCOR to provide Northern Adventures, Inc., on a post acquisition basis, with an ownership position equal to 80.5% of its outstanding shares of common stock as of the date of exercise of the option and AMCOR would accept the transfer of all mineral properties, leases, and claims held by Northern Adventures, Inc. in exchange for payment on loans made, in the aggregate principal amount of $322,500 and accrued interest in the amount of $18,414 as of June 30, 2012.  Since June 30, 2012, we have made additional loans in the aggregate principal amount of $60,000 to Northern Adventures LLC, for total loans in the aggregate principal amount of $382,500.  All of these loans bear an interest rate of 8% per annum and have a maturity date of December 31, 2012.

We are providing the following information in connection with a change in control of our company.

FORM 10 INFORMATION

GENERAL DESCRIPTION OF BUSINESS

Business Overview.

American Cordillera Mining Corporation or AMCOR, was incorporated on July 23, 1996 under the laws of the State of Nevada for the purpose of acquiring, importing, marketing, and selling valuable antiquity and art items of Asian origin.

Since our inception to September 30, 2012, we have only generated minimal revenue from our distribution and sales business, while incurring a loss of approximately $435,851 since inception.  Because we were unable to develop our Asian art and antiquities business into a financially viable business, the Board of Directors decided to redirect our business and to acquire mineral properties, leases on mineral properties and mining claims from Northern Adventures, Inc., a private Nevada corporation.

On May 7, 2011, we formed APD Metals, Inc., a wholly owned subsidiary corporation in the State of Nevada.  On May 7, 2012, the Articles of Incorporation of the subsidiary corporation were amended in the State of Nevada and the corporate name of APD Metals, Inc. was changed to AMCOR Exploration, Inc with the intent of evaluating the feasibility of acquiring mining properties, abandon mines and entering into mineral lease agreements pertaining to mining properties located in the Western United States and evaluating the feasibility of diversifying into the mineral exploration business, which is now our current business strategy.  On December 28, 2012, the Articles of Incorporation in the State of Nevada was amended and the name of the corporation was changed from APD Antiquities, Inc. to American Cordillera Mining Corporation.  We maintain our corporate office in Spokane, Washington.  Our fiscal year end is currently December 31.

AMCOR intends to conduct exploration for gold, silver and base metal deposits and mineral targets in; 1) the Coeur d’Alene Mining District of northern Idaho; 2) in the Quartz Creek Mining District of western Montana; 3) in the Connor Creek Mining District of eastern Oregon; 4) in the Kootenai ARC district in Idaho; 5) the Judith-Moccasin Mining District in central Montana; and 6) the Torada Creek, Bodie and Republic Mining Districts in northern Washington.  Our strategy is to explore for gold, silver and base metal deposits primarily in the Coeur d’Alene Mining District, a world class mining district and other known districts, by forming joint ventures with other companies who will potentially earn their interest in the property by contributing cash.  Revival of operations in old districts can be easily justified on the basis of increases in prices of metals in the last decade.

Several important corporate priorities set by AMCOR management are expressed by the choice of these abandon mines, exploration projects, and prospects.  There are certain priorities that may contribute to the strategic advantages to AMCOR’s operations, as well as advantages in efficiencies, economy, and cost savings.  These priorities are: (1) the properties be valuable for gold or silver for the purpose of leveraging future returns from the current prices of these metals; additional metal values also known to be present in several of these properties would represent added value; (2) emphasize work in select mining districts in order to leverage operational experiences, similar geology and knowledge bases peculiar within a district; (3) assemble operations within hauling distance to operating custom mills in view of establishing future toll milling agreements; and (4) operate in areas within reasonable commute distance to AMCOR’s base of operations.  Tables 1 and 1A below summarize these operational and knowledge advantages.  The emphasis for locating of projects in known mining districts is important because other mining prospects within the same districts are also available from time to time for evaluation and/or acquisition.

Table  – Characteristics of and operational or knowledge advantages listed for our properties

Name	Mining District	Gold	Silver	Copper-Lead-Zinc	Number of Targets	Type Mine	Custom Mill Nearby
Quartz Creek	Quartz Cr.	√			9 to 13	SU, placer	√
Bodie	Republic	√	√		3	SU, UG	√
Monitor-Richmond-CopperAge	Cd’A.	√	√	√	1	UG	√
Vienna	Cd’A.		√	√	1	UG	√
Bayhorse	Connor Creek		√	√	1+	SU, UG	√
Golden Plum North Moccasin	Judith	√	√	√	3	UG	√
McKinley				√	1	UG	√
Box & McNally		√	√		1	UG	√

SU-surface   UG-underground

Table 1A

Name	Past Producer	Resource Known	Proximity to other Mines	AMCOR Management Past Experience	Large Database Available	Private landholdings available	Pre-1955 unpatented mining claims
Quartz Creek	√		√	√	√		√
Trout Creek	√		√	√	√		√
Bodie	√	√	√	√	√	√
Monitor-Richmond	√	√	√	√	√		√
Vienna	√	√	√	√	√		√
Bayhorse	√	√		√	√	√	√
Golden Plum North Moccasin	√	√	√	√	√		√
McKinley	√	√		√
Box & McNally	√			√	√	√

After the closing of the Asset Purchase Agreement on December 28, 2012 which involved, in part, the exchange of debt in the amount of $382,500 and accrued interest in the amount of $30,564 through November 30, 2012, which was applied as partial consideration for the purchase of the mining assets and the issuance of (71,500,000) shares of our common stock to NAI, which will be broken down and subsequently transferred to the shareholders of NAI at their discretion.  Please see Item 1.01 - Entry into a Material Agreement above, which is incorporated herein by reference.  The shareholders of NAI will hold in aggregate approximately 80.5% of the outstanding shares of common stock of AMCOR after the issuance of 10,603,332 shares to 16 investors in AMCOR who converted a total of $486,000 of loans and accrued interest in the amount of $44,167 into restricted common stock at $0.05 per share.  The pre-acquisition stockholders of AMCOR, who held 6,701,111 shares of common stock, experienced very substantial dilution as a result of the issuance of the shares by us to NAI, and became minority shareholders in AMCOR owning approximately 7.55% of the outstanding shares.  After the closing of the transaction, based on an understanding between all parties, the current directors of AMCOR appointed six nominees designated by NAI as members of the Board of Directors of AMCOR on December 28, 2012.  Both of the current directors of AMCOR resigned after the appointment of six new directors.

On December 28, 2012, after the closing of the Asset Purchase Agreement transaction with NAI and NALLC, our two directors Cindy K. Swank and Timothy Kuh resigned and elected the following six persons, who were nominees of NAI, as members of the Board of Directors of AMCOR: Frank H. Blair CPG, Gerald Frankovich, Dwight Weigelt, CPA, Manuel Graiwer, Esq, David E. Boleneus GIS, MBA, MS,, and Louis Cornacchia.  The biographical information concerning these elected directors is included in Item 5.02 under Directors and Executive Officers above.  On December 28, 2012, the expanded Board of Directors appointed the following Executive Officers: Frank Blair, President, Chief Executive Officer and Director; Dwight Weigelt CPA, Chief Financial Officer, Secretary/Treasurer; and Gerald Frankovich, Vice President.  The biographical information concerning these appointed Executive Officers are included in this report on Form 8-K in the Directors and Executive Officers section below.

Our Business

Currently, our focus is on the states of Montana, Idaho, Washington and Oregon and more specifically, the North Moccasin Property, located in central Montana, Fergus County, in the Judith Mountain mining district and the Bodie-Wauconda-Torada Mining District of Okanogan County, Washington.  At this point, we are considered an exploration or exploratory stage company because we are involved in the examination, investigation and acquisition of land that we believe may contain valuable minerals, for the purpose of discovering the presence of possible commercial minerals and their extent.  The primary focus of our exploration activities will be for gold and silver.

The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable minerals. Exploration for minerals is a speculative venture involving substantial risk. The probability of a mineral property ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims may not contain any reserves.  If we are unable to find reserves of valuable minerals on any of our nine properties or if we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we will cease operations relating to our properties and we will attempt to seek out and acquire alternate mining properties.  In the event that we cease operations relating to our properties, any funds received by us will be used to pay our working capital expenses.

Because we are an exploration stage company, there is no assurance that commercially viable mineral deposits exist on any of the nine the properties that are owned or leased by us.  A substantial amount of additional exploration will be required before a final evaluation is made as to the economic viability of our mineral properties. To date, we have no known reserves of any type of mineral on any of our nine properties and as of this date, we have not discovered economically viable mineral deposits on any of our nine properties and there is no assurance that we will discover such commercially viable deposits.

If we decide to stop further exploration on any of our nine properties, we may seek to acquire other natural resource exploration oriented properties.  Any such acquisition(s) will involve due diligence costs in addition to the acquisition costs. We will also have an ongoing obligation to maintain our periodic filings with the appropriate regulatory authorities, which will involve legal and accounting costs. In the event that our available capital is insufficient to acquire an alternative resource property and sustain minimum operations, we will need to secure additional funding or else we will be compelled to discontinue our business. We are presently in the exploration stage of our business and have not commenced planned principal operations. We can provide no assurance that we will discover commercially exploitable levels of mineral resources on any of our nine Properties, or if such deposits are discovered, that we will enter into further substantial exploration programs.

If commercially marketable quantities of valuable mineral deposits exist on one or more of our Properties and sufficient funds are available, we will evaluate the technical and financial risks of mineral extraction, including an evaluation of the economically recoverable portion of the deposits, market rates for the minerals, engineering concerns, infrastructure costs, finance and equity requirements, safety concerns, regulatory requirements, environmental concerns and an analysis of the deposit from initial excavation all the way through to reclamation.  After we conduct this analysis and determine that a given mineral deposit is worth recovering, of which there is no assurance, we will begin the development process. Development will require us to obtain a processing plant and other necessary equipment including equipment to extract, transport and store the minerals.

Since our inception through September 30, 2012, we have had nominal revenue and have incurred a net loss of $435,851.  We do not anticipate earning revenues until such time, if ever, as we enter into commercial production of one of our mining properties.  For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.  Our ability to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein, secure additional outside capital and eventually attain profitable operations.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our restricted Common Stock. However, there is no assurance that we will be able to raise sufficient funding from the sale of our restricted Common Stock.  The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated.  We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we will cease or suspend operations.  We have no plans, arrangements or contingencies in place in the event that we cease operations.

We will focus our future business on evolving into a growth-orientated, newly reorganized, early stage, and independent mineral and precious metal exploration company engaged in the acquisition, exploration, exploitation and development of mineral and precious metal properties; focusing our activities in the western United States.  Through the recent acquisitions from NAI, AMCOR owns all, right, title and interest in 83 unpatented mining claims which make up four properties; 2) has the option to acquire certain mineral leases from the state of Washington covering 4,664 acres and 27 unpatented mining claims in Okanogan County; and 3) all right, title and interest in five existing mineral leases.

Our material financial obligations for the future will include our public reporting expenses, transfer agent fees, bank fees, lease payments due on mineral properties and other recurring fees, combined with any additional operating expense related to our new business.

During the next twelve months we plan to begin to engage in possible joint ventures and attempt to as well as seek financing opportunities to commence a growth plan that will include the acquisition of additional mineral exploration properties as well as the possibility of selling additional equity in the form of common stock.

To accelerate the development program we will attempt to engage in other joint venture programs that will take responsibility, both financially and in labor, of the capital costs of early exploration.  This economic strategy may allow us to utilize our own financial assets toward the exploration on our own properties and mineral leases.

Our future financial results will depend primarily on: (i) the ability to discover commercial quantities of precious or base metal on properties which we own or lease: (ii) the ability to continue to source and screen potential projects; (iii) the market price for precious metals; and (iv) the ability to fully implement our exploration and development programs on our nine properties, which is dependent on the availability of capital resources. There can be no assurance that we will be successful in any of these respects or that the prices of metals will be at a level allowing for profitable production, in the event we are able to define a commercial ore body, of which there is no assurance.

Operations.

We plan to structure our operations in such a way as to keep our capital expenditures and administrative expenses to a minimum.  Overhead and staff will be kept to a minimum and the majority of operational duties will be outsourced to consultants and independent contractors.  We currently have no employees, but we expect to eventually hire three to five employees, commensurate with the development of our business and the availability of additional capital from the future sale of common stock, of which there is no assurance.  We believe that most operational responsibilities can be handled by the officers and directors, and through the working partnership of other consultants.  Two of our officers may draw salaries in the future, Frank H. Blair, our President and CEO, and

Dwight Weigelt, CPA, our Secretary, Treasurer and Chief Financial Officer.  Our other officers and directors may be retained on an as needed basis and will be paid an hourly rate of to be determined by the Board and reimbursed any out of pocket expenses.

ACQUISITION OF ASSETS

Asset Purchase Agreement.

On December 28, 2012, AMCOR, AMCOR Exploration, Inc. a wholly owned subsidiary of American Cordillera Mining Corporation, Northern Adventures, LLC, and Northern Adventures, Inc. entered into an Asset Purchase Agreement to assign all right, title, and interest of specific NAI owned assets to AMCOR Exploration, with NAI shareholders, on a post acquisition basis, will hold a controlling 80.5% interest in American Cordillera Mining Corporation  The Asset Purchase Agreement was executed on December 28, 2012 by issuing restricted common stock as consideration to Northern Adventures, Inc. and the exchange of certain promissory notes from Northern Adventures LLC detailed in the Asset Purchase Agreement.  Under the terms of the Asset Purchase Agreement, AMCOR exchanged loans to NALLC in the amount of $382,500 including additional accrued interest and issued NAI 71,500,000 shares of restricted common stock as a total consideration for the assets acquired.  With the issuance of the 71,500,000 shares to NAI, they own the controlling interest in American Cordillera Mining Corporation  NAI intends to distribute the 71,500,000 shares to its shareholders of record as of the date the shares are issued to NAI.

The Asset Purchase Agreement related to the acquisition of:  1) all right, title and interest in five existing mineral leases consisting of 154 unpatented claims and 3 patented claims; 2) ownership of 83 unpatented mining claims; and 3) the transfer of all right, title and interest to an Option to Purchase ten certain mineral leases granted by the State of Washington covering 4,664 acres of land and 27 unpatented mining claims.  On December 6, 2012, the Option to Purchase ten certain prospecting leases and future leases from the State of Washington and the 27 unpatented claims was amended between all the parties to the Agreement.  The Amendment speaks to the possibility of a large company entering into an agreement with HydroImaging, Inc., the owner of the prospecting rights and future leases; and the claims, in which case AMCOR would still exercise the existing option pursuant to the same terms and conditions, the only material difference being that it would then acquire all right, title and interest in the agreement between HydroImaging and the unrelated third party company, as compared to acquiring the prospecting rights and future leases directly.  In the event agreement was not consummated, then the Option agreement would return to its original status.  HydroImaging, Inc. is owned by David Boleneus, one of our directors.  Securities issued to Northern Adventures, Inc. are “restricted securities” which cannot be immediately publicly traded.

Change of Control of American Cordillera Mining Corporation

After the closing of the Asset Purchase Agreement on December 28, 2012 which involved, in part, the issuance of 71,500,000 shares of restricted AMCOR common stock to NAI, which will be broken down and subsequently transferred to the shareholders of NAI at their discretion.  NAI holds in aggregate approximately 80.5% of the outstanding shares of common stock of AMCOR after the issuance of 10,603,332 shares to investors who converted debt and interest to shares of restricted common stock at $0.05 per share.  The pre-equity conversion stockholders of AMCOR, who held 6,701,111 shares of common stock, experienced very substantial dilution as a result of the issuance of the shares by AMCOR to convert outstanding debt to NAI and became minority shareholders in AMCOR.  After the closing of the transaction, based on an understanding between all parties, the current directors of AMCOR appointed six nominees designated by NAI as members of the Board of Directors of AMCOR on December 28, 2012.  There was authorization received from the AMCOR stockholders on June 30, 2012, for the amendment of the Articles of Incorporation of AMCOR pursuant to a written consent of 13 shareholders controlling 54.7% of the issued and outstanding common stock, by which AMCOR received approval to change its corporate name from APD Antiquities, Inc. to American Cordillera Mining Corporation to reflect its new business focus, which name change occurred on December 28, 2012

General Description of Properties and Mineral Leases Acquired.

Monitor - Richmond – Copper Age Mines

History and Previous Exploration/Development Efforts

The Monitor-Richmond-Copper Age Mines are adjacent properties and are all past producers of copper with minor amounts of gold and silver.  These 20 unpatented lode mining claims cover nearly 400 acres and are located along the eastern edge of the Coeur d’Alene Mining District which has produced over 1.1 billion ounces of silver, 8.5 million tons of zinc and substantial amounts of lead, copper and gold. (Brian G. White, Mining Engineering July-Dec. Vol. 50, August 1998) The Monitor was discovered in 1891 and mined until a fire in 1910 destroyed the above ground facilities of all three mines.  The Monitor claims lay dormant until 1940 when they were purchased by Day Mines in a tax sale.  Hecla Mining Company acquired Day Mines in the 1980’s and traded the patented claims for federal land around their Lucky Friday Mine.  The claim patents were then vacated and the area reverted to public domain.  Subsequently the present owner Northern Adventures LLC located 20 unpatented mining claims and leased them to NAI, who subsequently assigned its interest to AMCOR.

Geology

The Monitor-Richmond-Copper Age Mines have been developed within a complex system of mineralized veins and intrusives within the favorable Precambrian Belt Super group Wallace and St. Regis Formations.  This development includes a 700 foot shaft and 5 drifts running east and west along the vein at 100 feet intervals.  Over 700 feet of drifting was accomplished on four levels where the vein ranged from 10 feet to 15 feet.  The crosscut to the vein on the 700 level did not intersect the hanging wall of the vein and this indicates a potentially greater vein width than reported in the upper levels.  This widening of the vein is typical of the other vein systems in the Coeur d’Alene district.

Ore mined and milled from the various levels between 1881 and 1910 produced 1,500 tons of concentrate containing 15% copper and 0.247 oz/ton gold and sold to the Tacoma Smelter.  Recent geochemical analysis surveys on the Monitor Mine property found elevated levels of cobalt and nickel.  The Monitor vein has only been preliminarily tested by the early mining efforts.  The vein outcrop can be traced for approximately 2,000 feet on the surface.  Drifts at 100 foot intervals to 400 feet level of the 700 foot shaft produced ore from only 110 feet to 300 feet along the drifts.  In 1920’s a 5,000 foot crosscut was driven to intersect the Monitor vein at the 1700 foot level.  Based upon the ore produced prior to 1910, the areas mined to produce that ore, doubling at depth at the 1920 crosscut elevation and when compared to the geological features of other mines in the Coeur d’Alene District there exists a possibility of commercial mineralization.  The Monitor vein is along the Placer Creek Fault, a regional structure that contains the Coeur, Galena and Caladay mines.  These mines are currently operating approximately four miles west of the Monitor along the same regional structure.

On October 12, 2012, Northern Adventures, Inc. (“NAI”), as the Lessee of 20 unpatented mining claims located in Shoshone, County and commonly referred to as the Monitor property, entered into an initial agreement with Archean Star Resources, Inc. (“ASR”) a Canadian mineral exploration company. On July 3, 2012, NAI granted an option to APD Antiquities, Inc. to acquire certain mining assets, which included the lease on the Monitor property. In order for NAI to be legally entitled to execute an agreement with ASR, it required authorization from AMCOR to amend the original lease agreement, whereby AMCOR would acquire the amended lease agreement subject to the terms and conditions of an agreement with ASR. On December 28, 2012, AMCOR acquired the amended lease agreement with NALLC from NAI. As part of amending the original lease agreement to allow NAI to enter into an agreement with ASR, there were certain terms and conditions that required modified. The agreement between NAI and ASR called for a new amended royalty schedule. The new amended royalty schedule will provide for a split of all royalty payments on a 50-50 bases between NALLC and AMCOR. The new royalty schedule is predicated on a Net Smelter Return (“NSR”) whereby any ore mined with a gross value below $500.00 per ton will be paid 2% NSR and any ore mined with a gross value of $500.01 per ton will be paid a 3% NSR. As a condition of agreeing to amend the original agreement, NALLC and NAI agreed to split of a $15,000 cash payment called for under the proposed final agreement. In addition, NALLC and AMCOR will also split shares of common stock to be issued by ASR on a fifty-fifty basis. The ASR shares are to be issued over a three year period. One million shares will be issued concurrent with the signing of the final agreement and an additional one million shares will be issued on the second and third anniversaries of the agreement. The shares which may be issued on the second and third anniversaries of the final agreement will also be split on a 50-50 basis between AMCOR and NALC.

At such time as a formal agreement is executed between our company and ASR, ASR can earn up to 80% interest in the Monitor property lease by expending $2,100,000 over a three year period, with a minimum expenditure of $700,000 in year one of the agreement. At such time as ASR earns an 80% interest in and to the Lease, the AMCOR’s Interest shall be a Carried Interest until such time as a Bankable Feasibility Study has been produced (“BFS”) or a Decision to Mine (“DTM”), has been made, at which time a joint venture shall automatically be formed between the AMCOR and Archean, whereby AMCOR shall hold 20% of the joint venture Interest and the Archean shall hold 80% of the joint venture. In the event ASR and AMCOR do not execute a final agreement, the lease on the Monitor property will revert to the original terms and conditions.

Bayhorse Mine

History and Previous Exploration/Development Efforts

The Bayhorse Silver Mine composed of 21 unpatented and three patented claims (480 acres) operated from 1920-1925.  Underground development consisted of a 500 foot drift that was driven on a mineralized structure.  The drift followed the vein up approximately 80 feet and a large stope was excavated.  In 1983, Cash Industries ran a drift on the same level as the stope, 485 feet in to the excavated area.  Sunshine Mining Company and Homestake Mining Company conducted exploration on the property until from 1980-1984.  The property has been dormant since 1984.

Production records show dry ore shipments to both the Bunker Hill Smelter and the Tacoma Smelter. Tacoma reported a total of 203 tons of ore received between June 1920-April 1924, with average returns of 33.8 oz/ton silver (Ag) and 1.02% copper (Cu).  The Bunker Hill Smelter handled the bulk of ore shipped from the Bayhorse Mine from 1920-1925; 4,692 and 1,595 tons of ore were shipped to Bunker Hill, with 138,710.97 ounces Ag recovered, showing an average of 29.56 oz/ton.  Ore shipment records from 1984 showed 5,088 tons of ore shipped, but no average grades were recorded.

Geology

The Bayhorse Silver Mine is situated on a mineralized portion of a heavily faulted series of volcanic rocks.  The lithologies range from coarse grain andesite to fine grain rhyolite with various intrusives.  The mineralized zone occurs in both the highly silicified portion of the andesitic member and in small fractures in the hard, flinty rhyolite.  The ore body is generally tabular to trough-like in shape and is transversed by veinlets and stringers of an arsenic rich variety of tetrahedrite, tennantite.  There is silver, lead and zinc associated with and combined with copper, arsenic, and vanadium rich minerals, rather than the more common association with galena and sphalerite.  There is also azurite and malachite staining on the walls of the excavated stopes.  Additional minerals include the less common minerals enargite, dufrenoysite and cuprodesclosite.  These minerals are roughly described as copper arsenic sulphides, and are indicative of the extent and complexity of mineralization in the area.  The body of mineralization is bounded by fine grained fault gouge on all four sides, as well as the top and bottom, indicating that the ore exists as a structurally bound segment of an original body of rock.  It is has not been determined if the ore existed pre faulting and is present in the continuation of the lithologic units, however, the degree of impermeability of the fault gouge is such that it would seem to preclude secondary, post movement mineralization.

The distribution of mineralization on the Bayhorse Silver Mine is controlled by three main faults, along with numerous secondary planes of movement.  Earlier reports indicated that the northern extent of the mineralized zone terminates against a thick, gouge zone extending to a maximum of 5 feet.  The rock is described as a fine-grained cataclasite comprised of fragments of red andesite and darker rhyolite of the hanging wall rock.  The fault dips 60º to the north parallel to the dip of the bedding planes.  The Sunshine fault strikes N15ºW and dips 20-25º to the south.  This fault holds the ore body in the hanging wall and has an apparent normal offset of approximately 260 feet.  The Sunshine Fault forms the floor of the previously mined ore body.  A shallowly dipping fault zone striking N40E forms the roof of the earlier mined ore body as evidenced by slickenslides, which show down dip movement in the hanging wall of the system.  This fault has not been assigned a proper name.  The Osburn Fault lies to the west of the Bayhorse Silver Mine.  The fault strikes approximately N15W and is steeply dipping to near vertical.  The Ore body terminates against a fine grain, greenish fault gouge related to the fault on its western boundary.  The Osburn Fault interactions in the area indicate a complex history of movement, which led to the present juxtaposition of distinct lithological members.  It is suggested that the dominant faults are post mineralization and have subsequently offset an existing, more extensive zone of mineralization.

Proposed Future Exploration – Phase I

Phase I is a recommended program that would consist of implementing an orientation survey, for soil and rock geochemistry and geophysics, including Magnetometer/VLF, SP and IP Surveys.  To determine viable methodology of operations, geologic mapping and sample Geochemistry under the recommended exploration plan would be carried out over the entire property utilizing early stage core drilling.  This proposed work is designed to accurately assess the property to determine if there exists the possibility of a massive sulfide deposit and to justify if further work as outlined in Phase II is necessary and determine which techniques of data acquisition are appropriate for the Bayhorse Property.  An attempt will be undertaken to reopen the underground working for purposes of examination, mapping and sampling.

Orientation survey over surface of known mineralized zone and outcrops – Phase II

The proposed orientation survey would establish a working grid system, which will allow for accurate data acquisition, as well as provide the initial Geochemical and Geophysical data to determine which methodology is applicable; a) mapping; b) geochemical surveys; c) geophysical evaluation; d) detailed geologic mapping on surface and open underground rock units and structure including additional rock geochemistry testing; f) Soil geochemical testing of property; g) grid soil sample and assay1000 soil samples total distance of 26 line miles; Magnetometer /VLF over property; SP Survey over property; IP Survey over selected SP Lines of 10 line miles.  Predicated on these results, the decision will be made with regard to a comprehensive diamond drilling program.

Golden Plum - North Moccasin Property

History and Previous Exploration/Development Efforts

The Golden Plum property is located in the North Moccasin Mountains, Fergus County, Montana, near Lewistown.  The property consists of 26 unpatented claims (520 acres).

1893 to 1943

The Central Montana Alkaline Province received a fair amount of gold exploration in the 1890s, with the first discovery in the North Moccasins about 1893.  Little production from the prospects in the mountain range was completed till the early 1900s, when vat leaching cyanide was introduced into the milling circuits.  The mining and milling was restricted to the east flank of the mountain in the Kendall Mining District.  Total production from the district between 1893 and 1922 reportedly reached 450,000 ounces of gold and 46,500 ounces of silver.  There was only intermittent production till 1943 yet the Kendall District was overwhelmingly the largest producer in all of Fergus County.  The total for the entire North Moccasin region is estimated to be 2,133,772 tons of ore averaging 0.238 gold (Au) oz/ton and 0.024 Ag oz/ton.  These values are attributed to mining along the strike and down dip eastward along the Madison Limestone and syenite porphyry contact.  This zone of economic contact mineralization included the Kendall, Barnes King, Muleshoe and Horseshoe mines that are located along a strike length of 9,000 feet.

1960 to 1993

A list of companies that evaluated the perimeter of the North Moccasin gold mines along the intrusive and limestone contact includes:

-Duval Corporation – 1968;

-Golden Cycle – 1971;

-GeoSurveys – 1972 – 1976;

-Coastal Mining Company – 1976 – 1977;

-Gold Fields – 1979 – 1982; and

-Canyon Resources and Kendall Mining began a JV mining program on the old Judith Gold property in 1987 and continued till 1997.

Mine production came from the gold deposits in the karst sinkhole system of the Kendall-type gold deposits that contained Tertiary hydrothermal brecciation introduced along pre-existing fracture zones.  The introduction of the Merrill-Crowe processing plant technology greatly improved the recovery of the micron size gold.  It should be noted here that no native gold was found within the deposits mined.

The Tertiary gold mineralization in the sub-alkalic to alkalic intrusive complex exposed in the core area of the North Moccasin Mountains uplift resulted in an estimated $3.5 million dollars (2012 dollars) being expended on gold exploration between 1979 to 1993.  This period of activity was completed by:

-Rexcon Incorporated 1979 -1980;

-H&R Properties 1981 – 1982  (Hecla/Rexcon JV);

-Chevron 1983;

-Utah International 1984 -1985;

-Cominco American Resources 1987 – 1989; and

-CR Kendall/Cominco American Joint Venture 1989 – 1993

All of the exploration in the uplifted mountain core was oriented toward establishing bulk minable gold deposits.  Primary targets were a number of crosscutting volcanic vents identified within the intrusive core.  AMCOR’s interest in the North Moccasins in 2012 is due to the increased price of gold and silver, combined with the availability of historical technical and scientific data avail to us.

In 1981, the property was drilled on a Joint Venture basis between H & R Properties and Hecla Mining Company (Rexcon Joint Venture).  The drilling program consisted of 15,000 ft and assaying was done every five feet.  The diamond drilling program resulted in the discovery of several strong gold-mineralized zones; 1) 40 ft of 0.174 oz/ton Au; 2) 80 ft of 0.077 oz/ton Au; and 3) 5 feet of 0.95 oz/ton Au.  The speculative open pit potential resulting from this initial drilling totaled 1.8 million tons of 0.1 to 0.2 oz/ton Au.  The underground potential confined only to vent-filled clastics is estimated at .4 million tons of 0.1 to 0.3 oz/ton Au.  At a depth of 2,000’ drilling indicated another potential of 1.0 million tons of 0.1 to 0.5 oz/ton Au.  In addition to the mineral zones defined in this early program, there exists an open pit potential of another several million tons in the area referred to as Gold Ridge.  In addition to the gold mineralization described above, drilling encountered 340 ft. of 0.005 oz/ton Au and a 100 ft. zone of 0.019 oz/ton Au.  There exits the potential for a large stratabound vent-filled deposition at the Plum Gold property.  Previous drilling by H & R Properties and Hecla Mining Company also defined a potential molybdenum reserve estimated up to 5.0 million tons of 0.1 to 0.5% Mo at a depth of 500 ft under Heller Ridge.

Geology

The North Moccasin Mountains is another isolated, laccolith-type mountain range within the Central Montana Alkalic Province.  A substantial felsic laccolithic intrusion produced a domed structure approximately 6 miles in diameter and over 7,000 feet in altitude.  Erosion of the uplifted, thick sequence of Cambrian to Tertiary sedimentary and volcanic rocks formed the current altitudes within the 3-½ mile diameter core of that range from 4,600 feet to 5,800 feet and reflects the erosion of approximately 1,700 feet from the exposed dome of the laccolith core.  The base of the laccolith is not exposed; however, the incidence of a Cambrian Flathead quartzite that suggests a complex basal geometry.

Over several years of state-of-the-art gold-silver exploration in the igneous core of the North Moccasins Mountains has identified at least five separate areas of interest that have received specific exploration attention.  Syenite to quartz latite porphyries comprise the major rock types within the intrusive core, which is also cut by several breccia pipes, tuff-filled vents, brittle zones or crackle breccia zones and major, north, northwest, and northeast trending structures.  A number of radial faults and ring structures cut the flanking areas outside the sedimentary-intrusive contact on the dome.  All of the rock types and superimposed structure are intimately related to the late Tertiary gold mineralization.  Many dikes, sills and plugs intrude the core and the bounding sedimentary rock units.

Proposed Future Exploration – Phase I

Due to much better understanding of the structural influence on the host rocks of the gold mineralization indicates that there is a possibility of developing a large, high grade vein system deeper in the igneous core of the Golden Plum property.  It is strongly recommended that deep probe geophysical methods be used to evaluate the subsurface.  There are newly developed geophysical instruments that combine the use of induced polarization to investigate sulfide mineral content and passive magnetotelluric sounding to map geologic units by their resistivity contrasts.  This deep-probe IP is capable of imaging to +/- 5,500 ft depth during the day and followed by use of magnetotelluric work accomplished at night.  The result is presented as a three dimensional model of this 24 hour procedure.

Completion of 4 or 5, two-mile long lines on a 9 square mile grids would cover all of the most interesting structurally controlled surface gold mineralization on the property.

Additional surface exploration should be considered during the recommended subsurface program.  Prior to implementation of the deep probe survey the traverse lines must be established by AMCOR.  This will entail clearing and establishing 5 to 7, 10,000 foot lines with location stakes every 100 feet.  From 9 miles to 13 miles of deep probe traverse lines would be established.  Our objective, subject to securing additional capital, of which there is no assurance would be use the lines to further define the geology and collect additional rock and soil samples in areas not previously explored in the North Moccasin intrusive core.  The established and surveyed traverse lines will also make sighting of future drill holes accessible considering use of the existing road network.

Work in the five specific areas presently outlined as targets should be prioritized and further evaluation completed along the following guide lines for comparison to the deep probe survey: Plum Creek Vent, Plum 40 Breccia Pipe, Quartz Ridge Breccia Pipe & Iron Gulch area.

Vienna Property

History and Previous Exploration/Development Efforts

The Vienna Mine consists of 18 unpatented claims covering nearly 360 acres and is located along the projection of the Coeur d’Alene Mining District (aka “Silver Belt”).  Present exploration development and mining within the Silver Belt is edging eastward from the original discoveries at the Sunshine Mine past the Coeur, Galena and Caladay a projection of about 10 miles to the Vienna Mine.  Here, the Vienna workings are 9 miles from the Sunshine Mine, 4 miles from the Galena Mine, and 3.4 miles from the Caladay Project.  A new name has been coined for this eastward edging of exploration by major and junior precious metals companies ----“The Forgotten Corner of the Silver Valley, Idaho”.

Prior to the formation of the Vienna International Company in 1906 and their development until 1916 there is very little information available.  Only minor production has been reported.  A 1927 report mentions concentrates with 70% lead and 35 ounces of silver per ton had been milled.

Vienna International completed a total 1,565 feet of development in 3 tunnels.  Tunnel No.3 level contained a 90 foot raise, 125 foot shaft and 30 feet of drifting from the shaft bottom.  Historical reports indicate that his may have been to locations where the ore that was milled and concentrates were derived from.  Three prospective vein systems have been defined within the Vienna Mine Claims.

Geology

Vienna Vein

The mineralized outcrop of the Vienna vein can be traced for 600 feet on the surface.  Projections of this N80 W trending, vertical to 85 N dip can be inferred to give a strike length of an estimated 1,500 feet.  The width of the vein increases from 6 feet at the surface to 15 feet in width at 300 foot level.  The vein is characterized by oxidized sulfides in a siderite gangue and also contains tetrahedrite, galena, pyrite and arsenopyrite.  Tetrahedrite is the dominant silver mineral in the Coeur d’Alene Mining District.  Historical reports indicate that gold assays were found from the surface down to the 300 level.  Tunnel No.1 values of 0.30 oz/ton Au, Tunnel No.2 0.20 oz/ton Au to 0.85 oz/ton Au with a high of 2.25 oz/ton Au and confirmed by dump samples of 0.68 oz/ton Au and 0.30 oz/ton Ag.  Other sampling in Tunnel No.2 found values range from 0.14 to 0.19 oz/ton Au with a high of 1.20 oz/ton Au.  Tunnel No.3 has been closed since 1926, but gold values in the 0.60 oz/ton Au range have been reported. An old report mentions an un-oxidized sample assayed 7.20 oz/ton Ag in the raise between tunnels 3 and 2.  Silver values are low in the oxidized portion of the veins and this is typical elsewhere in the Silver Belt mines.

Cross Vein

As the name implies the Cross Vein cuts N80 W trending toward Vienna Vein at N60 E and is exposed in tunnels 2 and 3.  The vein ranges in width from 1.5 feet to 2 feet and is comprised of siderite with narrow stringers of tetrahedrite.  A Cross Vein sample contained 0.025 oz/ton Au, 0.15 oz/ton Ag and 0.35 % Cu.

International Vein

Exposure of the International Vein is located on the International Claim north of Tunnel No.2.  A shaft and short tunnel here indicate some development.  A recent sample from the old discovery cut contained 0.26 oz/ton Au, and 0.41 oz/ton Ag.

Other Vein Systems

Three other vein systems are inferred on the claim block.  All three occurrences have been explored by short adits.  Continued surface exploration mapping and sampling could reveal additional and important vein structures.

Proposed Future Exploration – Phase I

Phase I is a recommended program that would consist of implementing an orientation survey, for soil and rock geochemistry and geophysics, including Magnetometer/VLF, SP and IP Surveys for the express purpose of defining the known veins out along the strike of the veins and to attempt to ascertain if these mineralized structure continue to depth.  To determine viable methodology of operations, geologic mapping and sample geochemistry under the recommended exploration plan would be carried out over the entire property utilizing early stage core drilling to define one or more veins.  This proposed work is designed to accurately assess the property to determine if further work outlined in Phase II is necessary, and determine which techniques of data acquisition are appropriate for the Vienna property.

Orientation survey over surface of known mineralized zone and outcrops – Phase II

The proposed orientation survey would establish a working grid system, which will allow for accurate data acquisition, as well as provide the initial Geochemical and Geophysical data to determine which methodology is applicable; a) mapping; b) geochemical surveys; c) geophysical evaluation; d) detailed geologic mapping on surface and open underground rock units and structure including additional rock geochemistry testing; f) Soil geochemical testing of property; g) grid soil sample and assay 500 soil samples total distance of 10 line miles; Magnetometer /VLF over property; SP Survey over property; IP Survey over selected SP Lines of 5 line miles.

Quartz Creek and Trout Creek

History and Previous Exploration/Development Efforts

The district, known primarily for its placer deposits, encompasses Cedar, Quartz and Trout Creeks, rising near the crest of the northward extension of the Bitterroot Mountain range.  The creeks flow northeastward to enter the Clark Fork River above Superior (Sahinen 1935).

The placers were first claimed in 1869 by French Canadian Louis A. Barrette, and have seen continuous production since then. By 1935 the district had yielded at least $2,000,000 in gold and perhaps as much as $10,000,000. Annual output between 1869 and 1935 ranges from $1,000 to $50,000, with recovery primarily through sluicing and hydraulicking.  A connected-bucket dredge was reported to have operated in 1912, and some shaft, drift and limited lode mining has been done. The gold was transported from Superior, a station on the Northern Pacific and the Chicago, Milwaukee and St. Paul Railroads (Rowe 1911; Sahinen 1935).

The gold recovered from the placers was considered to be exceptionally rich, ranging from $19.75 to $20.45 with a standard price of $20.67 per ounce. In 1875 it was reported that the various drifts were yielding as high as $300 to a set of timber, and that about $50,000 in gold was recovered each year from 1871 to 1873. The fineness was reported as ranging from .950 to .982 (Sahinen 1935; Lyden 1948).  Each of the creeks has several notable tributaries for which some information is available.

Oregon Gulch and Snowshoe Gulch have both been significant producers along Cedar Creek. In 1875, one company on Snowshoe Gulch grossed $9,200 in 10 weeks with nine men. The net profit for the owners was $4,600, with an additional two to three thousand dollars stolen from the sluices. Windfall Creek, a tributary of Trout Creek, is considered to be the largest producer of placer gold in the district. The "Miller Ground" claim on Windfall Creek was reported to have yielded gold valued at $150,000 by 1919. Tucker Gulch is an important tributary of Quartz Creek, although production along Quartz Creek probably did not exceed $100,000 (Lyden 1948).

The initial rush on Cedar Creek, especially on Oregon Gulch was so great that a hundred miners staked out 200 claims within six months of the initial discoveries in 1869. Mining camps arose and were abandoned quickly as the focus of placering shifted around the district. The population of the district rose upwards of 10,000 by some estimates. In 1870, Forest City, on Cedar Creek itself, reached a population of 7,000 and was a wholesale commercial center for many towns in the area including Missoula. The success of the district prompted publication for three years of "The Missoula and Cedar Creek Pioneer" newspaper. The paper was then moved to Missoula and its name changed to the Missoulian (Smith 1899; Rowe 1911b; Lyden 1948; Wolle 1963).

The gold is recovered from stream and bench gravels located along the three creeks and their tributaries. The gold originates from veins associated with igneous dykes crosscutting the northward extension of the Bitterroots. Chalcopyrite is the principal ore material, and also carries copper and silver in small amounts (Sahinen 1935).

The Quartz Creek Property and the adjacent Trout Creek properties comprise a total of 95 unpatented mining claims (1,900 acres), and are located within the favorable Wallace Formation of the Belt Super Group rocks.  The area is a highly productive placer district with reported totals of approximately 879,000 oz of gold.  The Quartz Creek and Trout Creek Properties collective encompass the potential lode source for the placer workings.  Outcrop sampling has returned grades of .05 to as high as 1.0 oz/ton gold.  The mineralization is defined as occurring within fractures and in veinlets within the fractured Wallace rocks.  The property is located within a historically productive gold district.  The aim of this project is to attempt to locate, define and exploit the lode source responsible for the prolific placer deposits.

Geology

Two distinct exploration targets have been identified as; the brecciated siltites of the Wallace Formation, and Mesozoic to Tertiary aged gabbroic to dioritic dikes and sills.  Gold in the Wallace Formation is shear/fault zone hosted and is present as associated with quartz and hematite with small pyrite occurrences.  The presence of extensive placer workings adjacent to the brecciated Wallace rocks is suggestive of a lode source of significant size and potential. The intrusive hosted quartz-gold veins are considered to be a smaller tonnage potential of medium to high grade.

The Quartz Creek Property entails the potential lode source for a historic placer gold district that has produced approximately 879,000 oz of Gold. The combination of geology, placers, and soil geochemistry indicate the presence of gold mineralized structures sampling and field work has indicated gold grades hosted within the highly favorable brecciated siltite of the Middle Wallace Formation, which warrant continued exploration and development.  The deposit, as outlined by previous investigators, indicates samples of 0.04 across 1000-foot widths.  Potential exists for low gold deposits along a 3-mile area as outlined and evaluated by the Montana State Bureau of Mines and Geology.  Three major placers lead to the lode discovery, with one alone producing 879,000 ounces gold as reported to US Mint.  Ground positions are being increased with bulk tonnage testing anticipated by our company in 2013.

Proposed Future Exploration

Robin McCullogh and Jeffery Lonn of the Montana Bureau of Mines and Geology have identified six zones of gold mineralization warranting exploration advancement. These six identified zones will be further evaluated by us by structural mapping, trenching and bulk sampling. At such time as the work conducted by the Montana Bureau of Mines has been confirmed, we will engage in a drilling program to evaluate these six zones at depth.

Bodie and Torada Creek Property

History and Previous Exploration/Development Efforts

The Bodie Mining Company is composed of 27 unpatented claims covering nearly 540 acres and was organized in 1902 to expand development of the original location.  Under the leadership of C.M. Fassett of Spokane, a ten-stamp mill was erected that used mercury amalgamation and straight-leach cyanidation (Chamberlain, 1936). Early production mined near-surface zones of high-grade ore containing as much as 20 ounces per ton (opt) gold. Initial milling practice yielded marginal recoveries, leading to several turnovers in management and ownership. The first period of mining ended in 1916, prior to the start of World War I. During this period, the mine changed hands four times: Bodie Mining Co. (1902–1907), Bodie Mining and Transportation Co. (1907–1909), Duluth-TorodaMining Co. (1910–1912), and Toroda Development Co. (1915–1916).

Moore (1934) reported that approximately 15,000 tons were mined during this 14-year period, with a value of about $130,000 with gold held at $20.67 per ounce.  Two companies, Cary Mining and Development Co. and Blue Stem Mining Co., leased or purchased the property between. 1916 and 1922, but no production is reported in these years. Chamberlain (1936) stated that the mine was shut down until 1934, at which time Northern Gold Corp. began operations when the price of gold increased to $35 per ounce. Northern Gold rebuilt the mill in 1935, increased throughput to 70 tons per day (tpd), and added a trial flotation circuit that was suspended after only six months use. Recoveries were not completely successful until 1938 when cyanidation and a revised flotation circuit were added. Northern Gold ceased mining and milling operations in 1941 after the War Production Board issued Government Order L-208 closing industries considered nonessential during World War II, but remained active on the property until 1945. The company mined approximately 50,000 tons, valued at $280,000, until shut down. As many as 40 miners and mill men had been employed during Northern Gold’s stewardship, working three shifts per day (Moen, 1980).

Geo-Mineral Exploration acquired title to the five patented claims in 1970. Activities by Geo-Mineral are unknown. However, a number of lease and option agreements were conducted for the purpose of sampling and exploration as the price of gold escalated in the late 1970s and early 1980s: Vieco Resources, Ltd., Vancouver, B.C. (1974); Malabar Mines, Ltd. (1980); Noranda Exploration, Inc., and Western Land and Resources, Inc. (1982); Freeport Exploration Co., Inc. (1984); and Crown Resource Corp. (1984, 1987).

Geology

The Bodie and Torada Creek properties lie within the Klondike Mountain volcaniclastic unit of Tertiary age within the Torada Creek graben, a major north trending feature lying parallel and to the west of the Republic graben structure which contains the Knob Hill and several other historically productive gold mines.  Several volcanic units of intrusive, extrusive flow and volcaniclastic rock types fill both grabens.  The middle member of the Klondike Mountain formation appears to be the best host for gold mineralization.  Lithologies vary from light and dark andesite flows, volcanic breccia and conglomerate to argillite and tuffaceouss units associated with hematite.

The Bodie vein structure  intrudes a wide zone of hydrothermally altered and silicified, multi-lithic breccia and vein which forms an impressive backbone of a ridge over 7000 feet long, aligned in a north-south direction.  This topographic ridge reflects the silica flooded breccia and spine of the Bodie mineralized structure.  Gold mineralization in the Bodie district is similar in age as the epithermal (50-200 °C ) hot springs type gold deposits found in the Republic Mining District and the Knob Hill mine.   Although the brecciated rocks contain widespread gold mineralization, historical mining operations have concentrated on a persistent vein up to 22 feet wide, striking

N to N16°E and dipping 60 to 80°W. The Bodie vein contains a series of thin porcelain-like quartz stringers or veinlets separated by narrow bands of highly altered andesite and dacite.  Moen (1980) reported that the precious metal mineralization in the district occurs as “dust-sized particles”. The only readily identifiable sulfide mineral is finely disseminated pyrite that is pervasive, both in the vein and the breccia. Propylite, sericite, and kaolinite are important alteration products; there is also widespread silica flooding.  We do not own or control the patented claims where the original Bodie mine is located, our holdings are to the South and North and extend for several thousand feet along the strike of the zone on which the Bodie mine sits.  We believe that this existing gold mineralization is extensive and due to certain geological features, there may not be surface expressions of gold mineralization in several areas of interest.  Our primary interest is to explore the extensions of the Bodie vein and areas of extensive brecciation, alteration and quartz flood which are present on our leases and claims.

Proposed Future Exploration

An orientation survey will be implemented for soil and rock geochemistry and geophysics, including MagIVLF, SP and IP Surveys, Geologic mapping and sample geochemistry will be undertaken over the entire property to determine viable methodologies of operations and possible locations for early-stage core drilling. This work will accurately assess the property to determine if further work outlined in Phase II is necessary and determine which techniques of data acquisition are appropriate for the project.  Additionally, due to the extensive hydrothermal alteration in the district, which is associated with gold mineralization, we intend to conduct clay alteration studies on our property.  Future exploration will also be directed at evaluating the extensive breccia zones that are present on our holding.

Box Claims

History and Previous Exploration/Development Efforts

The Box property consists of 15 unpatented mining claims covering approximately 300 acres.  The property is located in Steven County, Washington. There are numerous old workings on the property, none of which are accessible.  There was no known or reported historical production from this property

Geology

The formations on this property consist of altered latite bisected by diorite porphyry and aplitic dikes.  There are numerous old working on the property.  There are surface expressions of contacts between the dikes and limestone that exhibit pyrite and chalcopyrite mineralization.  In addition to these contact zones, there are several fracture zones up to 100 feet in width that also exhibit pyrite and chalcopyrite mineralization with values in gold.

Proposed Future Exploration

Future exploration will be directed at the extensive fracture zones which carry values in gold.  These fracture zones will be geologically mapped on the the surface and tested using rock chip geochemistry and assaying.  Additional exploration orientated at defining the size and location of these fracture zones will undertaken utilizing MagIVLF, SP and IP Surveys over the entire property to determine viable methodologies of operations and possible locations for early-stage core drilling. This work will accurately assess the property to determine if further work is justified and determine which techniques of data acquisition are appropriate for the project. Additionally, due to the extensive silicification in the fracture zones, which is associated with gold mineralization, we intend to conduct extensive trenching on our property. Future exploration will also be directed at evaluating the extensive skarn zones that are present on our holding.

McKinley Claims

History and Previous Exploration/Development Efforts

The McKinley property comprises 15 unpatented mining claims covering approximately 300 acres.  The property is located in Stevens County, Washington. The claim blocks surround a core group of patented claims.  The eastern patented mining claims, which are the core of the claims are owned by a private individual who we are currently in negotiations with. The McKinley-McNally prospect is a gold bearing skarn deposit emplaced within a highly reactive carbonaceous metasedimentary sequence. The area surrounding the property is the site of several prospects, which are oriented with the contact between the limestone and an intrusive diorite. The density and distribution of prospects indicate a highly mineralized zone that warrants continued development.

Previous production on the McKinley-McNally Property included limited gold extraction and shipment of ore to the Trail smelter in British Columbia; however, no production or shipping records exist. Previous exploration on the property was carried out by Orient Mining Company in agreement with Bunker Limited Partnership in the early 1990’s, Western Land and Resources in the late 1980’s, and other companies going back to the late 1800’s. Underground workings adjacent to the property total approximately 1000 feet. The largest adit is on the Rabbitfoot-Butte workings and extends 600 ' north. It was intended to intersect a massive sulphide skarn zone. Further to the east a second adit extends 200 toward the same target. Extensive surface trenches and small open pits exist across the area. At the center of the MK Claim group is the Kettle River Mine. There is not much data on the mines operation or production; however, previous work and a visit to the site in early 2008 indicate a vein up to 10 feet in width was mined. No access to the underground workings was attempted. The surface trenching and prospects are positioned along Tertiary age intrusives parallel to sub parallel to the productive Kettle River Mine vein.  Drilling in the early 1980’s by Newmont Mining encountered a large alteration zone of talc that had inferred reserves in excess of ten million tons.  This non-metallic zone of talc will be further evaluated by us.

Geology

The McKinley-McNally prospect is a near surface massive sulphide skarn deposit which represents significant development and extraction potential. The extent of prospects and historic production indicate that the mineralization is widespread, most notably within the favorable carbonate bearing skarn sequences, and secondary intrusive bodies. These members are up to several thousand feet along strike, and up to hundreds of feet in width. Gold values to several thousand ppb have been recovered from the area. The McKinley prospect is located within a complex geologic setting, and is composed of favorable lithologies, which have returned positive gold values historically. The secondary structure of interest is a quartz vein in a limestone replacement, which is reported to be an average of 8 feet in width (Huntting 1956). Based upon historic development and favorable indicators of mineralization, it is considered that exploration and developments of the property needs to be expanded and the mineralized structures and veins evaluated along the strike of these known structures.

Proposed Future Exploration

An orientation survey will be implemented for soil and rock geochemistry and geophysics, including MagIVLF, SP and IP Surveys, Geologic mapping and sample geochemistry will be undertaken over the entire property to determine viable methodologies of operations and possible locations for early-stage core drilling. This work will accurately assess the property to determine if further work outlined in Phase II is necessary and determine which techniques of data acquisition are appropriate for the Bodie project. Additionally, due to the extensive silicification which is associated with gold mineralization in the skarn zones, we intend to conduct extensive trenching on our property. Future exploration will also be directed at evaluating the extensive skarn zones that are present on our holding.

Obligations Under Material Contracts.

We currently have five mineral properties leased from third parties and an option to acquire mineral prospecting and leases from the State of Washington, plus 27 unpatented mining claims.  Below is a summary of the financial obligations, terms and conditions of each of the five leases.

Bayhorse Mine. The date of our mining lease with Bayhorse Silver Mine LLC is June 26, 2012. The term of the lease on the 3 patented and 21 unpatented claims that make up the property is for 25 years, with an option to renew the lease for two additional successive terms of fifteen (15) years each, so long as there are ores or minerals being developed, mined, processed or marketed on a continuing basis or when exploration activities have advanced far enough that the construction activities related to the start up of ore production are expected to commence within one year.  The initial consideration for the lease was a cash payment of ten thousand ($10,000) dollars.  Annual minimum advanced royalties will be due the Lessor on the following basis.  We are required to  pay an annual advance minimum royalty of $10,000 on the first anniversary of this lease, $20,000 on the second anniversary, $30,000 on the third anniversary, $40,000 on the fourth anniversary, $50,000 on the fifth anniversary, and $50,000 on each anniversary thereafter.

There is a work requirement of ten thousand ($10,000) during the first year of the lease for the benefit of the property and during the second and third year the amount increases to fifty thousand ($50,000) dollars per year.  The lease calls for a sliding scale royalty payment to the property owner based on the Net Smelter Return (“NSR”).  The below is a schedule of the royalty payments due in the event the property is placed into production at some future date, of which there is no assurance.

Value Per Ton	NSR
$200/per ton or less	2%
More than $201/ton up to $300/ton	3%
More than $301/ton up to $400/ton	4%
More than $401/oz up to $1000/ton	5%
More than $1001/per	6.5%

Vienna Mine. The date of our mining lease with Martin Clemets is June 26, 2012. The term of the lease on  18 unpatented claims that make up the property is for 25 years, with an option to renew the lease for two additional successive terms of fifteen (15) years each, so long as there are ores or minerals being developed, minded, processed or marketd on a continuing basis or when exploration activities have advanced far enough that the construction activities related to the start up of ore production are expected to commence within one year.  The initial consideration for the lease was a cash payment of five thousand ($5,000) dollars.  Annual minimum advanced royalties will be due the Lessor on the following basis.  We are required to  pay an annual advance minimum royalty of $10,000 on the first anniversary of this lease, $20,000 on the second anniversary, $30,000 on the third anniversary, $40,000 on the fourth anniversary, $50,000 on the fifth anniversary, and $50,000 on each anniversary thereafter.

There is a work requirement of twenty thousand ($20,000) during the first year of the lease for the benefit of the property and during the second and third year the amount increases to fifty thousand ($50,000) dollars per year and seventy five thousand ($75,000) each year thereafter.  The lease calls for a sliding scale royalty payment to the property owner based on the Net Smelter Return (“NSR”).  The below is a schedule of the royalty payments due in the event the property is placed into production at some future date, of which there is no assurance.

Value Per Ton	NSR
$200/per ton or less	2%
More than $201/ton up to $300/ton	3%
More than $301/ton up to $400/ton	4%
More than $401/oz up to $1000/ton	5%
More than $1001/per	6.5%

Monitor-Richmond-Copper Age Mines. The date of our mining lease with Northern Adventures LLC is June 27, 2012. The term of the lease on 20 unpatented claims that make up the property is for 25 years, with an option to renew the lease for two additional successive terms of fifteen (15) years each, so long as there are ores or minerals being developed, minded, processed or marketed on a continuing basis or when exploration activities have advanced far enough that the construction activities related to the start up of ore production are expected to commence within one year.  The initial consideration for the lease was a cash payment of five thousand ($5,000) dollars.  Annual minimum advanced royalties will be due the Lessor on the following basis.  We are required to  pay an annual advance minimum royalty of $10,000 on the first anniversary of this lease, $20,000 on the second anniversary, $30,000 on the third anniversary, $40,000 on the fourth anniversary, $50,000 on the fifth anniversary, and $50,000 on each anniversary thereafter.

There is a work requirement of fifty thousand ($50,000) during the first year of the lease for the benefit of the property and during the second and third year the amount is also fifty thousand ($50,000) dollars per year and one hundred thousand ($100,000) each year thereafter.  The lease calls for a sliding scale royalty payment to the property owner based on the Net Smelter Return (“NSR”).  The below is a schedule of the royalty payments due in the event the property is placed into production at some future date, of which there is no assurance.

Value Per Ton	NSR
$200/per ton or less	2%
More than $201/ton up to $300/ton	3%
More than $301/ton up to $400/ton	4%
More than $401/oz up to $1000/ton	5%
More than $1001/per	6.5%

As a consequence of entering an agreement dated October 21, 2012 the lease with NALLC was amended and the above royal schedule modified and agreed to by all parties as outlined below:

Value Per Ton	NSR
$500/per ton or less	2%
More than $500 per ton	3%

Quartz Creek.  The date of our mining lease with Northern Adventures, LLC is June 26, 2012. The term of the lease on 37 unpatented claims that make up the property is for 25 years, with an option to renew the lease for two additional successive terms of fifteen (15) years each, so long as there are ores or minerals being developed, minded, processed or marketed on a continuing basis or when exploration activities have advanced far enough that the construction activities related to the start up of ore production are expected to commence within one year.  The initial consideration for the lease was a cash payment of twenty five thousand ($25,000) dollars.  Annual minimum advanced royalties will be due the Lessor on the following basis.  We are required to  pay an annual advance minimum royalty of $10,000 on the first anniversary of this lease, $20,000 on the second anniversary, $30,000 on the third anniversary, $40,000 on the fourth anniversary, $50,000 on the fifth anniversary, and $50,000 on each anniversary thereafter.

There is a work requirement of twenty thousand ($20,000) during the first, second and third year of the lease for the benefit of the property and this amount increases to one hundred thousand ($100,000) dollars per year each year thereafter.  The lease calls for a sliding scale royalty payment to the property owner based on the Net Smelter Return (“NSR”).  The below is a schedule of the royalty payments due in the event the property is placed into production at some future date, of which there is no assurance.

Value Per Ton	NSR
$200/per ton or less	2%
More than $201/ton up to $300/ton	3%
More than $301/ton up to $400/ton	4%
More than $401/oz up to $1000/ton	5%
More than $1001/per	6.5%

Trout Creek.  The date of our mining lease with Northern Adventures LLC is June 26, 2012. The term of the lease on 58 unpatented claims that make up the property is for 25 years, with an option to renew the lease for two additional successive terms of fifteen (15) years each, so long as there are ores or minerals being developed, minded, processed or marketed on a continuing basis or when exploration activities have advanced far enough that the construction activities related to the start up of ore production are expected to commence within one year.  The initial consideration for the lease was a cash payment of twenty five thousand ($25,000) dollars.  Annual minimum advanced royalties will be due the Lessor on the following basis.  We are required to  pay an annual advance minimum royalty of $10,000 on the first anniversary of this lease, $20,000 on the second anniversary, $30,000 on the third anniversary, $40,000 on the fourth anniversary, $50,000 on the fifth anniversary, and $50,000 on each anniversary thereafter.

There is a work requirement of fifty thousand ($50,000) during the first, second and third year of the lease for the benefit of the property and this amount increases to one hundred thousand ($100,000) dollars per year each year thereafter.  The lease calls for a sliding scale royalty payment to the property owner based on the Net Smelter Return (“NSR”).  The below is a schedule of the royalty payments due in the event the property is placed into production at some future date, of which there is no assurance.

Value Per Ton	NSR
$200/per ton or less	2%
More than $201/ton up to $300/ton	3%
More than $301/ton up to $400/ton	4%
More than $401/oz up to $1000/ton	5%
More than $1001/per	6.5%

Washington State Mineral Prospecting Leases--Bodie-Torada Creek Mining District

The terms and conditions for prospecting leases granted from the State of Washington require that we expend $3.00 per acre on prospecting or exploration on an annual basis during the term of the lease.  The work conducted by us must be performed in such a manner as to contribute directly to the evaluation of the economic mineral potential of the leased property.  As an alternative we have the option to make cash payment to the State in the amount of $3.00 per acre in lieu of the performance of prospecting work for up to, but not more than three (3) years during the term of the prospecting lease. In addition to the requirement to expend $3.00 per acre on prospecting and exploration on an annual basis, we are required to pay the State of Washington an annual rental fee of $2.00 per acre for the first three years of the mineral prospecting lease and $3.00 per year for each subsequent year.

Reserves.

We are unable to accurately estimate reserves until substantial additional exploration and development work has been completed, which will be subject to securing additional capital, of which there is no assurance.

Production.

We currently have no production and do not anticipate production of any precious or base metals in the near future.

Exploration Data.

We have not conducted any drilling to test mineralization on any of our properties since changing our business.

Purpose of the Acquisition.

The fundamentals of the decision to enter into the Asset Purchase Agreement with NAI and NALLC were based largely on the fact that the sales and marketing effort of oriental antiquities did not meet the expectations of our Board of Directors and they felt they had a fiduciary responsibility to attempt to do something meaningful for the benefit of the AMCOR shareholders.  While some of the members of our Board of Directors have experience in the mineral exploration business, there was substantial evidence and data provided to the members of the board by NAI and NALLC that there existed a very real possibility that commercial deposits of precious and base metal could exist on the one of the nine subject properties.  It was the opinion of the Board of Directors, that a minority interest in a company with only one operating property would exceed the potential from any sales and marketing program in our original business.

The other factor that contributed to this decision to take a minority interest in a company in a different industry was related to the fact that the Board had not been successful in generating any interest in securing additional funding to supporting additional sales and marketing efforts of its antiquities and collectors business.

Another factor was the fact that we were out of operating capital and we saw an opportunity that was in the best interest of the shareholders to turn control over to a new management team that would bring cash and assets into AMCOR.

The directors also were of the opinion that there is a reasonably good chance that the price of precious and base metals will appreciate in the future and there would be more interest in the investment community in mineral exploration and mining company than a company engaged in the importation of Asian antiquities.

In the final analysis the Board of Directors deemed it a better opportunity for the shareholders to have a minority position in a company that owns mineral rights in a strategic location in a known area of precious metal production, as compared to the economic potential for its original sales and marketing program of imported Asian Antiquities.

Industry Background

The exploration for and development of gold mineral deposits requires significant capital investment.  Few properties are ultimately developed into producing mines.  Some of the factors involved in determining whether a mineral exploration project will be successful include, without limitation:

•	competition;
•	financing costs;
•	availability of capital;
•	proximity to infrastructure;
•	the particular attributes of the deposit, such as its size and grade;
•	political risks, particularly in some emerging third world countries; and
•

governmental regulations, particularly regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of gold, environmental protection matters, property title, rights and options of use, and license and permitting obligations.

The combination of these and other factors lead to a speculative endeavor, and very high risk. Even with the formation of new theories and new methods of analysis, unless the minerals are simply lying exposed on the surface of the ground, exploration will continue to be a “hit or miss” process.

Governmental Regulations.

The AMCOR property lessees and any future exploration, development and possible production are subject to various rules, regulations and limitations impacting precious metals exploration, mine development and metals production industry as whole.  These rules, regulations and limitations can indirectly impact our company in a number of ways.

Regulation of the Mineral and Metal Industry.

Exploration for precious metals, base metals and commercial minerals, if and when developed, are subject to extensive rules and regulations promulgated by federal, state and local authorities and agencies.  For example, most states, the Bureau of Land Management and the U.S. Forest Service require permits for exploration drilling, development of a mining property and operation of commercial mine, submission of several reports concerning operations of a commercial mine and other requirements relating to the production of precious and base metals.  The regulatory burden on the mining industry will most likely increase the cost of doing business and may affect our potential for profitability.  Although we believe that we can stay in compliance with all applicable laws and regulations, because such rules and regulations are frequently amended or reinterpreted, we are unable to predict the future cost or impact of complying with such laws.  Significant expenditures may be required to comply with governmental laws and regulations and may have a material adverse effect on our financial condition and results of operations.

Environmental Matters.

Our operations and properties are subject to extensive and changing federal, state and local laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to safety and health.  The recent trend in environmental legislation and regulation generally is toward stricter standards, and this trend will likely continue.  These laws and regulations may:

▪	require the acquisition of a permit or other authorization before construction or drilling commences and for certain other activities;
▪	limit or prohibit construction, drilling and other activities on certain lands lying within wilderness and other protected areas; and
▪	impose substantial liabilities for pollution resulting from exploration activities or mining operation.

The permits required for our operations may be subject to revocation, modification and renewal by issuing authorities.  Governmental authorities have the power to enforce their regulations, and violations are subject to fines or injunctions, or both.  In the opinion of management, we are in substantial compliance with current applicable environmental laws and regulations, and have no material commitments for capital expenditures to comply with existing environmental requirements.  Nevertheless, changes in existing environmental laws and regulations or in interpretations thereof could have a significant impact on AMCOR.

The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”) and comparable state statutes impose strict, joint and several liabilities on owners and operators of sites and on persons who disposed of or arranged for the disposal of “hazardous substances” found at such sites.  It is not uncommon for the neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.  The Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes govern the disposal of “solid waste” and “hazardous waste” and authorize the imposition of substantial fines and penalties for noncompliance.  CERCLA currently includes certain minerals and toxic chemicals used to extract precious or base metals from rock, it falls within the definition of “hazardous substance,” state laws affecting our operations may impose clean-up liability relating to mining related products.  In addition, although RCRA classifies certain mineral as “non-hazardous,” such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements.

The Endangered Species Act (“ESA”) seeks to ensure that activities do not jeopardize endangered or threatened animal, fish and plant species, nor destroy or modify the critical habitat of such species.  Under ESA, exploration and production operations, as well as actions by federal agencies, may not significantly impair or jeopardize the species or its habitat.  ESA provides for criminal penalties for willful violations of the Act.  Other statutes that provide protection to animal and plant species and that may apply to our operations include, but are not necessarily limited to, the Fish and Wildlife Coordination Act, the Fishery Conservation and Management Act, the Migratory Bird Treaty Act and the National Historic Preservation Act.  Although we believe that our proposed exploration programs and future operations, if any, will be in substantial compliance with such statutes, any change in these statutes or any reclassification of a species as endangered could subject us to significant expenses to modify our operations or could force us to discontinue certain operations altogether.

Competition.

The mineral exploration and mining industry is intensely competitive, and we compete with numerous other metals exploration and production companies.  Many of these companies have substantially greater resources than we have.  The operations of other companies may be able to pay more for exploratory prospects and productive or partially developed mineral properties.  They may also have more resources to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit.

Our larger or integrated competitors may have the resources to be better able to absorb the burden of existing, and any changes to federal, state, and local laws and regulations more easily than we can, which would adversely affect our competitive position.  Our ability to discover commercial ore bodies and acquire additional properties in the future will be dependent upon our ability and resources to evaluate and select suitable properties and to consummate transactions in this highly competitive environment.  In addition, we may be at a disadvantage in negotiating for mineral leases and bidding for exploratory prospects, because we have fewer financial and human resources than other companies in our industry.  Should a larger and better financed company decide to directly compete with us, and be successful in its efforts, our business in general or specific projects could be adversely affected.

Marketing and Customers.

The market for precious and base metals that we may produce in the future depends on factors beyond our control, including the extent of global production, the proximity and capacity of smelters and refineries, demand for specific metals, the potential toxic elements contained in the ore (i.e. Mercury or Arsenic) and the effects of state and federal regulation on all aspects of the mining and extraction industry.

Employees.

We currently do not have any employees.  Some of our newly appointed executives, subject to securing additional operating capital, of which there is no assurances, may enter into employment agreements in the future.  We anticipate that we will initially have no full time employees.  Frank H. Blair, President and CEO, and Dwight Weigelt, the CFO are planned to initially be part-time and paid an hourly fee for services rendered to us, but no employment agreement or compensation arrangement is currently in place.  We will employ a number of outside consultants on an as needed basis.  In the event we are successful at raising addition capital by the sale of equity, debt or pursuant to a possible joint venture and exploration activities increase, we may hire additional technical, operational or administrative personnel as appropriate.  We are using and will continue to use the services of independent consultants and contractors to perform various professional services.  We believe that this use of third-party service providers may enhance our ability to contain general and administrative expenses.

Mineral Claim Payments and Exploration Expenditures.

We expense all costs related to the acquisition, maintenance and exploration of its unproven mineral properties to which it has secured exploration rights. If and when proven and probable reserves are determined for a property and a feasibility study prepared with respect to the property, then subsequent development costs of the property will be capitalized. To date AMCOR has not established the commercial feasibility of its exploration prospects, therefore all costs have been expensed. We also consider the provisions of EITF 04-02 “Whether Mineral Rights are Tangible or Intangible Assets” which concluded that mineral rights are tangible assets. Accordingly, AMCOR will capitalize certain costs related to the acquisition of mineral rights where proven or probable reserves are present, or when we intend to carry out an exploration program and has the funds to do so.

Summary of proposed exploration plan we will perform, subject to the receipt of additional operating capital if the form of equity or debt financing.

We do not anticipate performing any significant mineral exploration and development work under our current plan of operation until such time as we can raise adequate working capital to sustain our operations.

Expected purchase or sale of any significant machinery and equipment.

We do not anticipate the purchase or sale of any significant machinery or equipment; as such items are not required by us at this time or anticipated to be needed in the next twelve months.  However, at such time as we do purchase any significant machinery or equipment, it will be recorded at cost and is stated net of accumulated depreciation.  Gains or losses on disposals are reflected as gain or loss in the year of disposal.  The costs of improvements that extend the life of equipment are capitalized.  These capitalized costs may include structural improvements, equipment, and fixtures.  All ordinary repair and maintenance costs are expensed as incurred.  Machinery and equipment are depreciated at rates sufficient to write off their cost over their estimated useful lives on a straight-line basis. The estimated useful lives of the assets are as follows: Machinery and Equipment - 10 years.

Intangible Assets.

AMCOR’s intangible assets are composed of various mining claims and mineral leases with third party entities, some of whom are related and others are independent.

RISK FACTORS

The securities described herein involve a high degree of risk.  Interested persons should carefully consider, among others, the risk factors described below.  As used in the Risk Factors, the term the “Company” when used in this “Risk Factors” section may refer to AMCOR or AMCOR Exploration, Inc. on a combined asset basis, based on the context of the language presented.  If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.  You should carefully consider the various risks involved in investing in our shares, which include, among others, the following factors:

Forward-Looking Statements:

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  This document contains forward-looking statements which reflect the views of AMCOR and the proposed new members of management with respect to future events and financial performance.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements.  From time to time, our management or persons acting on our behalf may make forward-looking statements to inform existing and potential security holders about our Company.  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “expects”, “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may,” “targets” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect our Company and to take advantage of the “safe harbor” protection for forward-looking statements that applicable federal securities law affords.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following:  general economic or industry conditions, nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.  Accordingly, results actually achieved may differ materially from expected results in these statements.  Forward-looking statements speak only as of the date they are made.  You should consider carefully the statements in this Private Placement Document “Risk Factors” section and other sections of this report, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.  Our Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.  If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

RISK FACTORS RELATED TO OUR NEW BUSINESS:

The leases on the mining properties that we have acquired with the closing of the Asset Purchase Agreement require us to make annual minimum advance royalty payments and to spend minimum annual amounts to work the properties.

Under the terms of the five leases to mining properties we acquired from NAI on December 28, 2012 will require us to make minimum annual advance royalty payments in the amount of $10,000 per lease or an aggregate of $50,000 by the end of June 2013 and, in addition, we are required to expend resources in the aggregate amount of $150,000 by the end of June 2013 on the relevant mining properties.  The minimum annual advance royalty payments and the work requirement expenditures increase during the next five years under each of the five leases.  If we fail to make such payments or expenditures, the lessors may, under certain circumstances, terminate our leases.

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.

We expect that our current capital and our other existing resources will not be sufficient and will only provide a limited amount of working capital and may not be sufficient to fund our continuing operations, our proposed exploration work and our planned growth.  We will require additional capital to continue to operate our business beyond the initial phase of development and to further expand our exploration and development programs to additional properties.  We may be unable to obtain additional capital required and if we are able to secure additional capital, it may not be pursuant to terms deemed to be favorable to us and our shareholders.

We may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•

investors’ perception of, and demand for, securities of a U.S.-based mineral exploration company involved in the mining sector;

•

conditions of the U.S. and other capital markets in which we may seek to raise funds;

•

our future results of operations, financial condition, exploration results and cash flows; and

•

economic, political and other conditions in North America.

Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations.

Future mine and/or claim acquisitions and future exploration, development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) may require a substantial amount of additional capital and cash flow.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means.  We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.  If we do not succeed in raising additional capital, our resources may not be sufficient to fund our planned operations going forward.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders.  This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally in the mineral exploration and mining industry in particular), our status as a new enterprise without a significant demonstrated operating history and/or the loss of key management.  Further, if gold and silver gas prices on the commodities markets decline, our revenues from the anticipated operations will decrease and such decreased revenues may increase our requirements for capital.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes, which may adversely impact our financial condition.

No current production from our leased properties.

None of the properties we currently own, lease or control have any blocked out reserves.  The term ore reserves is the calculated tonnage and grade of mineralization that be ascertain within specified accuracy limits of the valuable metal or mineral content of known deposits which may be extracted and processed at a profit under current economic conditions with present technology. The existence of mineralization can be classified as possible, probable and proven according to the level of confidence that can be placed in the data.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully acquire additional mining properties or abandoned mines with other third party companies or property owners will depend on developing and maintaining close working relationships with existing owners of groups of mining claims that are deemed to be exploration targets and abandoned mines that need to be re-evaluated under the new metals prices.  Our ability to select and evaluate suitable properties of interest and to consummate transactions in a highly competitive environment will be critical to our long range success.  These facts are subject to change and may impair our ability to grow and make prudent acquisitions in the future.

To continue to develop our business, we will endeavor to use the business relationships of our new management to identify, screen and enter into strategic relationships, which may take the form of leasing of other mining claims, joint ventures with other private parties and contractual arrangements with other operating exploration companies.  We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them.  Even if we are able to engage in joint venture and enter into strategic investment relationships with existing operators, they may not be pursuant to terms and conditions that are favorable to us.  In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships.  If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

We have no previous operating history in the exploration and mining industry, which may raise substantial doubt as to our ability to successfully develop profitable business operations.

We have no operating history in the exploration and mining industry.  Our business operations must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the mineral exploration and mining industry.  We have not generated any substantial revenues to date.  The five leased properties we now own are not currently in production and subject to completing some additional exploration and development work to ascertain if they contain commercial zones of mineralization.  We have been primarily focused on fund raising activities for the express purpose of acquiring certain mineral rights and leases.   There is nothing at this time on which to base an assumption that our business operations will prove to be successful in the long-term.  Our future operating results will depend on many factors, including, but not limited to:

▪	our ability to raise adequate working capital;
▪	success of the development and exploration program conducted on our properties;
▪	demand for precious metals;
▪	the level of our competition;
▪	our ability to attract and maintain key management and employees; and
▪	the ability of our management to efficiently explore, develop and produce sufficient quantities of ore in the future from our properties.

To achieve profitable operations in the future, we are primarily dependent upon the management to define ore bodies, mine and mill commercial grade ore from the properties controlled by us.  Our management needs to successfully execute on the factors stated above, along with continuing to develop strategies and make acquisitions of abandon mines that had historically significant production or mining claims that are deemed to be good exploration targets to potential enhance our revenue after the mines are reevaluated or additional exploration has been completed in the geographic areas of interest.  Despite our best efforts, our management and various outside consultants may not be successful in their exploration or development efforts or obtain required regulatory approvals on the property where we are entitled to mine and extract precious metals.

We will be highly dependent on our new Officers and Directors.

Frank H. Blair is our Chief Executive Officer and President, Gerald Frankovich is our Vice President and Dwight Weigelt is our Chief Financial Officer, Secretary, and Treasurer.  Assuming these three individuals are the key officers and directors of our company, the loss of any of the three, upon whose knowledge, leadership and technical expertise we shall be relying on in the future, would harm our ability to execute our new business plan.

Our success after the proposed reorganization will depend heavily upon the future contributions of the above three individuals, whose knowledge, leadership and technical expertise would be difficult to replace and impact our ability to retain and attract new or replacement technical and professional personal.  If we were to lose their services, our ability to execute our new business plan would be harmed and we may be forced to cease operations until such time as we could hire a suitable replacement for them.

We will be a reorganized start-up company.

American Cordillera Mining Corporation is attempting a reorganization to engage in a new and different business.  If successful, of which there is no assurance, the newly reorganized business, will still be deemed to be a start-up company that has generated a limited amount of revenue its inception.  We expect to incur significant operating losses for the foreseeable future, and there can be no assurance that we will be able to validate and to market products in the future that will generate revenues or that any revenues generated will be sufficient for us to become profitable or thereafter maintain profitability.

We have limited operating history upon which to evaluate our potential for future success.

The likelihood of our success must be considered in light of the risks and uncertainties frequently encountered by early stage companies like ours in an evolving market, such as unforeseen capital requirements, failure of market acceptance, failure to establish business relationships, and competitive disadvantages as against larger and more established companies. If we are unsuccessful in addressing these risks and uncertainties, our business will be materially harmed.

Our proposed post-reorganization management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our proposed new management team has had very limited public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws, including filing required reports and other information required on a timely basis.  It may be expensive to implement and effect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations, and we may not have the resources to do so.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Our lack of diversification will increase the risk of an investment in AMCOR, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our new business will initially be in the mineral exploration industry and focus on nine properties leased or owned by us.  Larger companies have the ability to manage their risk by diversification.  However, we will lack diversification, in terms of both the nature and geographic scope of our business.  As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified, enhancing our risk profile.  If we cannot diversify or expand our operations, our financial condition and results of operations could deteriorate.  Initially, we are solely dependent on the expertise of our management to conduct comprehensive exploration and evaluate the economic viability of our leased properties.

Certain of our existing stockholders have substantial influence over our company, and their interests may not be aligned with the interests of our other stockholders.

Mr. Frank H. Blair, our President and Chief Executive Officer, beneficially owns approximately 3,500,000 shares of our stock which represents approximately 4% of our outstanding voting securities.  As a result, Mr. Blair has influence over our business, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors and other significant corporate actions. This concentration of ownership may also have the effect of discouraging, delaying or preventing a future change of control, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our Company and might reduce the price of our shares.

The lingering effects of the global financial crisis may significantly impact our business and financial condition for the foreseeable future.

The lingering effects of the credit crisis and related periodic turmoil in the global financial system may adversely impact our business and our financial condition, and we may face challenges if conditions in the financial markets do not improve.  Our ability to access the capital markets may be restricted at a time when we would like, or need, to raise financing, which could have an impact on our flexibility to react to changing economic and business conditions.  The economic situation could have an impact on the properties leased and controlled by us in that it may be impossible to secure additional capital to finance development of the properties. If capital is available to finance growth, it may not be on terms and conditions that are favorable to us and this may impact the shareholders of us in a negative way as it relates to dilution.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the SEC adopted rules requiring public companies to include a report of management on our internal controls over financial reporting in their annual reports, including Form 10-K. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting as well as the operating effectiveness of our internal controls.  Accordingly, we have not evaluated our internal control systems in order to allow our management to report on, and our independent auditors to attest to, our internal controls as required by these requirements of SOX 404. Under current law, we have been subject to these requirements beginning with our annual report for the fiscal year ended December 31, 2011, although the auditor attestation will not be required until our annual report for the fiscal year ending December 31, 2012. We can provide no assurance that we will comply with all of the requirements imposed thereby. There can be no positive assurance that we will receive a positive attestation from our independent auditors. In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

We have an accumulate working capital deficit of $326,698 as of December 31, 2011 and have incurred a net loss of approximately$103,000 and a net cash used in operating activities of approximately $115,000 for the year ended December 31, 2011 and have had no significant source of revenue.  From January 1, 2012 through September 30, 2012, we had an additions net loss of approximately $109,153.  The future of our company is dependent upon future profitable operations from the production of copper and the development of our mineral properties.  Our management will need to seek additional financing in the future.  These conditions raise substantial doubt about our company’s ability to continue as a going concern. Although there are no assurances that our plans will be realized, our management believes that we will be able to continue operations in the future.

Competition in obtaining rights to explore and develop gold and silver properties and abandoned mines in the future may impair our business.

The mining industry, property acquisition and exploration for commercial minerals and precious metals is highly competitive.  Other mining companies may seek to acquire mineral leases and other properties in our area of interest.  This competition is increasingly intense as prices of gold and silver on the commodities markets have increased in recent years.  Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors.  Competitors include larger companies which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own mining and milling operations, which may give them a competitive advantage.  In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests.  If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our results of operation and financial condition.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy, which envisions expanding our business, is based in part on anticipated future income, of which there is no assurance.  If we fail to effectively manage our growth, our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise and manage new employees.  We cannot assure that we will be able to:

▪	meet our capital needs;
▪	expand our systems effectively or efficiently or in a timely manner;
▪	allocate our human resources optimally;
▪	identify and hire qualified employees or retain valued employees; or
▪	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

RISKS RELATED SPECIFICALLY TO PRECIOUS METALS EXPLORATION AND THE MINING INDUSTRY

The imprecision of mineral deposit estimates may prove any resource calculations that we make to be unreliable.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, geophysical surveys and analysis of drilling results and industry practices.  Valid estimates made at a given time may significantly change when new information becomes available.  By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable.  Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves.  If our exploration program locates a mineral deposit, there can be no assurances that any of such deposits will ever be classified as reserves.

We are sensitive to fluctuations in the price of gold and silver, which is beyond our control.  The price of gold and silver is volatile and price changes are beyond our control.

The price of precious metals can fluctuate dramatically in a short period of time.  The prices of gold and silver have been and will continue to be affected by numerous factors beyond our control.  Factors that affect the price of gold and silver include the demand from consumers for products that use gold and silver, economic conditions, demand by industries that use gold and silver in the production of products, over supply from secondary sources and costs of production.  Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect the economic viability of our exploration targets.

The volatility of metals prices in general may adversely affect our exploration efforts.

If prices for gold and silver decline, it may not be economically feasible for us to initial any limited production or continue exploration on any of our leased or owned properties or to interest a joint venture partner in developing commercial production on one or more of our properties.  We may make substantial expenditures for exploration or additional development of the property, which cannot be recovered if production becomes uneconomical.  Gold and silver prices historically have fluctuated widely, based on numerous factors including, but not limited to:

•

industrial and jewelry demand;

•

market supply from new production and release of existing bullion stocks;

•

central bank lending, sales and purchases of gold;

•

forward sales of gold and silver by producers and speculators;

•

production and cost levels in major gold-producing regions;

•

rapid short-term changes in supply and demand because of speculative or hedging activities; and

•

macroeconomic factors, including confidence in the global monetary system; inflation expectations; interest rates and global or regional political or economic events.

Mineral exploration and prospecting is highly competitive and speculative business and we may not be successful in seeking available opportunities.

The process of mineral exploration and prospecting is a highly competitive and speculative business.  Individuals are not subject to onerous accreditation and licensing requirements prior to beginning mineral exploration and prospecting activities, and as such AMCOR, in seeking available opportunities, will compete with numerous individuals and companies, including established, multi-national companies that have substantially more experience and resources than our company.  The exact number of active competitors at any one time is heavily dependent on current economic conditions; however, statistics provided by the AEBC (The Association for Mineral Exploration, British Columbia), state that approximately 1,000 mining companies operate in North America.  Each one of these companies can be considered to be in competition with our company for mineral resources in North America. The Government of Canada at: http://mmsd1.mms.nrcan.gc.ca/mmsd/exploration/default.asp, reports that in 2006, $140.6 billion was spent in mineral exploration activities in British Columbia alone.

Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which, ultimately, become productive. However, while we compete with other exploration companies for the rights to explore other claims, there is no competition for the exploration or removal of mineral from our claims by other companies, as we have no agreements or obligations that limit our right to explore or remove minerals from our claims.

Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.  The historical trend toward stricter environmental regulation may continue, and, as such, represents an unknown factor in our planning processes.

All mining is regulated by the government agencies at the Federal, State and County levels of government in the United States.  Compliance with such regulation has a material effect on the economics of our operations and the timing of project development.  Our primary regulatory costs will be related to filing fees pertaining to the maintenance of 83 mining claims owned by us and the 154 claims we have leased from third parties, which were staked on Federal ground and securing all the necessary federal and state permits and licenses to explore and develop the mineral resources that may exist on the various properties leased by us.  In the event a commercial ore would be discovered and defined on one or more properties we have under lease or the location of unpatented mining claims by us, obtaining new or expanded licenses and permits from government agencies before the commencement of larger scale mining program would be very expensive and time consuming.  A comprehensive environmental impact study would be required to be undertaken on our property in order to obtain governmental approval to commence and conduct large scale mining on our property.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project.  Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

We face substantial governmental regulation.

Because we have commenced small scale mining operations, we are subject to inspection and regulation by the Mine Safety and Health Administration of the United States Department of Labor ("MSHA") under the provisions of the Mine Safety and Health Act of 1977.  The Occupational Safety and Health Administration ("OSHA") also has jurisdiction over safety and health standards not covered by MSHA.

Current Environmental Laws and Regulations could cause us to incur high costs and significant delays to our business plans.

We must comply with environmental standards, laws and regulations that may result in greater or lesser costs and delays depending on the nature of the regulated activity and how stringently the regulations are implemented by the regulatory authority.  The costs and delays associated with compliance with such laws and regulations could stop us from proceeding with the exploration of the areas around the properties currently under lease to our company.  Laws and regulations involving the protection and remediation of the environment and the governmental policies for implementation of such laws and regulations are constantly changing and are generally becoming more restrictive.  We expect to make in the future significant expenditures to comply with such laws and regulations.  These requirements include regulations under many state and U.S. federal laws and regulations, including the:

•

Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund") which regulates and establishes liability for the release of hazardous substances;

•

the U.S. Endangered Species Act;

•

the Clean Water Act;

•

the Clean Air Act;

•

the U.S. Resource Conservative and Recovery Act ("RCRA");

•

the Migratory Bird Treaty Act;

•

the Safe Drinking Water Act;

•

the Emergency Planning and Community Right-to-Know Act;

•

the Federal Land Policy and Management Act;

•

the National Environmental Policy Act; and

•

the National Historic Preservation Act.

The United States Environmental Protection Agency continues the development of a solid waste regulatory program specific to mining operations such as ours, where the mineral extraction and beneficiation wastes are not regulated as hazardous wastes.

Some of our properties are located in a historic mining district with past production and are deemed to be abandoned mines.  We are exposed to liability, or assertions of liability that would require expenditure of legal defense costs, under joint and several liability statutes for cleanups of historical wastes that have not yet been completed.

Environmental Regulations.

Environmental laws and regulations may also have an indirect impact on us, such as increased costs for electricity due to acid rain provisions of the United States Clean Air Act Amendments of 1990.  Charges by refiners to which we may sell any metallic concentrates and products have substantially increased over the past several years because of requirements that refiners meet revised environmental quality standards.  We have no control over the refiner's operations or their compliance with environmental laws and regulations.

We could be subject to Environmental Liability.

We are subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste rock and materials that could occur as a result of our mineral exploration and production.  To the extent that we are subject to environmental liabilities, the payment of such liabilities or the costs that we may incur to remedy environmental pollution would reduce funds otherwise available to us and could have a material adverse effect on our financial condition or results of operations. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy.  The potential exposure may be significant and could have a material adverse effect on us.  We have not purchased insurance for environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) because it is not generally available at a reasonable price.

We will have to obtain Environmental Permits which could prove costly to our business and profitability.

All of our exploration activities are subject to regulation under one or more of the various State and Federal environmental laws and regulations in the U.S.  Many of the regulations require us to obtain permits for our activities.  We must update and review our permits from time to time, and are subject to environmental impact analyses and public review processes prior to approval of the additional activities.  It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have a significant impact on some portion of our business, causing those activities to be economically re-evaluated at that time.

Those risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capabilities.  The posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, and therefore increases in bonding requirements could prevent our operations from continuing even if we were in full compliance with all substantive environmental laws.

Mining and exploration activities are subject to extensive regulation by federal and state governments.  Future changes in governments, regulations and policies, could adversely affect our results of operations for a particular period and our long-term business prospects.

Mining and exploration activities are subject to extensive regulation by many government agencies on all levels.  Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters.  Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect our results of operations in a particular period and its long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside our control.

Potential Legislation.

Changes to the current laws and regulations governing the operations and activities of mining companies, including changes in permitting, environmental, title, health and safety, labor and tax laws, are actively considered from time to time.  We cannot predict such changes, and such changes could have a material adverse impact on our business.  Expenses associated with the compliance with such new laws or regulations could be material. Further, increased expenses could prevent or delay exploration projects and could, therefore, affect future levels of mineral production.

Exploration for precious metals is risky and may not be commercially successful, and the advanced exploration technologies to be used by consultants to be retained by us cannot eliminate exploration risk.

Our initial future success will depend on the data and results of our proposed exploration and the results of exploratory drilling and geophysical surveys.  Precious metals exploration involves a high degree of risk.  These risks are more acute in the early stages of exploration.

Expenditures on exploration and development may not result in establishment of ore reserves of commercially viable quantities of gold and silver ore.  It is difficult to project the costs of implementing exploratory and development work due to the inherent uncertainties of drilling in search of certain geological structures, the costs associated with encountering various drilling conditions, changes in drilling plans and locations as a result of prior drilling and structural unconformities that may be encountered in the mine.

Our business will suffer if we cannot obtain or maintain necessary licenses.

The surface exploration on the leased properties will require licenses, permits, bonds and in some cases renewals of licenses and permits from various governmental authorities.  Our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors.  Our inability to obtain or our loss of or denial of extension of, any of these licenses or permits could hamper our ability to conduct exploration.

RISKS RELATING TO THE OWNERHIP OF AMERICAN CORDILLERA MINING CORPORATION COMMON STOCK

Risks Relating to Low Priced Stocks.

Although our Common Stock is approved for trading on the OTC Bulletin Board, there has only been little if any trading activity in the stock.  Accordingly, there is no history on which to estimate the future trading price range of the Common Stock.  If the Common Stock trades below $5.00 per share, trading in the Common Stock will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-FINRA equity security that has a market price share of less than $5.00 per share, subject to certain exceptions).  Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse).  For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale.  The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer.  Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the Common Stock which could severely limit the market liquidity of the Common Stock and the ability of holders of the Common Stock to sell it.

When and if a trading market for our stock develops, the market price of our common stock is likely to be volatile, leading to the possibility of its value being depressed at a time when shareholders may want to sell your holdings.

The market price of our common stock can become volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

•

our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

•

changes in financial estimates by us or by any securities analysts who might cover our stock;

•

speculation about our business in the press or the investment community;

•

significant developments relating to our relationships with our consultants and out-sourced contracting companies which will be utilized for most of exploration services;

•

stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the mining industry;

•

customer demand for our products;

•

investor perceptions of the mining industry in general and our Company in particular;

•

the operating and stock performance of comparable companies;

•

general economic conditions and trends;

•

announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

•

changes in accounting standards, policies, guidance, interpretation or principles;

•

loss of external funding sources;

•

sales of our common stock, including sales by our directors, officers or significant stockholders; and

•

additions or departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us.

Because we were a “shell company”, investors in our company will not be able to utilize Rule 144 to sell their shares until at least one year after we cease to be a shell company, but will have to rely on our maintaining an effective registration statement to allow for resale of their shares.

The Shares issued to investors in AMCOR cannot be sold pursuant to Rule 144 promulgated under the Securities Act until one year after AMCOR ceases to be a shell company.  In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities shares for at least six months, including persons who may be deemed “affiliates” of AMCOR, as that term is defined under the Securities Act, would be entitled to sell within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares or the average weekly trading volume of shares during the four calendar weeks preceding such sale.  Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about AMCOR.  A person who has not been an affiliate of AMCOR at any time during the three months preceding a sale, and who has beneficially owned his shares for at least one year, would be entitled under Rule 144 to sell such shares without regard to any volume limitations under Rule 144.

American Cordillera Mining Corporation was a shell company prior to filing this periodic report on Form 8-K and therefore a majority of its shareholders may not currently utilize Rule 144 to sell their shares.  Rule 144 is not available for sales of shares of companies that are or have been “shell companies” except under certain conditions.  AMCOR completed an asset acquisition and has removed its status as a shell company by filing this report on Form 8-K.  Shareholders are able to utilize Rule 144 one year after the filing of this Form 8-K, assuming it files the documents it is required to file as a reporting company.  Investors in AMCOR whose shares have been registered in an effective and current registration statement will be able to sell their shares pursuant to said registration statement.  They will not be able to rely on Rule 144 to sell their shares during the one year period after the filing of this Form 8-K changing our shell status if the registration statement’s effectiveness is not maintained on a temporary or permanent basis.

Limitation on Liability of Directors and Officers.

Our Articles of Incorporation includes provisions to eliminate, to the fullest extent permitted by Nevada General Corporation Law as in effect from time to time, the personal liability of directors of AMCOR for monetary damages arising from a breach of their fiduciary duties as directors.  The Articles of Incorporation also includes provisions to the effect that AMCOR shall, to the maximum extent permitted from time to time under the law of the State of Nevada, indemnify any director or officer.  In addition, AMCOR’s bylaws require us to indemnify, to the fullest extent permitted by law, any director, officer, employee or agent of AMCOR for acts which such person reasonably believes are not in violation of AMCOR’s corporate purposes as set forth in the Articles of Incorporation.

Potential Issuance of Additional Common and Preferred Stock.

AMCOR is authorized to issue up to 200,000,000 shares of Common Stock.  To the extent of such authorization, our Board of Directors has the ability, without seeking stockholder approval, to issue additional shares of Common Stock in the future for such consideration as the Board of Directors may consider sufficient.  The issuance of additional Common Stock in the future will reduce the proportionate ownership and voting power of the Common Stock offered hereby.  AMCOR is also authorized to issue up to 10,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors.  To the extent of such authorization, such designations may be made without stockholder approval.  The designation and issuance of series of preferred stock in the future would create additional securities which would have dividend and liquidation preferences over the Common Stock offered hereby.  In addition, the ability to issue any future class or series of preferred stock could impede a non-negotiated change in control and thereby prevent stockholders from obtaining a premium for their Common Stock.  See “Description of Securities.”

No Assurance of a Liquid Public Market for Securities.

Although AMCOR’s shares of Common Stock are currently eligible for quotation on the OTC Bulletin Board and the Pink Sheets, there has been no significant market in such stock.  There has been no long term established public trading market for the Common Stock, and there can be no assurance that a regular and established market will be developed and maintained for our stock.  There can also be no assurance as to the depth or liquidity of any market for the Common Stock or the prices at which shareholders may be able to sell the shares.

Currently Not Approved for Trading on the DTCC System.

The Depository Trust and Clearing Corporation, through its subsidiary DTC, provides electronic clearing, transfer, settlement and information services for Pink Sheet and over-the-counter stocks.  As of this date, we have not been approved for electronic trading using the DTC system.  We will make application for electronic trading after the filing of this Form 8-K.

Volatility of Stock Prices.

In the event that a public market for our Common Stock is created, market prices for the Common Stock will be influenced by many factors and will be subject to significant fluctuations in response to variations in operating results of AMCOR and other factors such as investor perceptions of AMCOR, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to our activities, future financial condition and management.

The market price of our common stock is, and is likely to continue to be highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to a number of factors, some of which are beyond our control, including:

▪

dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

▪	announcements of new mining property acquisitions, ore reserve discoveries or other business initiatives by our competitors;
▪	our ability to take advantage of new acquisitions, ore reserve discoveries or other business initiatives;
▪	fluctuations in revenue from our mining operation;
▪	changes in the market price for gold and silver and/or in the capital markets generally;
▪	changes in the demand for gold and silver, including changes resulting from the number of new mines going into production on a global basis;
▪	quarterly variations in our revenues and operating expenses;
▪	changes in the valuation of similarly situated companies, both in our industry and in other industries;
▪	changes in analysts’ estimates affecting our company, our competitors and/or our industry;
▪	changes in the accounting methods used in or otherwise affecting our industry;
▪	additions and departures of key personnel;
▪	announcements of technological and metallurgical innovations becoming available to the exploration and mining industry;
▪	possible industrial accidents or cave-ins that could cause closure of the one of our properties;
▪	fluctuations in interest rates and the availability of capital in the capital markets; and
▪	significant sales of our common stock, including sales by selling stockholders following the registration of shares under a prospectus.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause the price of our common stock to decline.

Our exploration results will likely vary in the future primarily as a result of the information to be developed on our leased properties.  Our operating expenses, expenses that we incur regarding investments in exploration and development programs with other partners, the prices of gold and silver in the commodities markets and other factors.  If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

Stockholders will experience dilution upon the exercise of stock options.

In 2001, our Board of Directors also adopted the 2001 Equity Incentive Plan, pursuant to which we may issue up to 1,000,000 shares of our common stock either upon exercise of stock options granted under such plan or through restricted stock awards under such plan.  If the holders of outstanding options exercise those options or our Compensation Committee determines to grant restricted stock awards under our incentive plan, stockholders may experience dilution in the net tangible book value of our common stock.  Further, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price.  Our Board of Directors authorized an increase in the number of shares available under the plan from 1,000,000 to 5,000,000 and it was ratified by proxy vote in our 2012 Annual Meeting on December 31, 2012.

Certain provisions of our Articles of Incorporation may make it more difficult for a third party to effect a change-of-control.

Our Articles of Incorporation authorize our Board of Directors to issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our Board of Directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent our stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.  Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in our common stock.

FINANCIAL INFORMATION

Selected Financial Information

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.  Northern Adventures, Inc. is a non-reporting private holding company with no active business.  The financial information for AMCOR and its wholly owned subsidiary AMCOR Exploration, Inc. are included in this report on Form 8-K.  Pro forma financial information also appears in this report on Form 8-K.

PROPERTIES

Office Locations

The address of our principal office is: 1314 S. Grand Boulevard, Suite 2 - 250, Spokane, WA 99202. An unaffiliated party is providing approximately 1,250 square feet of office space on a month-to-month basis at the rate of $300 per month.  The subleased space is currently fully utilized by our operation.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS THIS INFORMATION FROM OUR REPORT ON FORM 8-K CONTAINS “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVES A HIGH DEGREE OF RISK AND UNCERTAINTY. ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACTS, INCLUDED IN OR INCORPORATED BY REFERENCE INTO THIS FORM 8-K ARE FORWARD-LOOKING STATEMENTS. IN ADDITION, WHEN USED IN THIS DOCUMENT, THE WORDS “ANTICIPATE,” “ESTIMATE,” “PROJECT,” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS DUE TO RISKS AND UNCERTAINTIES THAT EXIST IN OUR OPERATIONS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS INCLUDING AMONG OTHERS, THE RISK THAT OUR PRODUCT DEVELOPMENT PROGRAMS WILL NOT PROVE SUCCESSFUL, THAT WE WILL NOT BE ABLE TO OBTAIN FINANCING TO COMPLETE ANY FUTURE PRODUCT DEVELOPMENT, THAT OUR PRODUCTS WILL NOT PROVE COMPETITVE IN THEIR MARKETS. THESE RISKS AND OTHERS ARE MORE FULLY DESCRIBED IN OUR MOST RECENT 10-K ANNUAL REPORT. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE ANTICIPATED, ESTIMATED OR PROJECTED.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS INCLUDED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GIVE ANY ASSURANCES THAT THESE EXPECTATIONS WILL PROVE TO BE CORRECT. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

The following discussion and analysis should be read in conjunction with our consolidated financial statements and the notes thereto appearing in Item 9.01.

This discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared under accounting principles generally accepted in the United States of America.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could materially differ from those estimates.  We have disclosed all significant accounting policies in Note 2 to the financial statements included in this Form 10-Q.

Plan of Operations

In its initial operational stage beginning with its commencement of operations in 1999, American Cordillera Mining Corporation was an e-commerce based company which engaged in the business of acquiring and marketing antiques and collectible items, focusing our attention on high quality pieces from the Far East.  This business did not prove successful.  Our plan of operation for the coming year is to identify and acquire a favorable business opportunity through a merger or acquisition.

As an initial step to potentially redirect our business to the mineral exploration industry, on May 7, 2011, we formed APD Metals, Inc., a wholly owned subsidiary corporation in the state of Nevada.  APD Metals, Inc. was formed with the intent of acquiring mining properties in the Northwest United States and for the purpose of evaluating the feasibility of diversifying into the mineral exploration business.  As of this date, no properties or mineral leases have been acquired.  On May 8, 2012, the corporate name of our wholly owned subsidiary was changed from APD Metals, Inc. to AMCOR Exploration, Inc.

Loans Receivable.  On April 8, 2011, we entered into a non-binding Letter of Intent with Northern Adventures LLC, (“Northern”), an unrelated entity, pertaining to securing an option to enter into a lease agreement related to two mineral properties located in the state of Montana.  As part of the signing of the Letter of Intent with Northern, we made a one hundred twenty (120) day unsecured loan in the amount of $115,000 to Northern for the express purpose of securing additional mineral rights in the immediate area of the two mineral properties owned by Northern by locating, filing and recording approximately 55 unpatented mining claims at an average cost of $400 each.  The promissory note bears interest at 8% per annum.  Under the terms of the Letter of Intent, we agreed to loan Northern up to $200,000.  As of September 30, 2012, we have loaned Northern an aggregate principal amount of $382,500 pursuant to 17 promissory notes detailed below, exceeding the amount agreed upon in the Letter of Intent by $182,500.  All notes bear interest at 8% per annum as shown in the chart below.  As a consequence of protracted inclement weather which inhibited the proposed work defined in the Letter of Intent between AMCOR and Northern executed on April 8, 2011, we agreed with Northern to amend the non-binding Letter of Intent on five occasions, with the last amendment dated September 5, 2012 extending the maturity date of all promissory notes with Northern (listed below) to December 31, 2012.

Subsequently, on July 3, 2012, AMCOR signed an Option to Purchase Mineral Assets Agreement (the “Option Agreement”) with Northern Adventures, Inc. and Northern Adventures, LLC to acquire certain mineral assets owned by Northern Adventures, Inc. that included the mineral properties covered by the Letter of Intent plus additional properties acquired with capital loaned by AMCOR to Northern Adventures LLC.

On October 1, 2012, the Option Agreement was amended, extending the termination date of the original agreement from October 1, 2012 to December 31, 2012.   See Subsequent Events below for a full description of the option agreement.

Loaned To	Date	Amount	Details
Northern Adventures LLC	4/4/2011	$ 20,000	8% interest
Northern Adventures LLC	4/12/2011	$ 35,000	8% interest
Northern Adventures LLC	5/3/2011	$ 40,000	8% interest
Northern Adventures LLC	8/24/2011	$ 40,000	8% interest
Northern Adventures LLC	9/8/2011	$ 15,000	8% interest
Northern Adventures LLC	9/21/2011	$ 20,000	8% interest
Northern Adventures LLC	10/10/2011	$ 7,500	8% interest
Northern Adventures LLC	11/1/2011	$ 20,000	8% interest
Northern Adventures LLC	11/15/2011	$ 25,000	8% interest
Northern Adventures LLC	1/5/2012	$ 15,000	8% interest
Northern Adventures LLC	1/21/2012	$ 17,500	8% interest
Northern Adventures LLC	5/15/2012	$ 10,000	8% interest
Northern Adventures LLC	5/18/2012	$ 25,000	8% interest
Northern Adventures LLC	6/18/2012	$ 32,500	8% interest
Northern Adventures LLC	7/30/2012	$ 30,000	8% interest
Northern Adventures LLC	8/6/2012	$ 5,000	8% interest
Northern Adventures LLC	9/18/2012	$ 25,000	8% interest
	Total	$ 382,500

As of September 30, 2012, interest in the amount of $25,450 has accrued on the aggregated principal amount of $382,500 owed to us by Northern Adventures, LLC.

Loans Payable.  Between April 4, 2011 and September 30, 2012 we entered into loans pursuant to promissory notes convertible into shares of common stock at $0.05 per share for an aggregate principal amount of $540,000, each at an interest rate of 8% per annum, of which principal of $486,000 remains outstanding after payment of $50,000 to one note holder.  The promissory notes are as follows:

On April 4, 2011, we executed a convertible promissory note with an accredited unrelated corporation, relating to a loan in the amount of $50,000 at 8% interest per annum with an initial maturity date of January 3, 2012, which was extended to August 31, 2012 on June 30, 2012.  During period ended December 31, 2011, a total of $19,000 was repaid on the note.  During period ended September 30, 2012, the balance of $31,000 was repaid on the note.  Interest in the amount of $3,088 still remains unpaid on the note.  This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.  As of September 30, 2012, total principal in the amount of $0 was still outstanding.

On April 12, 2011, we entered into a definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest with a maturity date of January 7, 2012 which was extended to December 31, 2012 on September 30, 2012.  This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On April 30, 2011, we entered into a definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest with a maturity date of January 25, 2012 which was extended to December 31, 2012 on August 14, 2012.  This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On August 23, 2011, we entered into a definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest with a maturity date of December 31, 2011 which was extended to December 31, 2012 on August 14, 2012.  This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On September 6, 2011, we entered into a definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of January 14, 2012 which was extended to December 31, 2012 on September 30, 2012.  This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On September 20, 2011, we entered into a definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of December 31, 2011 which was extended to December 31, 2012 on September 30, 2012.  This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On September 30, 2011, we entered into a definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with an initial maturity date of December 31, 2011 which was extended to December 31, 2012 on August 14, 2012.  This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On November 2, 2011, we entered into a similar definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of March 31, 2012, which was extended to December 31, 2012 on September 30, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On November 14, 2011, we entered into a similar definitive agreement with an accredited unrelated corporation, and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest with a maturity date of March 31, 2012, which was extended to December 31, 2012 on September 30, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On February 17, 2012, we entered into a similar definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of March 31, 2012, which was extended to December 31, 2012 on August 14, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On May 15, 2012, we entered into a similar definitive agreement with an unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $11,000 at 8% interest with a maturity date of June 30, 2012, which was extended to December 31, 2012 on September 30, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On May 18, 2012, we entered into a similar definitive agreement with an accredited unrelated corporation, and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of August 31, 2012,which was extended to December 31, 2012 on September 30, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On June 15, 2012, we entered into a similar definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of August 14, 2012, which was extended to December 31, 2012 on September 30, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On June 18, 2012, we entered into a similar definitive agreement with an unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $10,000 at 8% interest with a maturity date of August 14, 2012, which was extended to December 31, 2012 on September 30, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On July 30, 2012, we entered into a similar definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $10,000 at 8% interest with a maturity date of September 30, 2012, which was extended to December 31, 2012 on September 30, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On July 30, 2012, we entered into a similar definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $10,000 at 8% interest with a maturity date of September 30, 2012, which was extended to December 31, 2012 on September 30, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On July 30, 2012, we entered into a similar definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $10,000 at 8% interest with a maturity date of September 30, 2012, which was extended to December 31, 2012 on September 30, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On July 30, 2012, we entered into a similar definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $10,000 at 8% interest with a maturity date of September 30, 2012, which was extended to December 31, 2012 on September 30, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On August 6, 2012, we entered into a similar definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $20,000 at 8% interest with a maturity date of September 30, 2012, which was extended to December 31, 2012 on September 30, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On September 17, 2012, we entered into a similar definitive agreement with an accredited unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of December 31, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On September 17, 2012, we entered into a similar definitive agreement with an unrelated individual, and executed a convertible promissory note relating to a loan in the amount of $5,000 at 8% interest with a maturity date of December 31, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On April 1, 2012 seven of the above note holders agreed to convert the principal and accrued interest of their promissory notes to common stock subject to AMCOR acquiring the assets of Northern Adventures, Inc. ("NAI")  The conversion of the promissory notes is therefore on hold pending the consummation of an asset acquisition transaction between AMCOR and NAI.

At September 30, 2012, a total of $34,581 of interest had accrued on the convertible promissory notes with an aggregate principal amount of $486,000.

Results of Operations

Since AMCOR was formed on July 23, 1996, it has earned minimal revenues and has incurred a net operating loss since its inception of $435,851 through September 30, 2012.

Results of operations for the nine months ended September 30, 2012, compared to the nine months ended September 30, 2011 are as follows:

Net cash used in operating activities during the three months ended September 30, 2012 was $83,212 as compared to net cash used in operating activities during the three months ended September 30, 2011 of $74,317.  For the nine months ended September 30, 2012, we reported a net loss of $109,153, gross revenues of $0, with a gross profit on sales of $0, compared to a net loss of $53,622 sales of $2,500, and a gross profit on sales of $0 during the months ended September, 2011.  We incurred operating expenses of $104,195 in the nine months ended September, 2012 and $51,534 in the nine months ended September 30, 2011.  This is an increase of $52,661.  The major difference in the two periods was attributable to an increase in professional and consulting fees related to evaluating new business opportunities, specifically in the mineral exploration business, and due diligence related to a possible reorganization of the company.

Revenues

Total net revenues amounted to $0 for the nine months ended September 30, 2012 compared to $2,500 for the corresponding period in the prior year.  This lack of revenue is attributed to the requirements to prepare for a proposed change in direction of the company’s future new business.

Operating Expenses

We incurred operating expenses of $104,195 in the nine months ended September 30, 2012 and $51,534 in the nine months ended September 30, 2011.  This is an increase of $52,661.  The major difference in the two periods was attributable to an increase in professional fees.

Net Income or Loss

For the nine months ended September 30, 2012, we reported a net loss of $109,153 compared to a net loss of $53,622 for the corresponding period in the prior year, an increase in net loss of $55,531. The net loss increase is primarily due to an increase in professional fees and interest expense.

Liquidity and Capital Resources

With respect to long term liquidity (periods in excess of one year), we are unable to reasonably project or otherwise make assumptions concerning future cash flows or amounts of funds that may be available to us.  With additional funding to carry on and support operations, management anticipates that our operating expenses would increase in the long-term as a result of an increase in sales and marketing activities, as well as general and administrative costs. Long-term liquidity is directly dependent upon either the future success of our business or our ability to identify and acquire a favorable business opportunity through merger or acquisition.  Without reasonable funding in the near future, we would attempt to enter into one or more business transactions that could involve a merger or sale of our company and/or the sale of some or all of its assets to protect our shareholders’ interest and investments.  No binding merger or acquisition agreements have been entered into at this time.

Our cash in the bank at September 30, 2012 was $1,828.  We do not have any available lines of credit.  Since inception we have financed our operations from private placements of equity securities and loans.  Between April 4, 2011 and September 30, 2012 we received loans for an aggregate principal amount of $540,000 as described above.  During period ended December 31, 2011 and September 30, 2012, a total of $19,000 and $31,000 were repaid on the loans, respectively.  Of the loan balances, $4,000 of the loans are non convertible.  As of September 30, 2012, we have loaned Northern a total of $382,500 at 8% interest per annum pursuant a Letter of Intent as described above.  Our recent cash burn rate in our operations over year 2011 has been approximately $9,000 per month.  The cash burn rate has remained constant over the last quarter.  Given this recent rate of use of cash in our operations, we do not have sufficient capital to carry on operations past December 2012.  Our long term capital requirements and the adequacy of our available funds will depend on many factors, including the reporting company costs, public relations fees, and operating expenses, among others.  If we are unable to raise additional capital to repay loans, generate sufficient revenue, or receive further loans on an as needed basis, we will have to curtail or cease our operations.

We have had minimal operations and very limited revenues.  From inception to September 30, 2012, we have an accumulated deficit of $435,851.  For the nine months ended September 30, 2012, we had a net loss of $109,153 and no revenues from sales.  At September 30, 2012, we had cash of $1,828, and receivables of $407,951, for total current assets of $409,779.  Of these assets $382,500 are from notes receivable and $25,451 is from accrued interest on the notes.  At September 30, 2012 our total liabilities were $555,755.  $486,000 of these liabilities are from convertible notes payable and $4,000 were from non-convertible notes payable.  We have realized only minimal revenue from sales and had a net loss for the year ended December 31, 2011.  We believe that we could experience negative operating cash flow for the foreseeable future.  At September 30, 2012, we had outstanding debt of $486,000 from convertible loans as described in the Plan of Operations section above.  On April 1, 2012 seven of the above note holders agreed to convert the principal and accrued interest of their promissory notes to common stock subject to AMCOR acquiring the assets of Northern Adventures, Inc.  The conversion of the promissory notes are therefore on hold pending the consummation of an asset acquisition transaction between AMCOR and Northern Adventures, Inc.

If we decide not to proceed with our planned asset acquisition transaction with Northern Adventures, Inc. and Northern Adventures, LLC, under our Letter of Intent $145,000 of our loans will be treated as liquidated damages and will not be repaid leaving only principal of $237,500 plus accrued interest to be repaid.  There is no guarantee that Northern Adventures, LLC will be able to repay the principal and accrued interest of $25,450 that is owed to us and if our lenders do not convert their promissory notes to common shares in that circumstance, we will have to repay those lenders the aggregate principal amount and accrued interest of $524,581.  Even if Northern Adventures, LLC were to repay its notes in full, we would still owe our lenders approximately $117,000.

Our existing cash position is not sufficient to support our operations.  Accordingly, we continue to examine a range of possible funding sources, including additional strategic alliances, additional equity or debt private placements, the sale of existing assets, as well as the possibility of entering into one or more business transactions that could involve a merger or sale of our company and/or the sale of some or all of its assets.  We do not currently have any contractual restrictions on our ability to incur debt.  Any such indebtedness could contain covenants that would restrict our operations.  There can be no assurance that additional financing will be available on terms favorable to us, or at all.  If equity or convertible debt securities are issued, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of our common stock.  This effect is attributed to the fact that while additional shares of common stock are issued from our treasury, our earnings at that particular moment remain consistent and, therefore, the earnings per share decreases.  If we are unsuccessful in these efforts, we will be required to curtail our ongoing operations.  If we were unable to sufficiently curtail our costs in such a situation, we might be forced to seek protection of the courts through reorganization, bankruptcy or insolvency proceeding, or cease operations completely.

Subsequent Events

On October 1, 2012, American Cordillera Mining Corporation (AMCOR) and AMCOR Exploration, Inc., its wholly owned subsidiary (“Optionees”) entered into an Amended Option to Purchase Mineral Assets Agreement (the “Option Agreement”) with Northern Adventures, LLC (NALLC) and Northern Adventures, Inc. (NAI) (Optionors) related to the option to purchase certain mineral assets, existing mineral lease agreements, unpatented mining claims and an option to purchase existing leases from the state of Washington.  The exercise price for the option is the exchange of all promissory notes owed by NALLC to AMCOR, currently in the aggregate principal amount of $382,500 plus accrued interest of $30,564 as of November 30, 2012.  In the event AMCOR provides any additional loans to NALLC between the date of execution of the Option Agreement and the exercise of the option, the additional principal amounts of the promissory notes and accrued interest will be added to the debt to be exchanged.  In addition, AMCOR issued 71,500,000 shares of common stock to NAI on a post acquisition basis, with an aggregate ownership position equal to 80.5% of the outstanding shares of common stock of AMCOR as of November 30, 2012.  The Asset Purchase Agreement entered into as a result of exercising the Option Agreement is attached hereto as an exhibit and incorporated by reference (Exhibit 10.12 attached hereto).

On October 26, 2012, AMCOR entered into definitive agreements relating to the private placement of $10,000 of its securities through the sale of 200,000 shares of its common stock at $0.05 per share to an accredited investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

At November 30, 2012, we had outstanding debt principal of $486,000 with $41,978 in accrued interest from convertible loans.  On November 30, 2012, all of the 16 convertible note holders agreed to convert the principal and accrued interest of their promissory notes to common stock, totaling an aggregate of 10,603,332 shares, subject to AMCOR acquiring the assets of Northern Adventures, Inc.  The conversion of the promissory notes was effected on December 28, 2012, simultaneously with closing an asset acquisition transaction between AMCOR and Northern Adventures, Inc. whereby $382,500 in loans due and $30,564 in interest through November 30, 2012, was exchanged as part of the transaction.

On December 11, 2012, AMCOR entered into definitive agreements relating to the private placement of $10,000 of its securities through the sale of 200,000 shares of its common stock at $0.05 per share to an accredited investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of AMCOR.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On December 14, 2012, AMCOR entered into definitive agreements relating to the private placement of $7,500 of its securities through the sale of 150,000 shares of its common stock at $0.05 per share to an accredited investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of AMCOR.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On December 28, 2012, we closed the Asset Purchase Agreement with Northern Adventures, Inc. and Northern Adventures, LLC, which involved, in part, the exchange of debt in the amount of $382,500 and accrued interest in the amount of $30,564, which was applied as partial consideration for the purchase of the mining assets and the issuance of (71,500,000) shares of our common stock to NAI.  Those shares will be subsequently broken down and distributed pro rata to the shareholders of NAI.  The shareholders of NAI will hold in aggregate approximately 80.5% of the outstanding shares of common stock of AMCOR after the issuance of 10,603,332 shares to 16 investors in AMCOR who converted a total of $486,000 of loans and accrued interest in the amount of $44,167 into restricted common stock at $0.05 per share.  The pre-acquisition stockholders of AMCOR, who held 6,701,111 shares of common stock, experienced very substantial dilution as a result of the issuance of the shares by us to NAI, and became minority shareholders in AMCOR owning approximately 7.55% of the outstanding shares.  After the closing of the transaction, based on an understanding between all parties, the current directors of AMCOR appointed six nominees designated by NAI as members of the Board of Directors of AMCOR on December 28, 2012.  Both of the current directors of AMCOR resigned after the appointment of six new directors.

On December 28, 2012, AMCOR issued a total of 10,603,332 shares of restricted common stock in exchange for the conversion of debt in the principal amount of $486,000 and accrued interest in the amount of $44,167 as of November 30, 2012, to sixteen promissory note holders who agreed to the conversion on November 30, 2012 to take place before December 31, 2012.  The conversion of the promissory notes was effected simultaneously with closing of the Asset Purchase Agreement between AMCOR and Northern Adventures, Inc. involving the acquisition of mining rights.

On December 31, 2012, AMCOR issued a promissory note to an existing shareholder of the company in the amount of $10,000. The promissory note bears interest at 8% with a maturity date in 30 days.

Going Concern

Our independent public accountants have included explanatory paragraphs in their report on our financial statements for the year ended December 31, 2011, which express substantial doubt about our ability to continue as a going concern.  As discussed in Note 3 of our financial statements, included with this 10-Q, we have suffered recurring losses from operations since inception and an accumulated deficit that raises substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies and Estimates

Revenue recognition: Sales are recognized as revenue when the amounts are contractually earned, fixed and determinable, and there is substantial probability of collection.  Revenues from retail sales are recognized at the time the products are delivered.

Although we do not provide a written warranty on its items sold, we will refund the purchase price paid to any customer in those instances when an item sold is proven to be non-authentic.  In a majority of instances, we receive a certificate of authenticity for documents (items) purchased from our vendors and are reasonably assured as to the provenance of its products.  Since inception, we have made no refunds for the sale of any non-authentic items nor have we received any claims or notice of prospective claims relating to such items.  Accordingly, we have not established a reserve against forgery or non-authenticity.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Our accounting estimates principally concern the net reliability of its receivables and the marketability and value of its inventory.  Actual results could differ from those estimates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on December 28, 2012, held by our founders, directors and Executive Officers and by those persons known to beneficially own more than 5% of our capital stock.  The percentage of beneficial ownership for the following table is based on 88,804,443 shares of common stock outstanding as of December 28, 2012, just after to the acquisition of NAI mining assets.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after December 28, 2012 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on December 28, 2012, directors, Executive Officers and by those persons known to beneficially own more than 5% of our capital stock.  The percentage of beneficial ownership for the following table is based on 88,804,443 shares of common stock outstanding as of December 28, 2012, just after the acquisition of NAI mining assets.

Title of Class	Name and Address of Beneficial Owner of Shares (1)	Position	Amount of Shares Held by Owner	Percent of Class (2)
Common $0.001 par value	Cindy K. Swank (3,4)	Former President and Director	202,004	0.2%
Common $0.001 par value	Timothy Kuh (3,5)	Former- Director/Vice President./Secretary	2,000	0.0%
Common $0.001 par value	Frank H. Blair (3,6)	President, CEO, Director	3,500,000	3.9%
Common $0.001 par value	Dwight Weigelt (3,7)	CFO, Treasurer, Secretary, Director	450,000	0.5%
Common $0.001 par value	Gerald J. Frankovich (3,8)	V.P, Director	450,000	0.5%
Common $0.001 par value	David Boleneus (3,9)	Director	3,500,000	3.9%
Common $0.001 par value	Louis G. Cornacchia (3,10)	Director	1,593,178	1.8%

Common $0.001 par value	Manuel Graiwer (3,11)	Director	6,304,740	7.1%
Common $0.001 par value	Jerod Edington (12) 2910 E. 57th Ave. Ste 5 PMB 335 Spokane, WA 99202	None	6,470,000	7.3%
Common $0.001 par value	Martin Clemets (13) 441 W. 14th Ave. Spokane, WA 99204	None	8,300,000	9.3%
Common $0.001 par value	Floyd Short (14) 24785 East Doyle Road Cataldo, ID 83810	None	5,250,000	5.9%

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  The address of each person is care of AMCOR.

(2)	Figures are rounded to the nearest tenth of a percent.

(3)	The address of each person is care of AMCOR.

(4)	Includes 202,004 shares held directly

(5)	Includes 2,000 shares held directly

(6)	Includes 3,500,000 shares held directly

(7)	Includes 450,000 shares held directly

(8)	Includes 450,000 shares held directly

(9)	Includes 3,500,000 shares held directly

(10)	Includes 1,500,000 held by SCINETX LLC of which Mr. Cornacchia has voting power and 93,178 shares held directly

(11)	Includes 6,304,740 shares held directly

(12)	Includes 6,470,000 shares owned by IWJ Consulting Group, LLC, of which Jerod Edington has voting power

(13)	Includes 8,300,000 shares held directly

(14)	Includes 5,750,000 shares held directly

DIRECTORS AND EXECUTIVE OFFICERS

The members of our Board of Directors serve for one year terms and are elected at the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

A. Directors, Executive Officers, Promoters and Control Persons

Set forth below are the immediate past directors and Executive Officers of our company.  Directors are elected until the next annual meeting of shareholders and until their successors are duly elected and qualified.  Officers are elected or appointed for terms of one year, or until their successors are duly elected or appointed, or until terminated by the action of the Board of Directors.

		Position with	Has Served as Director
Name	Age	the Company	Continuously Since
Cindy K. Swank	56	President, Treasurer and Director	August 1999
Timothy J. Kuh	37	Vice President and Director	December 2004

The following table sets forth the persons that became the directors and Executive Officers of AMCOR on December 28, 2012, after the closing of the Asset Purchase Agreement.  The previous directors of AMCOR appointed the nominees designated by NAI as members of the Board of Directors of AMCOR.  Subsequently, some of the officers of AMCOR resigned their positions at AMCOR, clearing the way for the appointment of new Executive Officers by the new Board of Directors of AMCOR.  Directors are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by the stockholders.  Officers and other employees serve at the will of the Board of Directors and hold office until their death, resignation or removal from office.

Name	Age	Position
Frank H. Blair, CPG	74	President, CEO and Director
Dwight Weigelt, CPA	59	Chief Financial Officer, Secretary, Treasurer and Director
Gerald J. Frankovich	67	Vice President And Director
David E. Boleneus, GIS, MBA, MS	63	Director
Louis G. Cornacchia	79	Director
Manuel F. Graiwer, Esq.	69	Director

Family Relationships.

There are no family relationships among our directors or officers

Business Experience.

The following is a summary of the education and business experience of each director and executive officer during at least the past five years, indicating each person’s business experience, principal occupation during the period, and the name and principal business of the organization by which they were employed of those directors and the key members of the management team who became the officers and directors of AMCOR on December 28, 2012 after the Asset Acquisition transaction was completed:

Frank H. Blair, CPG – 74, President, CEO and Director.  Mr. Blair received a Bachelor of Science degree in 1958 from Oregon State University.  Mr. Blair is a Certified Professional Geologist, CPG, Number: 03517, and certified by the state of Idaho, Number: 414.  He is a member of the American Institute of Professional Geologists and a Honorary Life Member of Northwest Mining Association & Society of Mining Engineers.  From 1964 to 1974, he was managing geologist for Freeport Exploration Company and evaluated mineral deposits in the Northwest and oil and gas projects for Freeport Oil Company in the states of Colorado and Wyoming.  From 1974 through 1994, Mr. Blair offered a wide variety of geological services and operated at F.H. Blair & Associates.  During this period Mr. Blair had contracts with; 1) The Anschutz Corporation, which was a combination of oil, gas and mineral exploration; 2) Placer Dome, Inc.; 3) Puget Sound Energy; 4) Earth Resources, Inc.; 4) Pegasus Exploration, Inc.; 5) Agnico-Eagle (USA); 6) Bunker Hill Corp; 7) Gulf Resources, Inc.; 8) Fremont Mining Co.; 9) Canadian Superior; and 10) numerous small to mid-sized mineral and oil exploration companies.  From 1995 to 1997 Mr. Blair managed a 500 square mile concession for Minerea Yamana, Inc, based in Asuncion, Paraguay.  From 1997 to present, Mr. Blair has owned and operated Blair Exploration Associates (BLEXAS) based in Spokane, Washington.  BLEXAS specializes in resource management, and formulating and implementing exploration projects in North and South America.  The primary targets of the exploration program are base metals and precious metals, which resulted in the discovery of the first lode gold deposit discovered in Paraguay.

Dwight Weigelt, CPA - 59, Secretary, Treasurer, CFO and Director.  Mr. Weigelt received his Bachelor of Business Administration in Public Accounting in 1975 from Gonzaga University. From 1986 to 1997, he was the President of Convergent Systems, Inc., a company that specialized in marketing and consulting for MAS 90/MAS 200 Accounting software.  Convergent Systems, Inc. was part of the MAS  90/MAS 200 Software Beta Test Team for over ten years.  From 1997 to 2000 Mr. Weigelt was the Manager of the Information Systems Group at LeMaster & Daniel PLLC, which was the 40th ranked CPA firm in the U.S.  For a period of five years, from mid 2000 through 2005, Mr. Weigelt was the Senior Business Information Systems Analyst at World Wide Packets, Inc.  In this capacity, he managed the MAS 200 accounting system; designed and implemented an integrated cross- function program and seamless system to support management, sales, operations, product production, finance and customer service.  From 2006 to the present, he has been an independent software consultant and utilized his skills to develop specialized software for the insurance industry.

Gerald J. Frankovich - 67, Vice President and Director.  Mr. Frankovich received a Bachelor of Science in Geology from Washington State University in 1968 and a Bachelor of Arts in Finance from Eastern Washington University. From 1988 to 1992 Mr. Frankovich was mine engineer and general mine manager for Firstmiss Gold,

Inc. As a mine engineer and general mine foreman, he was responsible for developing the mineral model and updating the model to include new drill assay and geologic data, and mine planning, where he utilized the Medsystem for these functions and the economic pit design. As the mine manager he supervised a three million ton per month mine operation.  From 1992 to 2002 he was employed in many different capacities by Kennecott Utah Copper, Inc. Mr. Frankovich held the following positions over the ten year period: Foreman, Barney’s Canyon Mine where he supervised a 600 ton per hour crushing plant and heap leach stacking, 1000 ton per day sulfide mill, 4000 gallon per minute process pumping for five heap leach pads and carbon strip plant; 2) Mine Foreman, Barney’s Canyon Mine where he supervised pit operations consisting of three 992 Cat loaders, twelve 777 Cat trucks, support equipment, and a crew of 18 people; 3) he was truck shovel foreman at the Bingham Canyon Mine and supervised pit operations consisting of ten shovels including P&H 30, 43, and 56 yard capacity and 55 trucks included CAT 789 and 793’s; 4) he was the mine operations superintendent for Kennecott’s Rawhide Mine where he supervised engineers, geologists and mine supervisors for a 50,000 ton per day operation with eight 95 ton trucks and three 992 loaders. Responsible for the mineral model, mine planning, pit design, ore control, surveying and all production reporting for mine operations.  From 2002 to 2004 Mr. Frankovich was employed by Unimin Corporation as a plant and Quarry superintendent in Ione, CA. In this capacity he was responsible for producing 500,000 tons per year of glass-quality sand production and managed a staff of 30 people. Equipment utilized consisted of draglines, trucks and loader operations, pumping of slurry to plant, wet flotation process, drying, and magnetic separation are some of the processes utilized. Mine dewatering was utilized with multiple 200 hp pumps.  From 2004 to present he has engaged in a series of consulting contracts with the following companies, Remediation Risk Management, a subsidiary of Triton Construction, Placerville Industries, Inc., Cemex Cement Corporation and Mitsubishi Cement company.

David E. Boleneus, GIS, MBA, MS – 63, Director.  Mr. Boleneus received his Bachelor of Science in Geology and Certificate in Geographical Information Systems (GIS) from Eastern Washington University.  He earned a Master of Science degree in Geology from Louisiana State University.  He also earned his Masters of Business Administration from the University of Phoenix in Denver, Colorado.  He is proficient in geohydrology, geophysics, Spanish, and computer (GIS) mapping.  Mr. Boleneus' professional experience includes working as a Petroleum geologist in Denver, Colorado, at Sohio Petroleum Co. (Standard Oil Company of Ohio) from 1980 to 1985.  From 1985 to 1996, he was a mining engineer in Denver, Colorado, with the U.S. Bureau of Mines.  From 1997 to early 2007, Mr. Boleneus served as a Research Scientist at the U.S. Geological Survey.  From early 2007 to the present, Mr. Boleneus has been a consultant for InfoMine, Inc., based in Spokane, Washington concerning mining and milling cost engineering, and economic analysis of mining operations.  At the beginning of 2007 through the present, he has been the owner of HydroImaging, Inc. based in Spokane, Washington, which consults on electrical geophysics, mine cost engineering.  Mr. Boleneus has authored over 100 professional reports including: in-house reports, staff reports, technical presentations, and industry publications.

Louis G. Cornacchia - 79, Director.  Mr. Cornacchia received a Bachelor of Electrical Engineering from Manhattan College in 1955 and has taken special courses at Iona College in Computer Language and Business Law Courses at Manhattanville College.  From 1955 -1958, Mr. Cornacchia was employed by Hazeltine Electronics Corp. as Engineer, Designing Signal Processor and Radar Display Module for The SAGE System, Primary Early Warning System or DEW LINE, the TPS-1-GROUND BASED SEARCH RADAR SYSTEM and AWACS (A6E) RF/Power Systems. From 1958 - 1961, Mr. Cornacchia was employed by Loral Systems Design Team developing the AN/ALQ58 Reconnaissance System and developed (two man team) the precursor YIG TUNER - [ALR-20] Crystal Scanner covering the full 200 megahertz - 12 gigahz Frequency Range Surveillance System for interception of Enemy Navigational Fire Control and Homing Devices for purposes of Identification and Signal Jamming for a specific bomber. From 1961 to 1963, Mr. Cornacchia was hired as Chief Engineer by Victory Electronic to Develop the Image Intensifier or Night Vision Scopes (Using Star Light) for the Fort Dix Army Command including development of a short circuit proof magnetic amplifier for a tank turret driver.  From 1963 – 1969, Mr. Cornacchia was employed At Norden Systems, Developed heads Up display, TF Radar System, Lou developed unique, more aggressive programs incorporating Built-In Test Equipment (BITE) to detect on-coming circuit failures of the F111D-E Avionics to increase reliability and was responsible for presentation of same to Air Force procurement Officer General Esposito which required the modification of Automatic Test Equipment Mil Specifications to accommodate this innovation. 1970 to Present, Mr. Cornacchia formed and owns SCINETX LLC, a company specializing in Mobile Cellular and PCS FCD EMF  Compliance analysis, Intermodulation studies, RF/EMF Site studies and Site propagation analysis.  A partial listing of companies SCINETX has contracted with and employed state of the art engineers, technicians and programmers, are as follows: Port Authority NY/NJ (Designed Emergency Communications Network for Newark & LaGuardia Airports), Airborne Instruments Laboratories, United Technologies, Northrop Grumman, Verizon Wireless, AT&T Wireless, Sirius Satellite Radio, Loral Electronics Systems, Cingular ITT, New York Telephone Co., Sprint / Nextel, Fairchild Camera Division, Shore Media Inc., T-Mobile, Syracuse Scientific Corp, Fox News, Martin Marietta and Allied Signal - Bendix

Manuel F. Graiwer, Esq. – 69, Director.  Mr. Graiwer is a managing director of Graiwer & Kaplan, a professional law corporation in Los Angeles, California. Mr. Graiwer received his B.Sc. degree from the University of California in Los Angeles and J.D. degree from the University of California Davis School of law.  In 1975, Mr. Graiwer was admitted to the Supreme Court of the USA.  He was former Pro Tempore Judge for the Workers Compensation Appeals Board and an Arbitrator, American Arbitration Association. Mr. Graiwer is a member of the California Bar Association, California Trial Lawyers and California Applicant Attorney Association.  Since 1994, Mr. Graiwer has led a private venture capital group focusing on small cap biopharmaceutical and resources companies.  From 2007 to 2010 he served as a director of Cordex, Inc., a public traded pharmaceutical company based in Philadelphia, PA.

Involvement in Certain Legal Proceedings.

To our knowledge, during the past ten years, no present director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent, or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment was not subsequently reversed, suspended or vacated; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

Summary Compensation Table-Fiscal Years Ended December 31, 2010 and 2011.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by, or paid to the named persons for all services rendered in all capacities during the noted periods. The two named persons were Executive Officers as of December 31, 2011.  No executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position as of 12-31-2011	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Cindy K. Swank, President and Director (1)	2011	-	-	-	-
	2010	-	-	-	-
Tim Kuk, Secretary/Treasurer and Director (2)	2011	-	-	-	-
	2010	-	-	-	-

(1)	Cindy K. Swank as President was replaced by Frank H. Blair on December 28, 2012.
(2)	Timothy Kuh and Cindy Swank were replaced as officers and directors on December 28, 2012 as described in this report on Form 8-K.

The following table sets forth the outstanding equity awards to our Executive Officers as of the quarter ended September 30, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Cindy Swank	0	0	0	-	-	0	0	0	0
Timothy Kuh	0	0	0	-	-	0	0	0	0
	0	0	0	-	-	0	0	0	0

Employment Agreements

While we may prepare employment agreements with our Executive Officers in the future, no such agreements have presently been executed as if this date.

Outstanding Equity Awards at Fiscal Year End

None of our Executive Officers will received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2012.

Compensation Committee.

We currently do not have a compensation committee of the Board of Directors. Until a formal committee is established our entire Board of Directors will review all forms of compensation provided to our Executive Officers, directors, consultants and employees, including stock compensation.

Director Compensation and Other Arrangements.

None of our directors receive any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the fiscal year ended December 31, 2011 or 2012, there were no other arrangements between us and our directors that resulted in our making payments to any of our directors for any services provided to us by them as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters, and Certain Control Persons.

Shares Issued

On November 11, 2012, AMCOR entered into definitive agreements relating to the private placement of $10,000 of its securities through the sale of 200,000 shares of its common stock at $0.05 per share to unrelated investor Louis Cornacchia who has since been appointed to the Board of Directors.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of our company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Loans Payable to Related Parties

On April 30, 2011, we entered into a definitive agreement with Manuel Graiwer, an accredited unrelated individual that is now a director of our company, and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest with a maturity date of January 25, 2012 which was extended to December 31, 2012.  This promissory note and the accrued interest was converted to 1,126,466 shares of restricted common stock at $0.05 per share.

On August 23, 2011, we entered into a definitive agreement with Manuel Graiwer, an accredited unrelated individual that is now a director of our company, and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest with a maturity date of December 31, 2011 which was extended to December 31, 2012.  This promissory note and the accrued interest was converted to 1,101,918 shares of restricted common stock at $0.05 per share.

On September 30, 2011, we entered into a definitive agreement with Manuel Graiwer, an accredited unrelated individual that is now a director of our company, and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with an initial maturity date of December 31, 2011 which was extended to December 31, 2012.  This promissory note and accrued interest was converted to 546,356 shares of restricted common stock at $0.05 per share.

On November 2, 2011, we entered into a definitive agreement with Louis Cornacchia, an accredited unrelated individual that is now a director of our company, and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of March 31, 2012, which was extended to December 31, 2012.  This promissory note and accrued interest was converted to 543,178 shares of restricted common stock at $0.05 per share.

Loans Receivable.

On April 8, 2011, we entered into a non-binding Letter of Intent with Northern Adventures LLC, (NALLC), an unrelated entity, pertaining to securing an option to enter into a lease agreement related to two mineral properties located in the state of Montana.  As part of the signing of the Letter of Intent with NALLC, we made a one hundred twenty (120) day unsecured loan in the amount of $115,000 to NALLC for the express purpose of securing additional mineral rights in the immediate area of the two mineral properties owned by Northern by locating, filing and recording approximately 55 unpatented mining claims at an average cost of $400 each.  The promissory note bears interest at 8% per annum.  Under the terms of the Letter of Intent, we agreed to loan NALLC up to $200,000.  As of September 30, 2012, we have loaned NALLC an aggregate principal amount of $382,500 pursuant to 17 promissory notes detailed below, exceeding the amount agreed upon in the Letter of Intent.  All notes bear interest at 8% per annum as shown in the chart below.  As a consequence of protracted inclement weather which inhibited the proposed work defined in the Letter of Intent between AMCOR and Northern executed on April 8, 2011, we agreed with Northern to amend the non-binding Letter of Intent on four occasions, with the last amendment extending the maturity date of all promissory notes with Northern (listed below) to December 31, 2012.

Subsequently, on July 3, 2012, AMCOR signed an Option to Purchase Mineral Assets Agreement (the “Option Agreement”) with Northern Adventures, Inc. and Northern Adventures, LLC to acquire certain mineral assets owned by Northern Adventures, Inc. that included the mineral properties covered by the Letter of Intent plus additional properties acquired with capital loaned by AMCOR to Northern Adventures, LLC.  See Subsequent Events below for a full description of the option agreement.

Loaned To	Date	Amount	Details
Northern Adventures LLC	4/4/2011	$20,000	8% interest
Northern Adventures LLC	4/12/2011	$35,000	8% interest
Northern Adventures LLC	5/3/2011	$40,000	8% interest
Northern Adventures LLC	8/24/2011	$40,000	8% interest
Northern Adventures LLC	9/8/2011	$15,000	8% interest
Northern Adventures LLC	9/21/2011	$20,000	8% interest
Northern Adventures LLC	10/10/2011	$7,500	8% interest
Northern Adventures LLC	11/1/2011	$20,000	8% interest
Northern Adventures LLC	11/15/2011	$25,000	8% interest
Northern Adventures LLC	1/5/2012	$15,000	8% interest
Northern Adventures LLC	1/21/2012	$17,500	8% interest
Northern Adventures LLC	5/15/2012	$10,000	8% interest
Northern Adventures LLC	5/18/2012	$25,000	8% interest
Northern Adventures LLC	6/18/2012	$32,500	8% interest
Northern Adventures LLC	7/30/2012	$30,000	8% interest
Northern Adventures LLC	8/6/2012	$5,000	8% interest
Northern Adventures LLC	9/18/2012	$25,000	8% interest
	Total	$382,500

As of November 30, 2012, interest in the amount of $30,564, which had accrued on the aggregated principal amount of $382,500, was owed to AMCOR by Northern Adventures, LLC.  The $382,500 and the accrued interest were forgiven as part of the Assets Purchase Agreement.  Northern Adventures LLC is a privately owned service company that was retained by us to acquire existing mining properties, locate unpatented mining claims for our interest and acquire leases as our agent.  The mineral asset acquired by Northern Adventures LLC were transferred to and owned by Northern Adventures, Inc. with the stipulation that we could purchase these assets pursuant to the exercise of the option and execution of the Asset Purchase Agreement.

Promoters and Certain Control Persons.

We did not have any promoters at any time during the past five fiscal years.

Director Independence.

Our Board of Directors has determined that three of our six directors are currently “independent directors” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers.  We are not presently required to have independent directors.  If we ever become a listed issuer whose securities are listed on a national securities exchange or on an automated inter-dealer quotation system of a national securities association, which has independent director requirements, we intend to comply with all applicable requirements relating to director independence.

LEGAL PROCEEDINGS

To our knowledge as of the date of this report, there are no material pending legal proceedings or threatened to which we are a party or to which any of our property is subject.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.

Our common stock was listed on the OTC Bulletin Board of the National Association of Securities Dealers (“NASD”) in 1999 under the symbol “APDQ”.  We requested a change of symbol to "AUAG" and this became market effective on December 31, 2012.  There is currently no established “public market” for shares of our common stock and there are no quarterly bid and offer prices available for our common stock.  No assurance can be given that any market for our common stock will develop or be maintained.

Number of Shareholders.

Prior to the execution of the Asset Purchase Agreement on December 28, 2012, we had 67 shareholders of record.

Dividends.

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements; we do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

Transfer Agent.

Nevada Agency and Transfer Company, West 50 Liberty Street, Suite 880, Reno, NV 89501 currently serves as the independent transfer agent and registrar for our outstanding securities.  The transfer agent’s telephone number is (775) 322-0626 and its e-mail address is info@natco.org.

Securities Authorized for Issuance under Equity Compensation Plans.

Stock Option Plan.

The Board of Directors approved the 2001 Non-Qualified Stock Option and Stock Appreciation Rights Plan on January 15, 2001 and then on November 30, 2012, authorized an increase in the total common stock, $.001 par value, available for issuance pursuant to the Corporation's 2001 Non-Qualified Stock Option and Stock Appreciation Rights Plan from one million (1,000,000) shares to five million (5,000,000) shares.  This increase will be subjected to a vote of the shareholder as the next annual meeting.  The total number of options that can be granted under the plan will not exceed 5,000,000 shares.  Non-qualified stock options will be granted by the Board of Directors with an option price not less than the fair market value of the shares of common stock to which the non-qualified stock option relates on the date of grant.  In no event may the option price with respect to an incentive stock option granted under the stock option plan be less than the fair market value of such common stock.

Each option granted under the stock option plan will be assigned a time period for exercising not to exceed ten years after the date of the grant. Certain other restrictions will apply in connection with this plan when some awards may be exercised.  This plan is intended to encourage directors, officers, employees and consultants to acquire ownership of common stock. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for our continued success and growth, to aid in retaining individuals who put forth such effort, and to assist in attracting the best available individuals to AMCOR in the future.

The following table sets forth information about the common stock available for issuance under compensatory plans and arrangements as of December 28, 2012.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights.	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plan approved by security holders	0	$0	1,000,000
Total	0	$0	1,000,000

RECENT SALES OF UNREGISTERED SECURITIES

On April 2, 2010, we sold 600,000 shares of common stock in a private placement for cash of $15,000 ($0.025 per share) to one investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On May 11, 2010, we sold 300,000 shares of common stock in a private placement for cash of $7,500 ($0.025 per share) to one investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On June 24, 2010, we sold 300,000 shares of common stock in a private placement for cash of $7,500 ($0.025 per share) to one investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On February 4, 2011 we sold 320,000 shares of restricted common stock to one investor for $8,000 in cash ($0.025 per share) to one investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On March 21, 2011 we sold 200,000 shares of restricted common stock to one investor for $5,000 in cash ($0.025 per share) to one investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On December 29, 2011 we sold 300,000 shares of restricted common stock to one investor for $15,000 in cash ($0.05 per share) to one investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On January 17, 2012, we sold 920,000 shares of common stock in a private placement to three accredited unrelated individuals, for $46,000 ($0.05 per share).  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On March 29, 2012, we sold 500,000 shares of common stock in a private placement to an accredited unrelated individual, for $25,000.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On October 26, 2012, AMCOR entered into definitive agreements relating to the private placement of $10,000 of its securities through the sale of 200,000 shares of its common stock at $0.05 per share to an accredited investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On November 30, 2012, we entered into sixteen definitive agreements relating to the conversion of $486,000 debt and $44,167 of accrued interest at the rate of $.05 per share before December 31, 2012,

On December 11, 2012, AMCOR entered into definitive agreements relating to the private placement of $10,000 of its securities through the sale of 200,000 shares of its common stock at $0.05 per share to an accredited investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of AMCOR.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On December 14, 2012, AMCOR entered into definitive agreements relating to the private placement of $7,500 of its securities through the sale of 150,000 shares of its common stock at $0.05 per share to an accredited investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of AMCOR.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On December 28, 2012, AMCOR issued a total of 10,603,332 shares of restricted common stock in exchange for the conversion of debt in the principal amount of $486,000 and accrued interest in the amount of $44,167 as of November 30, 2012, to sixteen promissory note holders who agreed to the conversion to take place before December 31, 2012.  This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act, as amended.  The purchasers of the shares were provided with copies of our Form 10-K for the year ending December 31, 2011 and filed on March 30, 2012, our Form 10-Q for the quarter ended March 31, 2012, our Form 10-Q for the quarter ended June 30, 2012, and our Form 10-Q for the quarter ended September 30, 2012.  We reasonably believe that the recipients, immediately prior to issuing the shares in exchange of loans made to us, had knowledge and experience in financial and business matters and were sophisticated and capable of evaluating the merits and risks of the investment.  The recipients had the opportunity to speak with our officers and directors prior to their investment decisions.

On December 28, 2012, AMCOR issued 71,500,000 shares of common stock to Northern Adventures, Inc. pursuant to an Asset Purchase Agreement which involved, in part, the exchange of debt in the amount of $382,500 and accrued interest in the amount of $30,564, which was applied as partial consideration for the purchase of the mining assets, and the issuance of the 71,500,000 shares of our common stock to NAI.  These shares were subsequently broken down by NAI and issued pro-rata to their stockholders as a dividend.  The issuance of the shares to Northern Adventures, Inc. was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  With the issuance of the 71,500,000 shares to the Northern Adventures Inc., they own a controlling interest in AMCOR.  See Item 5.01 - Changes in Control of Registrant, “Recent Sales of Unregistered Securities” below, which is incorporated herein by reference.  The shareholders of NAI were provided with copies of our Form 10-K filed on March 30, 2012 and our Form 10-Q for the quarter ended September 30, 2012 filed on November 19, 2012, our Form 10-Q for the quarter ended June 30, 2012 filed on August 20, 2012 and a copy of our definitive Schedule 14-C and all 8-Ks filed during 2012.  In addition they will each sign investor representation letters indicating that they are sophisticated investors who have the experience and resources to assess the valuation of the transaction and undertaking not to sell their shares without an applicable exemption from registration.

DESCRIPTION OF REGISTRANT’S SECURITIES

The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of our Articles of Incorporation and bylaws.

Common Stock.

Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock, $0.001 par value per share, and 10,000 shares of preferred stock, $0.001 par value per share, pursuant to a written consent of the majority shareholders dated November 29, 2011.  On November 29, 2011, written consent of the majority of the shareholders approved a reverse split on the basis of 20 shares down to 1 share, however, this reverse split was never implemented by the Board of Directors.  Prior to the date of the execution of the Asset Purchase Agreement on December 28, 2012, there were 6,701,111 shares of common stock issued and outstanding.  After the execution of the Asset Purchase Agreement, there were 88,804,443 shares of common stock issued and outstanding.  Each share of Common Stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote.  Holders of common stock have no cumulative voting rights.  Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed.  In the event of a liquidation, dissolution, or winding up of AMCOR, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock.

We are authorized to issue up to 10,000,000 shares of $0.001 par value Preferred Stock, of which no shares are currently issued or outstanding.  Under our Articles of Incorporation, the Board of Directors will have the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors.  The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the Common Stock or the preferred stock of any other series.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of AMCOR in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of AMCOR if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries; which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.  Stockholders who have suffered losses in connection with the purchase or sale of their interest in AMCOR in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our Financial Statements are included in Item 9.01 on this periodic report on Form 8-K.

CHANGES AND DISAGREEMENTS WITH AUDITORS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses doing the Acquiring of Asset.

Audited Balance Sheet of American Cordillera Mining Corporation, formerly APD Antiquities, Inc., and the related statement of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2011 and 2010.

Unaudited Interim Consolidated Financial Statements of American Cordillera Mining Corporation, formerly APD Antiquities, Inc., for the Interim Period Ended September 31, 2012.

(b)

Pro Forma Financial Information

Unaudited Pro Forma Condensed Financial Statements reflecting the combined financial effect of the Asset Acquisition as if the Exchange had been consummated on September 30, 2012.

(c)	Shell Company Transactions None
(d)	Exhibits.

(a)  Financial Statements of American Cordillera Mining Corporation

AMERICAN CORDILLERA MINING CORPORATION (FORMERLY APD ANTIQUITIES, INC.) (A DEVELOPMENT STAGE COMPANY) DECEMBER 31, 2011 AND 2010 INDEX TO AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm for the year ended December 31, 2010	64
Report of Independent Registered Public Accounting Firm for the year ended December 31, 2011	65
Balance Sheets for December 31, 2011	66
Statements of Operations for the Year Ended December 31, 2011	67
Statement of Stockholders’ Equity (Deficit) for the Period Ended December 31, 2011	68
Statements of Cash Flows for the Year Ended December 31, 2011	68
Notes to Financial Statements	69
Interim Consolidated Financial Statements for the Interim Period Ended September 30, 2012 (Unaudited)	74

**This is a copy of the auditor's report dated March 24, 2011 previously issued on AMCOR's, formerly APD Antiquities, Inc.'s, Form 10-K for the fiscal year ended December 31, 2011.  The predecessor auditor has not reissued its report because the firm has ceased its operations.  PCAOB Section 9508 - Reports on Audited Financial Statements: Auditing Interpretations of Section 508 and the Division of Corp Fin - Reporting Manual 4820 Accountant's Inability to Reissue Reports [AU 9508, Interpretation 15; Regulation C, Rule 437]

To the Board of Directors and Stockholders

APD Antiquities, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of APD Antiquities, Inc. as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2010. APD Antiquities, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of APD Antiquities, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2, the Company has a history of operating losses, has limited cash resources, and its viability is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/BehlerMick PS

Spokane, Washington

March 24, 2011

To the Board of Directors and Stockholders

APD Antiquities, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of APD Antiquities, Inc. as of December 31, 2011, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2011. APD Antiquities, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of APD Antiquities, Inc. as of December 31, 2010 were audited by other auditors whose report dated March 24, 2011 expressed an unqualified opinion on the financial statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of APD Antiquities, Inc. as of December 31, 2011, and the results of its operations and its cash flows for the year ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3, the Company has a history of operating losses, has limited cash resources, and its viability is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MartinelliMick PLLC

MartinelliMick PLLC

Spokane, Washington

March 28, 2012

APD ANTIQUITIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2011	2010
ASSETS
CURRENT ASSETS
Cash	$ 15,040	$ 41
Inventory	-	3,755
Northern Adventures Receivable	230,417	-
Total Current Assets	245,457	3,796

TOTAL ASSETS	$ 245,457	$ 3,796

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$ 4,191	$ 21,154
Accrued expenses	6,000	5,500
Accrued interest payable	12,089	-
Commissions payable - related party	-	4,229
Convertible notes payable	331,000	-
Total Current Liabilities	353,280	30,883

LONG TERM LIABILITIES
Loan payable	-	6,200
Total Long Term Liabilities	-	6,200

TOTAL LIABILITIES	353,280	37,083

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, 5,000,000 shares authorized,
$0.001 par value; no shares issued and outstanding	-	-
Common stock, 70,000,000 shares authorized, $0.001 par value;
4,731,111 and 3,911,111 shares issued and outstanding, respectively	4,731	3,911
Additional paid-in capital	214,144	186,964
Accumulated deficit	(326,698)	(224,162)
Total Stockholder's Equity	(107,823)	(33,287)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 245,457	$ 3,796

The accompanying notes are an integral part of these financial statements.

AMERICAN CORDILLERA MINING CORPORATION (FORMERLY APD ANTIQUITIES, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2011	2010
SALES	$ 2,500	$ -

COST OF GOODS SOLD	2,500	-

GROSS PROFIT	-	-

EXPENSES
Marketing	81	162
Rent	3,600	3,600
General and administrative	5,692	1,659
Professional fees	88,991	29,106
TOTAL EXPENSES	98,364	34,527

LOSS FROM OPERATIONS	(98,364)	(34,527)

OTHER INCOME (EXPENSE)
Interest income	7,917	-
Interest expense	(12,089)	(113)
TOTAL OTHER INCOME (EXPENSE)	(4,172)	(113)

INCOME (LOSS) BEFORE INCOME TAXES	(102,536)	(34,640)

INCOME TAXES	-	-

NET INCOME (LOSS)	$ (102,536)	$ (34,640)

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$ (0.02)	$ (0.01)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
SHARES OUTSTANDING, BASIC AND DILUTED	4,358,234	3,508,371

The accompanying notes are an integral part of these financial statements.

AMERICAN CORDILLERA MINING CORPORATION (FORMERLY APD ANTIQUITIES, INC.)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2009	2,711,111	2,711	158,164	(189,522)	(28,647)

Common stock issued for cash	1,200,000	1,200	28,800	-	30,000
Net loss for the period ended December 31, 2010	-	-	-	(34,640)	(34,640)
Balance, December 31, 2010	3,911,111	3,911	186,964	(224,162)	(33,287)

Common stock issued for cash	820,000	820	27,180	-	28,000
Net loss for the period ended December 31, 2011	-	-	-	(102,536)	(102,536)
Balance, December 31, 2011	4,731,111	$ 4,731	$ 214,144	$ (326,698)	$ (107,823)

The accompanying notes are an integral part of these financial statements.

AMERICAN CORDILLERA MINING CORPORATION (FORMERLY APD ANTIQUITIES, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (102,536)	$ (34,640)
Adjustments to reconcile net loss to net cash provided (used) by operations
Increase in inventory	3,755	954
Increase in interest receivable	(7,917)	-
Increase (decrease) in accrued expenses	500	(4,700)
Increase (decrease) in accounts payable	(16,963)	7,698
Increase in interest payable	12,089	-
Decrease in commissions payable	(4,229)	(1,233)
Net cash provided by operating activities	(115,301)	(31,921)

CASH FLOWS FROM INVESTING ACTIVITIES
Increase in Northern Adventure receivable	(222,500)	-
Net cash used by investing activities	(222,500)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	28,000	30,000
Proceeds from convertible notes payable	350,000	-
Payment of note payable	(25,200)	-
Net cash used by financing activities	352,800	30,000

NET INCREASE (DECREASE) IN CASH	14,999	(1,921)
CASH, BEGINNING OF PERIOD	41	1,962
CASH, END OF PERIOD	$ 15,040	$ 41

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$ -	$ 113
Income taxes paid	$ -	$ -

The accompanying notes are an integral part of these financial statements.

AMERICAN CORDILLERA MINING CORPORATION

(FORMERLY APD ANTIQUITIES, INC.)

Notes to the Financial Statements

December 31, 2011

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

APD Antiquities, Inc. (hereinafter “APD” or “the Company”) was incorporated on July 23, 1996 under the laws of the State of Nevada for the purpose of acquiring, importing, marketing, and selling valuable antiquity and art items of Asian origin.  Examples of these items are such things as furniture, works of art, antiques, glass works, porcelain, statues, pottery, sculptures and other collectibles and collector items that have their origin in the Far East.  These collectibles and antiques will be acquired through a variety of agents and wholesale distribution sources in Hong Kong and the Peoples Republic of China. Acquisitions will be made by agents of APD and as the result of direct buying trips and direct contact with wholesale companies located in several Asian countries.  The Company changed its name from APD International Corporation in August of 1999.

The Company maintains its corporate office in Spokane, Washington and offers its products online. The Company is now searching for a merger or acquisition target. The Company’s fiscal year end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the financial statements. The financial statements and notes are  representations of the Company’s management, which is responsible for their integrity and objectivity.

Basis of presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.

Advertising Costs

Advertising costs, including costs for direct mailings, are expensed when incurred.  Advertising costs incurred during the years ending December 31, 2011, and 2010 were $81 and $162, respectively.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Income taxes

The Company accounts for income taxes under paragraph 710-10-30-2 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.  The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”).  Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Inventories

Inventories are accounted for using the specific identification method, and stated at the lower of cost or market, with market representing the lower of replacement cost or estimated net realizable value. The Company has no insurance coverage on its inventory.  The Company has no inventory on consignment at December 31, 2011. In the future, if the Company consigns inventory, it will retain title and will insure the inventory until the inventory is sold, returned, lost, stolen, damaged, or destroyed.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to paragraph of 260-10-45-10 of the FASB Accounting Standards Codification.  Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period.  Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants.  There were no potentially dilutive shares outstanding as of December 31, 2011 or 2010.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.  These reclassifications had no effect on reported losses.

Revenue and Cost Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Although the Company does not provide a written warranty on its items sold, the Company will refund the purchase price paid to any customer in those instances when an item sold is proven to be non-authentic. In a majority of instances, the Company receives a certificate of authenticity for documents (items) purchased from its vendors and is reasonably assured as to the provenance of its products. Since inception, the Company has made no refunds for the sale of any non-authentic items nor has the Company received any claims or notice of prospective claims relating to such items. Accordingly, the Company has not established a reserve against forgery or non-authenticity.

If a product proves not to be authentic, the Company would give a full refund to the purchaser and record a charge for sales returns.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts. At December 31, 2011, the Company had not participated in consignment or conditional sales; therefore, there are no unsettled transactions related to sales or cost of sales.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events.  The Company will disclose the date through which subsequent events have been evaluated and that date is the date when the financial statements were issued.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $326,698 at December 31, 2011 and had a net loss of approximately $103,000 and net cash used in operating activities of approximately $115,000 for the year ended December 31, 2011.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Rental Agreement

The Company has a month-to-month rental agreement for office space in Spokane, Washington.  The monthly rent is $300.

NOTE 5 – NOTES PAYABLE

In April 2011, APD paid $6,200 in full satisfaction of all notes payable that existed on December 31, 2010.

On April 7, 2011, APD entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest per annum with a maturity date of December 31, 2011. This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.  During the period ending December 31, 2011 $19,000 was repaid on this promissory note.  This remaining balance of $31,000 and accrued interest payable was extended to March 31, 2012.

On April 12, 2011, the Company entered into a similar definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest with a maturity date of December 31, 2011. This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.  This promissory note was extended to March 31, 2012.

On April 30, 2011, the Company entered into a similar definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest with a maturity date of December 31, 2011. This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.  This promissory was extended to March 31, 2012.

On August 23, 2011, the Company entered into a similar definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest with a maturity date of December 31, 2011. This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.  This promissory note was extended to March 31, 2012.

On September 6, 2011, the Company entered into a similar definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of December 31, 2011. This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.  This promissory note was extended to March 31, 2012.

On September 20, 2011, the Company entered into a similar definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of December 31, 2011. This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.  This promissory note was extended to March 31, 2012.

On September 30, 2011, the Company entered into a similar definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of December 31, 2011. This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.  This promissory note was extended to March 31, 2012.

On November 2, 2011, the Company entered into a similar definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of December 31, 2011. This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.  This promissory note was extended to March 31, 2012.

On November 14, 2011, the Company entered into a similar definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest with a maturity date of December 31, 2011. This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.  This promissory note was extended to March 31, 2012.

At December 31, 2011 a total of $12,089 of interest has been accrued on the convertible promissory notes.

NOTE 6 – LETTER OF INTENT

On April 8, 2011, the Company entered into a non-binding Letter of Intent with Northern Adventures LLC. (“Northern”) related to securing an option to enter into a lease agreement related to two mineral properties located in the state of Montana.

As part of the transaction with Northern, the Company made a one hundred twenty (120) day unsecured loan in the amount of $95,000 to Northern for the express purpose of securing additional mineral rights in the immediate area of the two mineral properties owned by Northern by locating, filing and recording approximately 150 unpatented mining claims at an average cost of $400 each.  The promissory note bears interest at 8% per annum.  This note has subsequently been extended by the parties to March 31, 2012.  Additional amounts as outlined below were loaned by us to Northern for the express purpose of acquiring or leasing more mineral properties.

On August 24, 2011, a $40,000 unsecured loan was made to Northern Adventures, LLC. The promissory note bears interest at 8% per annum. This note has subsequently been extended by the parties to March 31, 2012.

On September 8, 2011, a $15,000 unsecured loan was made to Northern Adventures, LLC.  The promissory note bears interest at 8% per annum. This note has subsequently been extended by the parties to March 31, 2012.

On September 21, 2011, a $20,000 unsecured loan was made to Northern Adventures, LLC.  The promissory note bears interest at 8% per annum. This note has subsequently been extended by the parties to March 31, 2012.

On October 10, 2011, a $7,500 unsecured loan was made to Northern Adventures, LLC.  The promissory note bears interest at 8% per annum. This note has subsequently been extended by the parties to March 31, 2012.

On November 3, 2011, a $20,000 unsecured loan was made to Northern Adventures, LLC.  The promissory note bears interest at 8% per annum. This note has subsequently been extended by the parties to March 31, 2012.

On November 15, 2011, a $25,000 unsecured loan was made to Northern Adventures, LLC. The promissory note bears interest at 8% per annum and is due May 13, 2012.

Aggregate loans due from Northern Adventures at December 31, 2012 are $222,500.

NOTE 7 – PREFERRED AND COMMON STOCK

The Company has 5,000,000 shares of preferred stock authorized and none issued.

On April 2, 2010, the Company sold 600,000 shares of common stock in a private placement for cash of $15,000 ($0.025 per share).

On May 11, 2010, the Company sold 300,000 shares of common stock in a private placement for cash of $7,500 ($0.025 per share).

On June 24, 2010, the Company sold 300,000 shares of common stock in a private placement for cash of $7,500 ($0.025 per share).

On February 4, 2011 the Company sold 320,000 shares of restricted common stock to one investor for $8,000 in cash ($0.025 per share).

On March 21, 2011 the Company sold 200,000 shares of restricted common stock to one investor for $5,000 in cash ($0.025 per share).

On December 29, 2011 the Company sold 300,000 shares of restricted common stock to one investor for $15,000 in cash ($0.05 per share).

NOTE 8 – STOCK OPTION PLAN

The Company’s Board of Directors approved the adoption of the “2001 Non-Qualified Stock Option and Stock Appreciation Rights Plan” by unanimous consent on January 15, 2001. This plan was initiated to encourage and enable officers, directors, consultants, advisors and other key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock. A total of 1,000,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan. No options have been issued under the plan as of December 31, 2011.

NOTE 9 – INCOME TAXES

The Company accounts for income taxes and the related accounts under the liability method.  Deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the income tax basis of assets and liabilities.  A valuation allowance is applied against any net deferred tax asset if, based on available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

At December 31, 2011 and 2010 the Company had gross deferred tax assets calculated at the expected rate of 35% of approximately $114,300 and $76,200, respectively, principally arising from net operating loss carryforwards for income tax purposes.  As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance of $114,300 and $76,200 has been established at December 31, 2011 and 2010, respectively.

The significant components of the Company’s net deferred tax asset (liabilities) at December 31, 2011 and 2010 are as follows:

	2011	2010
Net operating loss carryforwards	$ 326,698	$ 224,162

Gross deferred tax assets (liabilities):
Net Operating Loss	114,300	76,200
Valuation Allowance	(114,300)	(76,200)

Net Deferred tax asset (liability)	$ -	$ -

At December 31, 2011 and 2010, the Company has net operating loss carryforwards of approximately $327,000 and $224,000, respectively, which will expire in the years 2016 through 2031.  The net change in the allowance account was an increase of $38,100.

NOTE 10 – SUBSEQUENT EVENTS

The Company has evaluated all events that occur after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were the following reportable subsequent events to be disclosed:

On January 2, 2012, a $20,000 unsecured loan was made to Northern Adventures, LLC. The promissory note bears interest at 8% per annum and is due March 31, 2012.

On January 17, 2012, the Company sold 920,000 shares of restricted common stock to three accredited investors at $0.05 per share for $46,000 in cash.

On February 17, 2012, the Company entered into a definitive agreement with a private accredited investor and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest per annum with a maturity date of March 31, 2012. The promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.

APD ANTIQUITIES, INC.

INDEX TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2012

Consolidated Balance Sheets as of September 30, 2012 and December 31, 2011	75

Consolidated Statements of Operations for the Three Months Ended
September 30, 2012 and 2011 and Nine Months Ended September 30, 2012 and 2011	76

Consolidated Statements of Cash Flows for the Nine Months Ended
September 30, 2012 and 2011	77

Notes to Consolidated Financial Statements	78

APD ANTIQUITIES, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$1,828	$15,040
Northern Adventures Receivable	407,951	230,417
Total Current Assets	409,779	245,457

TOTAL ASSETS	$409,779	$245,457

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$31,174	$4,191
Accrued expenses	-	6,000
Accrued interest payable	34,581	12,089
Convertible notes payable	486,000	331,000
Notes payable	4,000	-
Total Current Liabilities	555,755	353,280
LONG TERM LIABILITIES
Loan payable	-	-
Total Long Term Liabilities	-	-
TOTAL LIABILITIES	555,755	353,280

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, 10,000,000 shares authorized,
$0.001 par value; no shares issued and outstanding	-	-
Common stock, 200,000,000 shares authorized, $0.001
par value; 6,151,111 and 4,731,111 shares issued
and outstanding, respectively	6,151	4,731
Additional paid-in capital	283,724	214,144
Accumulated deficit	(435,851)	(326,698)
Total Stockholder's Equity (Deficit)	(145,976)	(107,823)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$409,779	$245,457

The accompanying notes are an integral part of these financial statements

APD ANTIQUITIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Months Ended		For The Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SALES	$-	$-	$-	$2,500

COST OF GOODS SOLD	-	-	-	2,500

GROSS PROFIT	-	-	-	-

EXPENSES
Marketing	-	-	777	82
Rent	900	900	2,700	2,700
General and administrative	339	1,783	3,171	2,536
Professional fees	21,693	16,156	66,288	46,216
Land consulting	-	-	31,259	-
TOTAL EXPENSES	22,932	18,839	104,195	51,534

LOSS FROM OPERATIONS	(22,932)	(18,839)	(104,195)	(51,534)

OTHER INCOME (EXPENSE)
Interest income	7,037	3,848	17,534	3,848
Interest expense	(8,945)	(3,426)	(22,492)	(5,936)
TOTAL OTHER INCOME (EXPENSE)	(1,908)	422	(4,958)	(2,088)

INCOME (LOSS) BEFORE INCOME TAXES	(24,840)	(18,417)	(109,153)	(53,622)
INCOME TAXES	-	-	-	-
NET INCOME (LOSS)	$(24,840)	$(18,417)	$(109,153)	$(53,622)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$(0.00)	$(0.00)	$(0.02)	$(0.01)

WEIGHTED AVERAGE NUMBER OF	6,151,111	4,431,000	5,931,622	4,331,477
COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED

The accompanying notes are an integral part of these financial statements

APD ANTIQUITIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Nine Months Ended
	September 30, 2012	September 30, 2011
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(109,153)	$(53,622)
Adjustments to reconcile net loss
to net cash provided (used) by operating activities:
Decrease (increase) in inventory	-	2,500
Decrease (increase) in interest receivable	(17,534)	(3,848)
Increase (decrease) in accrued expenses	(6,000)	(3,200)
Increase (decrease) in accounts payable	26,983	(20,105)
Increase (decrease) in interest payable	22,492	5,936
Increase (decrease) in commissions payable	-	(1,978)
Net cash used by operating activities	(83,212)	(74,317)

CASH FLOWS FROM INVESTING ACTIVITIES
Additional loans to Northern Adventure	(160,000)	(170,000)
Net cash used by investing activities	(160,000)	(170,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	71,000	13,000
Proceeds from convertible notes payable	190,000	266,000
Payment of notes payable	(31,000)	(6,200)
Net cash provided by financing activities	230,000	272,800

Change in cash	(13,212)	28,483

Cash, beginning of period	15,040	41

Cash, end of period	$1,828	$28,524

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

APD ANTIQUITIES, INC.

Notes to the Consolidated Financial Statements

September 30, 2012

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

APD Antiquities, Inc. (hereinafter “APD” or the “Company”) was incorporated on July 23, 1996 under the laws of the State of Nevada for the purpose of acquiring, importing, marketing, and selling valuable antiquity and art items of Asian origin.  Examples of these items are such things as furniture, works of art, antiques, glass works, porcelain, statues, pottery, sculptures and other collectibles and collector items that have their origin in the Far East.  These collectibles and antiques were previously acquired through a variety of agents and wholesale distribution sources in Hong Kong and the Peoples Republic of China. Acquisitions will be made by agents of APD and as the result of direct buying trips and direct contact with wholesale companies located in several Asian countries.  The Company changed its name from APD International Corporation in August of 1999.  As of December 31, 2011, the company wrote off its remaining inventory and has discontinued its original business.

On May 7, 2011, the Company formed APD Metals, Inc. a wholly owned subsidiary corporation in the state of Nevada, with the intent of acquiring mining properties, existing mineral leases and options to purchase existing leases in the Northwest.   On May 8, 2012, the name of the subsidiary was changed from APD Metals, Inc. to AMCOR Exploration, Inc.  The Company entered into a Letter of Intent with an unrelated entity to acquire options to lease mineral properties at a future date (see NOTE 6).

The Company maintains its corporate office in Spokane, Washington. The Company is now searching for acquisitions to further its identified future acquiring mineral property rights.  The Company’s fiscal year end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.

Basis of presentation

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented.  Unaudited interim results are not necessarily indicative of the results for the full year.  These unaudited interim financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended December 31, 2011 and notes thereto contained in the information as part of the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2012.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to paragraph 260-10-45-10 of the FASB Accounting Standards Codification.  Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each period. Diluted net income (loss) per share reflect the potential dilution of securities that could share in our earnings through the conversion of common shares issuable via convertible notes payable, except where their inclusion would be anti-dilutive. Total outstanding common stock equivalents attributable to convertible debt deemed to be anti-dilutive at September 30, 2012 and 2011 were 10,411,612 and 5,464,175, respectively.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts. At September 30, 2012, the Company had not participated in consignment or conditional sales; therefore, there are no unsettled transactions related to sales or cost of sales.

Recently Issued Accounting Pronouncements

Management has reviewed and does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events.  The Company will disclose the date through which subsequent events have been evaluated and that date is the date when the financial statements were issued.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to paragraph 740-10-25 of the FASB Accounting Standards Codification.

NOTE 3 – GOING CONCERN

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $435,851 at September 30, 2012 and had a net loss of $109,153 and net cash used in operating activities of $83,212 for the period ended September 30, 2012.  These factors raised substantial doubt about the Company continuing as a going concern.

While the Company’s cash position may not be sufficient enough to support the Company’s daily operations,  management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – COMMITMENTS

Rental Agreement

The Company has a month-to-month rental agreement for office space in Spokane, Washington.  The monthly rent is $300.

NOTE 5 – NOTES PAYABLE

On April 4, 2011, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest per annum with an initial maturity date of January 3, 2012 which was extended to December 31, 2012 on August 31, 2012.  During period ended December 31, 2011, a total of $19,000 was repaid on the note.  During period ended September 30, 2012, the balance of $31,000 was repaid on the note.  Interest in the amount of $3,088 still remains unpaid on the note.  This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On April 12, 2011, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest per annum with a maturity date of January 7, 2012 which was extended to December 31, 2012 on September 30, 2012.  This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On April 30, 2011, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest per annum with a maturity date of January 25, 2012 which was extended to December 31, 2012 on August 14, 2012.  This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On August 23, 2011, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $50,000 at 8% interest with a maturity date of December 31, 2011 which was extended to December 31, 2012 on August 14, 2012.  This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On September 6, 2011, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of January 14, 2012 which was extended to December 31, 2012 on September 30, 2012.  This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On September 20, 2011, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of December 31, 2011 which was extended to December 31, 2012 on September 30, 2012.  This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On September 30, 2011, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with an initial maturity date of December 31, 2011 which was extended to December 31, 2012 on August 14, 2012.  This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On November 2, 2011, APD Antiquities, Inc. entered into a similar definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of March 31, 2012, which was extended to December 31, 2012 on September 30, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On November 14, 2011, APD Antiquities, Inc. entered into a similar definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $50, 000 at 8% interest with a maturity date of March 31, 2012, which was extended to December 31, 2012 on September 30, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On February 17, 2012, APD Antiquities, Inc. entered into a similar definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest with a maturity date of March 31, 2012, which was extended to December 31, 2012 on August 14, 2012. This promissory note can be converted to shares of restricted common stock at $0.05 per share at any time during the term of the promissory note.

On May 10, 2012 APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a promissory note relating to a loan in the amount of $2,000.  There is no interest on the note with a maturity date of August 31, 2012 which was extended to December 31, 2012 on August 31, 2012.

On May 15, 2012 APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a promissory note relating to a loan in the amount of $1,150.  There is no interest on the note with a maturity date of August 31, 2012 which was extended to December 31, 2012 on August 31, 2012.

On May 15, 2012 APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a promissory note relating to a loan in the amount of $850.  There is no interest on the note with a maturity date of August 31, 2012 which was extended to December 31, 2012 on August 31, 2012.

On May 15, 2012 APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $11,000 at 8% interest per annum with a maturity date of August 31, 2012 which was extended to December 31, 2012 on August 31, 2012. This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.

On May 18, 2012, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest per annum with a maturity date of August 31, 2012 which was extended to December 31, 2012 on August 31, 2012.  This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.

On June 15, 2012, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest per annum with a maturity date of August 14, 2012 which was extended to December 31, 2012 on August 14, 2012.  This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.

On June 18, 2012, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $10,000 at 8% interest per annum with a maturity date of August 14, 2012 which was extended to December 31, 2012 on August 14, 2012.  This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.

On July 30, 2012, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $10,000 at 8% interest per annum with a maturity date of September 30, 2012 which was extended to December 31, 2012 on September 30, 2012.  This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.

On July 30, 2012, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $10,000 at 8% interest per annum with a maturity date of September 30, 2012 which was extended to December 31, 2012 on September 30, 2012.  This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.

On July 30, 2012, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $10,000 at 8% interest per annum with a maturity date of September 30, 2012 which was extended to December 31, 2012 on September 30, 2012.  This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.

On July 30, 2012, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $10,000 at 8% interest per annum with a maturity date of September 30, 2012 which was extended to December 31, 2012 on September 30, 2012.  This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.

On August 6, 2012, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $20,000 at 8% interest per annum with a maturity date of September 30, 2012 which was extended to December 31, 2012 on September 30, 2012.  This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.

On September 17, 2012, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $25,000 at 8% interest per annum with a maturity date of December 31, 2012.  This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.

On September 17, 2012, APD Antiquities, Inc. entered into a definitive agreement with an accredited investor and executed a convertible promissory note relating to a loan in the amount of $5,000 at 8% interest per annum with a maturity date of December 31, 2012.  This promissory note can be converted to shares of restricted common stock at $.05 per share at any time during the term of the promissory note.

At September 30, 2012 a total of $34,581 of interest has been accrued on all outstanding convertible promissory notes between April 4, 2011 and September 30, 2012.

NOTE 6 – LETTER OF INTENT

On April 8, 2011, the Company entered into a non-binding Letter of Intent with Northern Adventures LLC. (“Northern”) related to securing an option to enter into a lease agreement related to two mineral properties located in the state of Montana.  The Letter of Intent was amended and the number of mineral properties or leases has, by mutual consent, been increased to nine properties.  The Letter of Intent was amended on September 5, 2012 to run to December 31, 2012.

As part of the transaction with Northern, the Company has made several unsecured loans to Northern for the express purpose of securing additional mineral rights in the immediate area of the two mineral properties owned by Northern.

On January 5, 2012, a $15,000 unsecured loan was made to Northern Adventures, LLC.  The promissory note bears interest at 8% per annum and matures on September 30, 2012.

On January 21, 2012, a $17,500 unsecured loan was made to Northern Adventures, LLC.  The promissory note bears interest at 8% per annum and matures on September 30, 2012.

On May 15, 2012, a $10,000 unsecured loan was made to Northern Adventures, LLC.  The promissory note bears interest at 8% per annum and matures on September 30, 2012.

On May 18, 2012, a $25,000 unsecured loan was made to Northern Adventures, LLC.  The promissory note bears interest at 8% per annum and matures on September 30, 2012.

On June 18, 2012, a $32,500 unsecured loan was made to Northern Adventures, LLC.  The promissory note bears interest at 8% per annum and matures on September 30, 2012.

On July 30, 2012, a $30,000 unsecured loan was made to Northern Adventures, LLC.  The promissory note bears interest at 8% per annum and matures on September 30, 2012.

On August 6, 2012, a $5,000 unsecured loan was made to Northern Adventures, LLC.  The promissory note bears interest at 8% per annum and matures on February 2, 2013.

On September 18, 2012, a $25,000 unsecured loan was made to Northern Adventures, LLC.  The promissory note bears interest at 8% per annum and matures on March 18, 2013.

The aggregate principal amount of loans due from Northern Adventures at September 30, 2012 is $382,500, plus interest of $25,450.

NOTE 7 – PREFERRED AND COMMON STOCK

The Company has 10,000,000 shares of preferred stock authorized and none issued; and 200,0000,000 shares of common stock authorized and 6,151,111 shares issued and outstanding.  The company has no stock purchase warrants or options outstanding.

NOTE 8 – INCOME TAXES

The Company accounts for income taxes and the related accounts under the liability method.  Deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the income tax basis of assets and liabilities.  A valuation allowance is applied against any net deferred tax asset if, based on available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

At September 30, 2012 and December 31, 2011 the Company had gross deferred tax assets calculated at the expected rate of 35% of approximately $152,500 and $114,300, respectively, principally arising from net operating loss carryforwards for income tax purposes.  As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance of $152,500 and $114,300 has been established at September 30, 2012 and December 31, 2011, respectively.

The significant components of the Company’s net deferred tax asset (liabilities) at September 30, 2012 and December 31, 2011 are as follows:

	September 30, 2012	December 31, 2011
Net operating loss carryforwards	$ 435,851	$ 326,698

Gross deferred tax assets (liabilities):
Net Operating Loss	$ 152,500	$ 114,300
Valuation Allowance	(152,500)	(114,300)

Net Deferred tax asset (liability)	$ -	$ -

At September 30, 2012 and December 31, 2011, the Company has net operating loss carry forwards of approximately $436,000 and $327,000 respectively, which will expire in the years 2016 through 2033.  The net change in the allowance account was an increase of $38,200.

The Company is subject to possible tax examinations for the years ending December 31, 2009 through December 31, 2011.

NOTE 9 – SUBSEQUENT EVENTS

 The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were the following reportable subsequent events to be disclosed.

On October 1, 2012, APD and AMCOR Exploration, Inc., its wholly owned subsidiary (“Optionees”) entered into an Amended Option to Purchase Mineral Assets Agreement (the “Option Agreement”) with Northern Adventures, LLC (NALLC) and Northern Adventures, Inc. (NAI) (Optionors) related to the option to purchase certain mineral assets, existing mineral lease agreements, unpatented mining claims and an option to purchase existing leases from the state of Washington.  The exercise price for the option is the exchange of all promissory notes owed by NALLC to APD, currently in the aggregate principal amount of $382,500 plus accrued interest of $25,450 as of September 30, 2012.  In the event APD provides any additional loans to NALLC between the date of execution of the Option Agreement and the exercise of the option, the additional principal amounts of the promissory notes and accrued interest will be added to the debt to be exchanged.  In addition, APD shall issue to NAI the number of shares necessary to provide NAI, on a post acquisition basis, with an ownership position equal to 80.5% of the outstanding shares of common stock of APD as of the exercise date.  The term of this agreement ends December 31, 2012, unless extended by mutual consent of the parties.  The Option Agreement is attached hereto as an exhibit and incorporated by reference (Exhibit 10.1 attached hereto).

On October 1, 2012, APD extended the maturity date from September 30, 2012 to December 31, 2012 on all presently due loans provided to NALLC, totaling $357,500.  All loans to NALLC, totaling $382,500 are due December 31, 2012.

On October 26, 2012, APD  entered into definitive agreements relating to the private placement of $10,000 of its securities through the sale of 200,000 shares of its common stock at $0.05 per share to an accredited investor.  Upon closing of the private placement, there were no fees, commissions, or professional fees for services rendered in connection with the private placement.  The placement was arranged and undertaken by the officers of the Company.  The private placement of these securities was exempt from registration under pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On October 29, 2012, APD  filed a Preliminary Information Statement.  The purpose of this Information Statement is to inform the shareholders of record, that on June 30, 2012, thirteen (13) shareholders, including two officers and directors, who own in the aggregate approximately 61.23% of the issued and outstanding shares of the common stock, par value $0.001 per share (the "Common Stock") of APD Antiquities, Inc. a Nevada corporation (or APD) held as of the close of business on June 30, 2012 (the “Record Date”), gave their written consent to approve the following resolutions authorizing our proposed acquisition of certain mineral assets:  (1) to authorize the officers of APD to enter into the Option to Purchase Assets Agreement with Northern Adventures, LLC and Northern Adventures, Inc.; and (2)  to authorize the officers of APD, at a future date, to also enter into an Asset Purchase Agreement pursuant to the terms and conditions outlined in the draft agreement provided to the consenting stockholders.

On November 5, 2012, APD filed an Information Statement.  This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders, as of the close of business on June 30, 2012 (the “Record Date”), of the actions to be taken pursuant to the written consent of stockholders holding a majority of the issued and outstanding shares of APD Antiquities’ common stock.  A majority of the holders of the APD common stock have approved resolutions authorizing the execution of an option to purchase certain mining assets from Northern Adventures, Inc. and Northern Adventures LLC, and authorizing the exercise of the option to purchase the mining assets through the signing of an Asset Purchase Agreement pursuant to which APD would issue the number of shares of common stock of APD to provide Northern Adventures, Inc., on a post acquisition basis, with an ownership position equal to 80.5% of its outstanding shares of  common stock as of the date of exercise of the option and APD would accept the transfer of all mineral properties, leases, and claims held by Northern Adventures, LLC in exchange for payment on loans made, in the aggregate principal amount of $322,500 and accrued interest in the amount of $18,414 as of June 30, 2012.  Since June 30, 2012, we have made additional loans in the aggregate principal amount of $60,000 to Northern Adventures LLC, for total loans in the aggregate principal amount of $382,500.  All of these loans bear an interest rate of 8% per annum and have a maturity date of December 31, 2012.  In order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the corporate action as soon as possible, we decided to proceed with the corporate action by obtaining the written consent of stockholders holding a majority of the voting power.

(b)  Pro Forma Financial Information

Selected Financial Data, Pro Forma Financial Information, Financial Information

The following unaudited pro forma condensed financial information gives effect to the terms of the Asset Purchase Agreement pursuant to which AMCOR Exploration, Inc., a wholly-owned subsidiary of American Cordillera Mining Corporation (or AMCOR), and AMCOR acquired certain mining assets from Northern Adventures, Inc.( or NAI) and Northern Adventures, LLC (or NALLC).  The complete financial information for AMCOR and its wholly owned subsidiary, AMCOR Exploration, Inc., are disclosed in Item 9.01(a).

Following the closing of the Asset Purchase Agreement, AMCOR will change its name to American Cordillera Mining Corp, and both NAI and NALLC will continue as separate legal entities. Prior to the acquisition of the mining assets from NAI and NALLC, AMCOR and AMCOR Exploration, Inc. had no substantial assets, nominal operations, and by definition under SEC guidelines, is a public shell company. Accordingly, the transaction is treated as a reverse acquisition of a public shell company and has been accounted for as a recapitalization rather than a business combination.  The historic financial statements of AMCOR will be the historic statements of American Cordillera Mining, Inc. and AMCOR Exploration, Inc.. Pro forma financial information has been presented to provide full disclosure of the transaction.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of AMCOR and AMCOR Exploration, Inc, under the assumptions and adjustments set forth in the accompanying notes.  The unaudited pro forma condensed combined balance sheet is based on the condition of AMCOR as of September 30, 2012, and the acquisition of certain mining assets of NAI and NALLC by AMCOR and AMCOR Exploration, Inc. as if such acquisition had occurred as of September 30, 2012.  These Pro Forma financial statements give effect to; the exercise of the Option to Purchase Asset Agreement; 3) the execution of the Asset Purchase Agreement between AMCOR, AMCOR Exploration, Inc., a wholly-owned subsidiary of AMCOR and NAI and NALLC as the Sellers.

The unaudited pro forma condensed consolidated balance sheets should be read in conjunction with the historical financial statements of AMCOR and AMCOR Exploration, Inc., including the respective notes to those statements. The pro forma information is not necessarily indicative of the combined financial position or the results of operations in the future or of the combined financial position or the results of operations which would have been realized had the acquisition been consummated during the periods or as of the dates for which the pro forma information is presented.

Unaudited Pro Forma Condensed Financial Statements Reflecting the combined financial effect of the Acquisition of Assets as if a Merger had been consummated on September 30, 2012.

AMERICAN CORDILLERA MINING CORPORATION (FORMERLY APD ANTIQUITIES, INC.)
CONSOLIDATED BALANCE SHEETS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2012	Pro Forma		Pro Forma
	(Unaudited)	Adjustments		Results
ASSETS
CURRENT ASSETS
Cash	$1,828	$-		$1,828
Northern Adventures, LLC Receivable	407,951	(407,951)	(a)
Total Current Assets	409,779	(407,951)		1,828
MINERAL RIGHTS IN NORTHERN AMERICA, INC. ACQUISITION		407,951	(a)	3,839,416
		3,431,465	(b)
TOTAL ASSETS	$409,779	$3,431,465		$3,841,244

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$31,174	$-		$31,174
Accrued interest payable	34,581	-		34,581
Convertible notes payable	486,000	-		486,000
Notes payable	4,000	-		4,000
Total Current Liabilities	555,755	-		555,755
COMMITMENTS AND CONTINGENCIES	-	-		-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock	-	-		-
Common stock	6,151	68,629	(b)	74,780
Additional paid-in capital
shares issued to Northern Adventures, Inc.	283,724	3,362,836	(b)	3,646,560
Accumulated deficit	(435,851)			(435,851)
Total Stockholder's Equity (Deficit)	(145,976)	3,431,465		3,285,489
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$409,779	$3,431,465		$3,841,244

NOTES TO PRO FORMA ADJUSTMENTS
Pro forma adjustments on the attached financial statements include the following: Pro forma Condensed Consolidated Balance Sheet:

The consideration for the mineral assets to be acquired by AMCOR under the terms of the Option to Purchase Mineral Assets Agreement dated July 2, 2012, consists of 80.5% of the shares outstanding of AMCOR on the date of the exercise of the option to be issued to NAI, calculated here at 68,629,294 shares of AMCOR restricted common stock as of September 30, 2012, and the exchange of all debt in the form of promissory notes owed by NALLC to AMCOR, in the aggregate principal amount of $382,500 and accrued interest of $25,450 for a total of $407,950 as of September 30, 2012. The actual purchase price to be paid upon exercise of the option will include the exchange of all outstanding aggregate principal owed by NALLC to AMCOR and accrued interest as of the date of the exercise by AMCOR of the option. No independent fairness report has been prepared with regard to this proposed transaction. Thus, it was agreed that the value of the mineral assets acquired would be carried at $407,950 and accrued interest to the date of the exercise of the option to purchase assets pursuant to current SEC accounting regulations.

(a) The exchange of all outstanding debt and interest receivables for NAI and NALLC interest in mineral assets.
(b) The exchange of 68,629,294 in shares of AMCOR to NAI under the option agreement for all mineral interests. The shares are valued at $0.05 per share which is AMCOR's current internal exchange rate.

AMERICAN CORDILLERA MINING CORPORATION
(FORMERLY APD ANTIQUITIES, INC.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2012	Pro Forma Adjustments		Pro Forma Results
SALES	$2,500	$-		$2,500
COST OF GOODS SOLD	2,500	-		2,500
	-			-
GROSS PROFIT	-	-		-

EXPENSES	-			-
Marketing	777	-		777
Rent	2,700	-		2,700
General and administrative	3,171	-		3,171
Professional fees	66,288	-		66,288
Land consulting	31,259	-		31,259
TOTAL EXPENSES	104,195	-		104,195

LOSS FROM OPERATIONS	(104,195)	-		(104,195)

OTHER INCOME (EXPENSE)
Interest income	17,534	(17,534)	(c)	-
Interest expense	(22,492)	-		(22,492)
TOTAL OTHER INCOME (EXPENSE)	(4,958)	(17,534)		(22,492)

INCOME (LOSS) BEFORE INCOME TAXES	(109,153)	(17,534)		(126,687)

INCOME TAXES	-	-		-

NET INCOME (LOSS)	$(109,153)	$(17,534)		$(126,687)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$(0.02)			$(0.00)

WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED	5,931,622	68,629,294	(b)	74,560,916

NOTES TO PRO FORMA ADJUSTMENTS
Pro forma adjustments on the attached financial statements include the following:

Proforma Condensed Consolidated Statement of Operations:

Although the Company was only acquiring the some of the mineral properties associated with NAI and NALLC, if those acquisitions had been consummated at the beginning of the current year the following effects would have been measured on the net income.

(b) The exchange of 68,629,2964 in shares of AMCOR to NAI under the option agreement for all of the mineral interests. These share would have been considered outstanding for the whole period.

(c) The Company recognized interest income during the nine-month period on the NALLC loan receivable of $17,534. This was part of the $25,450 of accrued interest used in the acquisition of the

(c)  Shell transactions

None

(d)  Exhibits

EXHIBIT INDEX

2.1

Acquisition Agreement and Plan of Merger between APD Antiquities, Inc. and GCJ, Inc. dated December 27, 2004 (Incorporated by reference to the corresponding exhibit to the Form 8-K previously filed by APD Antiquities, Inc. on December 30, 2004, File No. 000-50738) (the “December 30, 2004 Form 8-K”)

2.2	Articles of Merger (Nevada) dated December 29, 2004 (File No. 000-50738) (Incorporated by reference to exhibit 2.1 to the December 30, 2004 Form 8-K)

3.1	Articles of Incorporation*

3.2	By-Laws*

10.1	2001 Stock Option Plan (Incorporated by reference to Exhibit 10.1 to the December 31, 2008 Annual Report on Form 10-K) (File No. 000-50738)

10.2

Form of Promissory note from Northern Adventures, LLC dated April 4, 2011, April, 12, 2011, May 3, 2011, August 24, 2011, September 8, 2011, September 21, 2011, October 10, 2011, November 3, 2011, November 15, 2011, January 5, 2012, January 21, 2012, May 15, 2012,May 18, 2012 and June 18, 2012 (incorporated hereto by reference to Form 10-Q, Exhibit 10.2 filed with the Securities and Exchange commission on May 21, 2012, file number 000-50738)

10.3

Form of Notice of Intent to Convert Debt to Shares of Restricted Common Stock (incorporated hereto by reference to Form 10-Q, Exhibit 10.3 filed with the Securities and Exchange commission on May 21, 2012, file number 000-50738)

10.4

Letter of Intent between APD Antiquities, Inc. and Northern Adventures, LLC dated April 8, 2011 (incorporated hereto by reference to Form 10-Q, Exhibit 10.4 filed with the Securities and Exchange commission on May 21, 2012, file number 000-50738)

10.5

Form of Amended Letter of Intent between APD Antiquities, Inc. and Northern Adventures, LLC dated August 5, 2011 (incorporated hereto by reference to Form 10-Q, Exhibit 10.5 filed with the Securities and Exchange commission on May 21, 2012, file number 000-50738)

10.6

Form of Amended Letter of Intent between APD Antiquities, Inc. and Northern Adventures, LLC dated December 30, 2011 (incorporated hereto by reference to Form 10-Q, Exhibit 10.6 filed with the Securities and Exchange commission on May 21, 2012, file number 000-50738)

10.7

Form of Amended Letter of Intent between APD Antiquities, Inc. and Northern Adventures, LLC dated March 30, 2012 (incorporated hereto by reference to Form 10-Q, Exhibit 10.7 filed with the Securities and Exchange commission on May 21, 2012, file number 000-50738)

10.8

Form of Amended Letter of Intent between APD Antiquities, Inc. and Northern Adventures, LLC dated June 30, 2012 (incorporated hereto by reference to Form 10-Q, Exhibit 10.7 filed with the Securities and Exchange commission on May 21, 2012, file number 000-50738)

10.9	Form of 2012 Convertible Promissory Note (incorporated hereto by reference to Form 10-Q, Exhibit 10.8 filed with the Securities and Exchange commission on May 21, 2012, file number 000-50738)

10.10

Option to Purchase Assets Agreement between APD Antiquities, Inc., AMCOR Exploration, Inc. (a wholly owned subsidiary) and Northern Adventures, LLC and Northern Adventures, Inc. effective July 3, 2012. (incorporated hereto by reference to Form 8-K, Exhibit 10.1 filed with the Securities and Exchange commission on July 5, 2012, file number 000-50738)

10.11	Asset Purchase Agreement with NALLC entered into on December 28, 2012**

10.12	Torada Creek/Bodie Option to Purchase Leases and Interest in Mining Claims**

10.13	Torada Creek/Bodie Option Amendment**

10.14	Box Canyon Quit Claim Deed**

10.15	McKinley-McNalley Quit Claim Deed**

10.16	North Moccasin Quit Claim Deed**

10.17	Bayhorse Silver Option to Lease Claims**

10.18	Quartz Creek Mining Lease**

10.19	Trout Creek Mining Lease**

10.20	Vienna Mining Lease**

10.21	Monitor-Richmond-Copper Age Lease**

10.22	Monitor-Richmond-Copper Age Lease Amendment**

* Incorporated by reference to the Registrant's Registration Statement on

Form 10SB12G filed on May 3, 2004, File No. 000-50738

** Incorporated by reference to the Registrant's Periodic Report on

Form 8-K filed on January 7, 2013, File No. 000-50738

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CORDILLERA MINING CORPORATION
Date:	2/8/13	By	/s/ Frank H. Blair
Frank H. Blair President